Free Writing Prospectus dated August 22, 2006
$200,646,000 (Approximate)
Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A
Origen Manufactured Housing Contract Trust 2006-A
Issuing Entity

Origen Residential Securities, Inc.
Depositor

Origen Financial L.L.C. Sponsor, Originator and Servicer

Origen Servicing, Inc. Subservicer

Origen Securitization Company, LLC Seller
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF COLLATERALIZED NOTES
The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388, Ext 9519.
This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The information in this free writing prospectus is preliminary and is subject to completion or change.
The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.
This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuing entity is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuing entity and the availability of such security when, as and if issued by the issuing entity. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets comprising the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes or securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the assets and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
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$200,646,000 (Approximate)
Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A
Origen Manufactured Housing Contract Trust 2006-A
Issuing Entity

Origen Residential Securities, Inc. Depositor

Origen Financial L.L.C. Sponsor, Originator and Servicer

Origen Servicing, Inc. Subservicer

Origen Securitization Company, LLC Seller
The assets of the issuing entity will include manufactured housing installment sale contracts and installment loan agreements. The issuing entity will issue two classes of notes, both of which are offered hereby. The classes of notes and their respective initial note principal amounts, interest rates and repayment characteristics are described in the table below and the table on page S-3. Principal and interest on the notes will be payable monthly on the 15th day of each month, commencing in September 2006. Credit enhancement will be provided in the form of excess interest and overcollateralization. The holders of the notes will also have the benefit of an interest rate swap agreement and a financial guaranty insurance policy.
A financial guaranty insurance policy issued by Ambac Assurance Corporation, will cover, under certain circumstances, certain interest and principal shortfalls allocated to the notes and, on the final payment date, the unpaid principal balance of the notes.
Ambac

	Principal Amount			Underwriting		Proceeds to
Class	(1)	Note Rate(2)	Price to Public	Discount		Depositor(3)
Class A-1	$102,596,000	LIBOR + %	%		%	$
Callable Class A-2	$98,050,000	Auction Rate	%		%	$

Total	$200,646,000	N/A	%		%	$

(1)	Approximate.

(2)	The note rate on the Class A-1 notes may adjust monthly and will not exceed the lesser of available funds rate and 18.00% per annum. The note rate on the Callable Class A-2 notes will be subject to adjustment on each rate determination date as described in this free writing prospectus and will not exceed the lesser of the net contract rate and 18.00% per annum. The note rate on the Class A-2 notes for the initial period will be determined on or about August 23, 2006. Thereafter, until a conversion date, if any, each Class A-2 note will bear interest during each auction period at a rate established by the auction agent (initially, Computershare Trust Company, Inc.) on each rate determination date pursuant to auction procedures described herein, based initially upon a one-month auction period, the length of which may be increased or decreased pursuant to an auction period adjustment or auction period conversion described under “Description of the Notes—Auction Period Adjustment” and “—Conversion and Auction Period Conversion and Mandatory Tender” in this free writing prospectus, subject to a cap equal to the lesser of the net contract rate or 18.00% per annum.

(3)	Before deducting estimated expenses payable by the depositor of $250,000.

     You should consider carefully the risk factors beginning on page S-14 in this free writing prospectus and page 4 of the prospectus. This free writing prospectus may be used to offer and sell the notes offered hereby only if accompanied by the prospectus. The notes (i) are secured by a pool of manufactured housing installment sale contracts and installment loan agreements, (ii) currently have no trading market, (iii) represent obligations of the issuing entity only, and (iv) are not insured or guaranteed by any governmental agency.
Neither the SEC nor any state securities commission has approved or disapproved of these notes or determined if this free writing prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.
Citigroup

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are not offering the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A in any state where the offer is not permitted.
No offer of the Class A-2 notes may be made to the public in any member state of the European Economic Area, except in accordance with an exemption under the European Union Prospectus Directive and other applicable law.
Dealers will deliver a free writing prospectus and prospectus when acting as underwriters of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A will be required to deliver a free writing prospectus and prospectus for ninety days following the date of this free writing prospectus.

SUMMARY OF FREE WRITING PROSPECTUS
     The following summary is a very broad overview of the notes offered by this free writing prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the notes, carefully read this entire free writing prospectus and the entire accompanying prospectus.
     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus and the accompanying prospectus. The Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A offered by this free writing prospectus will be issued in classes (each a “class”) with characteristics as described in the table below.

	Class A-1	Callable Class A-2
Initial Note Principal Amount:	$	$
Note Rate(1):	LIBOR + ___%	Auction Rate
Interest Type:	Floating	Auction Rate
Minimum Denomination:	$100,000	$25,000
Incremental Denomination:	$1	$25,000
Certificate Form:	Book-Entry	Book-Entry
ERISA Eligible:	Yes	Yes
First Payment Date:	September 15, 2006	September 15, 2006
Final Stated Maturity Date:	November 15, 2018	October 15, 2037
Interest Accrual Method:	Actual/360	Actual/360
Payment Delay:	0 days	0 days
Anticipated Ratings (Moody’s/S&P):	Aaa/AAA	Aaa/AAA
CUSIP Number:	68620B AA0	68620B AB8

(1)	The note rate on the Class A-1 notes may adjust monthly and will be subject to an available funds rate and a maximum cap rate of 18.00% per annum. The note rate on the Class A-2 notes will be subject to adjustment on each Rate Determination Date as described in this free writing prospectus and will be subject to the net contract rate and a maximum cap rate of 18.00% per annum.

Issuing Entity	Origen Manufactured Housing Contract Trust 2006-A, a Delaware statutory trust, referred to as the “trust” or the “issuing entity.” See “The Issuing Entity” herein.

Title of Series	Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A.

Closing Date	On or about August 25, 2006.

Sponsor	Origen Financial L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Origen Financial, Inc., is referred to in this free writing prospectus as the “sponsor.” Origen Financial L.L.C. maintains its principal office at The American Center, 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034. See “The Sponsor, the Seller, the Depositor and the Issuing Entity” herein.

Depositor	Origen Residential Securities, Inc., a Delaware corporation (the “depositor”), will sell the manufactured housing installment sale contracts and installment loan agreements, or “contracts,” to the issuing entity.

Originator	Origen Financial L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Origen Financial, Inc., originated or acquired the assets from third party sellers and is referred to in this free writing prospectus as the “originator.” Origen Financial L.L.C. maintains its principal office at The American Center, 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034. See “The Originator” herein.

Seller	Origen Securitization Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Origen Financial L.L.C., will sell the manufactured housing installment sale contracts and installment loan agreements, or contracts, to the depositor. See “The Sponsor, the Seller, the Depositor and the Issuing Entity” herein.

Indenture Trustee	JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee under the indenture. See “The Indenture Trustee” herein.

Owner Trustee	Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the trust agreement. See “The Owner Trustee” herein.

Servicer and Subservicer	Origen Financial L.L.C. will be responsible for the servicing of the contracts under the servicing agreement. Pursuant to the servicing agreement, Origen Financial L.L.C. will engage Origen Servicing, Inc. as subservicer (the “subservicer”) to perform the primary servicing of the contracts. See “The Servicer and the Subservicer” herein.

Custodian	J.P. Morgan Trust Company, National Association.

Swap Provider	Citibank, N.A.

Note Insurer	Ambac Assurance Corporation.

Auction Agent	Computershare Trust Company, Inc.

Cut-off Date	The opening of business on August 1, 2006.

Payment Dates	The 15th day of each month or, if that day is not a business day, the next business day, commencing in September 2006.

Determination Dates	The fourth business day before each payment date will be the related “determination date.”

Final Stated Maturity Date	The payment date occurring in November 2018 with respect to the Class A-1 notes and October 2037 with respect to the Class A-2 notes. For each class, such date is the “final stated maturity date.”

Notes	The notes listed in the table on the cover page are being offered by this free writing prospectus. The notes will represent non-recourse obligations of the issuing entity issued pursuant to the indenture. Payments on the notes will be secured by a pledge of the trust estate by the issuing entity to the indenture trustee pursuant to the indenture. The note balance with respect to a class of notes outstanding at any time represents the then maximum amount that the noteholders of that class are entitled to receive as payments allocable to principal of the notes. Each class of notes will have the initial note balance and note rate set forth or described on the cover hereof.

Owner Trust Certificates	In addition to the notes, the issuing entity will issue an ownership certificate, designated as the Origen Manufactured Housing Contract Trust 2006-A Owner Trust Certificate, to the depositor. The owner trust certificate is not being offered hereby and will be delivered to the seller or its designee as partial consideration for the contracts.

The Trust Estate	The trust estate will consist primarily of manufactured housing installment sale contracts and installment loan agreements, or contracts, which will be acquired by the issuing entity on the closing date and held by the indenture trustee for the benefit of the noteholders and the note insurer, and will also have the benefit of the interest rate swap agreement and the note insurer’s financial guaranty insurance policy. As of the opening of business on August 1, 2006, or the “cut-off date,” the pool of contracts expected to be delivered to the indenture trustee (the “contract pool”) had the following characteristics:
•	number of contracts: 4,089

•	aggregate principal balance: $224,185,595.52

•	manufactured home location: 44 states; other than 46.04% of manufactured homes located in California, 6.47% located in Texas and 5.39% located in New York, no state represents more than 5.00% of the contracts, by principal balance

•	57.72% secured by manufactured homes purchased new by obligor; 42.28% secured by used manufactured homes

•	original loan-to-value ratio range (for contracts for which loan-to-value ratios were calculated): 5.78% to 100.00% (approximate)

•	weighted average original loan-to-value ratio (for contracts for which loan-to-value ratios were calculated): 81.89% (approximate)

•	weighted average original loan-to-invoice ratio (for contracts for which loan-to-invoice ratios were calculated): 123.35%

•	principal balance range: $4,080.91 to $423,531.78

•	average principal balance: $54,826.51

•	contract rates range: 4.250% to 16.000%

•	weighted average contract rate: 9.402% (approximate)

•	remaining term to stated maturity range: 29 months to 360 months

•	weighted average remaining term to stated maturity: 229 months (approximate)

•	original term to maturity range: 60 months to 360 months

•	weighted average original term to maturity: 239 months

•	latest maturity date: October 1, 2036

•	weighted average credit score (for contracts for which credit scores are available): 721
Percentages of the contract pool are based on principal balances of the contracts in the contract pool as of the cut-off date. The aggregate principal amount of the contracts actually delivered to the trust on the closing date may vary by up to plus or minus 10%. It is possible that contracts will be added to, and certain contracts may be removed from, the pool of contracts between the cut-off date and the closing date. Notwithstanding any such additions or removals, the characteristics of the contracts actually included in the trust on the closing date are not expected to differ materially from the characteristics described in this free writing prospectus. See “The Contract Pool” and “Underwriting Policies” in this free writing prospectus.
Payments on the Notes

A. General	The noteholders of record on the business day immediately preceding each payment date will be entitled to receive payments from amounts collected on the manufactured housing contracts during the related due period, which will be the calendar month preceding the month in which the related payment date occurs. The indenture trustee will apply the amount available, net of the servicing fee, the indenture trustee fee, the custodian fee, the auction agent fees, the broker-dealer fees and the calculation agent fees, and other indemnities and reimbursements to the servicer, to make the following payments in the following order of priority:
(1)	Net swap payments and swap termination payments (not triggered by a swap provider trigger event) owed to the swap provider pursuant to the interest rate swap agreement;

(2)	Note insurer premium;

(3)	indemnities and reimbursements to the indenture trustee (subject to a $100,000 annual cap);

(4)	Class A interest (concurrently to each class of Class A notes);

(5)	Class A principal (sequentially in numerical order to each class of Class A notes);

(6)	Reimbursement to the note insurer for prior draws made on the policy, with interest thereon, and all amounts due and owing under the insurance agreement;

(7)	Class A-1 available funds cap carry-forward amount and Class A-2 available funds cap carry-forward amount, in that order;

(8)	indemnities and reimbursements to the indenture trustee in excess of the annual cap;

(9)	reimbursements of owner trustee expenses;

(10)	indemnities owed to the auction agent and the broker-dealer;

(11)	To the swap provider, any swap termination payment triggered by a swap provider trigger event; and

(12)	remaining amounts to the holder of the owner trust certificate.

The payments on each class of notes will be made only up to the amount available and draws on the note insurer’s financial guaranty insurance policy, after making any payments with a higher priority.

B. Interest Payments	On each payment date, interest will be payable to each class of Class A notes concurrently up to the amount to which those classes are entitled, to the extent of the amount available for that payment date.

Interest on the notes for a payment date will accrue during the related interest accrual period at the then applicable note rate. The note rate for each interest accrual period and the Class A-1 notes will be the least of (i) one-month LIBOR for that interest accrual period plus ___%, (ii) the available funds rate for that interest accrual period and (iii) 18.00% per annum. The note rate for each interest accrual period and the Class A-2 notes will be the least of (i) the auction rate effective for each day during that interest accrual period, (ii) the net contract rate for that interest accrual period and (iii) 18.00% per annum, unless a conversion as described herein occurs in which case the note rate for the Class A-2 notes will be the least of (i) the converted rate effective for each day during that interest accrual period, (ii) the net contract rate for that interest accrual period and (iii) 18.00% per annum. An auction (as described herein and in Annex II) will be completed on each rate determination date to determine the auction rate for the immediately following auction period (which will be the period during which an auction rate is effective and which will generally be the related interest accrual period following such rate determination date but may be shorter or longer as described in “Description of the Notes—Interest” in this free writing prospectus). The rate determination date will be August 23, 2006, for the first auction period and thereafter, unless an auction period conversion or auction period adjustment occurs, will be the business day immediately preceding the commencement of each auction period. The rate adjustment date will be the date on which an auction rate or converted rate goes into effect which, in general, will be the business day following the related rate determination date.

The interest accrual period for each class of notes for the initial payment date will be the actual number of days from the closing date to the day prior to the initial payment date. For each payment date thereafter, the interest accrual period for each class of notes will be the actual number of days from the previous payment date to the day immediately prior to the current payment date.

See “Description of the Notes—Payments on the Notes” and “—Interest” for additional information.

C. Principal Payments	The amount of principal payable on the Class A notes on any payment date will be based on the amount by which the aggregate note balance of the notes must be reduced in order to reach or maintain the overcollateralization at the required level for that payment date.

See “Description of the Notes—Priority of Payments” and “—Principal” for additional information.

Servicing Compensation and Payment of Expenses	The servicer will be paid on a monthly basis, an amount equal to the product of (i) 1.25%, (ii) 1/12 and (iii) the stated principal balance of each contract as of the beginning of the related due period, referred to as the servicing fee. As additional servicing compensation, the servicer is generally entitled to retain (a) all prepayment fees collected in respect of the contracts and all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts to the extent collected from the borrower, (b) any prepayment interest excess and (c) any investment earnings on funds held in related custodial accounts and escrow accounts. The servicing fee shall be payable from borrower payments and other receipts in respect of the contracts prior to the payment of any amounts to the noteholders.

Credit Enhancement	The credit enhancement provided for the benefit of the holders of the Class A notes will consist of excess interest, overcollateralization, and the note insurer’s financial guaranty insurance policy, each as described in this section and under “Description of the Notes” and “Overcollateralization” in this free writing prospectus.

Excess Interest. The contracts will bear interest each month in amounts which, in the aggregate, are expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. The excess interest from the contracts each month will be available to absorb realized losses on the contracts and to make payments of principal on the notes in order to maintain or restore overcollateralization at the required level.

Overcollateralization. The aggregate principal balance of the contracts as of the cut-off date is expected to exceed the aggregate note balance on the closing date by approximately $23,539,596, or approximately 10.50% of the aggregate principal balance of the contracts as of the cut-off date, and will be the initial amount of overcollateralization required to be provided by the contract pool under the indenture. See “Description of the Notes—Overcollateralization” in this free writing prospectus.

Financial Guaranty Insurance Policy. See “—The Policy” below.

Liquidation Losses	On any payment date, realized losses on the contracts during the related due period will have the effect of reducing the amount of excess interest and the overcollateralized amount. If realized losses eliminate the overcollateralization on any payment date and result in the pool principal balance of the contracts being lower than the outstanding principal balance of the notes, such a discrepancy, referred to as undercollateralization, will result in a draw on the policy in the amount of such discrepancy to pay principal on the notes. The indenture will not permit the note balance of the Class A notes to be adjusted to reflect realized losses on the contracts; however, investors in the Class A notes should realize that under certain loss scenarios, if the note insurer fails to cover undercollateralization amounts and any interest shortfalls, there may not be enough principal and interest on the contracts to pay to the Class A notes all principal and interest amounts to which such notes are then entitled.

See “Description of the Notes—Losses on Liquidated Contracts” in this free writing prospectus.

The Policy	Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, will issue a financial guaranty insurance policy for the benefit of the notes. The policy will unconditionally and irrevocably guarantee payment of (i) for each payment date and as set forth herein, accrued and unpaid interest calculated at the applicable rate then due on the notes, subject to the terms and conditions of the policy, (ii) for each payment date and as set forth herein, the required principal payments for the notes to the extent necessary to eliminate any undercollateralization and (iii) for the final payment date any accrued and unpaid interest and all unpaid principal on the notes.

See “The Policy” in this free writing prospectus.

Interest Rate Swap Agreement	The issuing entity will enter into an interest rate swap agreement with Citibank, N.A., the swap provider. On or before each payment date commencing with the payment date in September 2006 and ending with the payment date in October 2037, the issuing entity will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to a make a floating payment to the issuing entity, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any payment date, the swap provider will make a net swap payment to the issuing entity, from which certain amounts will be remitted to holders of the notes as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the issuing entity or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the issuing entity is required to make a swap termination payment to the swap provider, such amount generally will be paid by the issuing entity on the related payment date and on any subsequent payment dates until paid in full, prior to any payment to noteholders. In the case of swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, however, the issuing entity’s payment to the swap provider will be subordinated to all payments to the noteholders.

Except as described in the preceding sentence, amounts payable by the issuing entity will be deducted from amounts available before payments to noteholders.

See “Description of the Notes—The Swap Agreement” in this free writing prospectus.

Auction Period Adjustment	The auction period will be the length of time for which a particular auction rate determined on a rate determination date is in effect for the Class A-2 notes and, unless adjusted or converted by the depositor as described herein, will be the interest accrual period following such rate determination date. Until Conversion or Auction Period Conversion as described below and herein, if any, the depositor may, from time to time, change the length of the related auction period in order to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the auction period or the auction rate (as hereinafter described, an “Auction Period Adjustment”). An Auction Period Adjustment may be made within a period of between 7 and 91 days (a “Short Auction Period”) or a period of between 92 days and the stated maturity (a “Long Auction Period”). No Auction Period Adjustment may result in an auction period of less than 7 nor more than 91 days, if the then applicable auction period was a Short Auction Period. Upon issuance, the Class A-2 notes will be in a Short Auction Period. If the then applicable Auction Period was a Long Auction Period (as a result of an Auction Period Conversion as described below) no Auction Period Adjustment may result in an auction period that is more than three months shorter or longer than such auction period, unless certain conditions described herein are satisfied. See Annex II, “Auction Procedures.”

Conversion and Auction Period Conversion; Mandatory Tender	Conversion. The issuing entity (with the consent of the note insurer which consent is not to be unreasonably withheld or delayed), at its option on any rate adjustment date, provided that the issuing entity obtains confirmation from each rating agency that such conversion will not adversely affect the ratings on the Class A-2 notes (without regard to the policy), may replace the auction rate as the method of determining the note rate for the Class A-2 notes with a fixed interest rate or a variable interest rate calculated on a different basis. The length of the period for which such converted rate will apply, the new method of determining the note rate, the applicable form of note, and such other provisions as may be desired will be as set forth in a supplemental indenture executed in connection with such conversion.

Auction Period Conversion. The type of auction period for the Class A-2 notes is subject to conversion, at the option of the issuing entity, on any rate adjustment date from a Short Auction Period to a Long Auction Period, or vice versa, or to a Long Auction Period that is at least three months shorter or longer than the Auction Period established upon the most recent auction period conversion of the Class A-2 notes, if any. No auction period conversion will be effective unless the issuing entity has furnished to the indenture trustee and the note insurer prior to the auction period conversion date confirmations from each rating agency that such auction period conversion will not adversely affect the ratings on the Class A-2 notes (without regard to the policy).

Mandatory Tender. The Class A-2 notes will be subject to mandatory tender in the event of a conversion or auction period conversion related to the Class A-2 notes. See “Description Of The Notes—Conversion and Auction Period Conversion and Mandatory Tender.”

Optional Redemption: Optional Call of Class A-2 Notes	At its option, the servicer will be permitted to purchase all outstanding contracts and thereby redeem the notes, in whole but not in part, on any payment date on which the aggregate principal balance of the contracts remaining in the contract pool has been reduced to less than or equal to 20% of the aggregate principal balance of the contracts as of the cut-off date. See “Description of the Notes—Optional Redemption” in this free writing prospectus and “Description of the Securities—Optional Redemption, Purchase or Termination” in the prospectus. In addition, on any payment date occurring after August 2009, if the note balance of the Class A-1 notes has been reduced to zero, the issuing entity may call the Class A-2 notes, and the holders must tender their notes in exchange for the redemption price equal to the outstanding principal balance plus all accrued and unpaid interest thereon. No optional redemption may be effected unless all amounts due and unpaid to the swap provider (including any swap termination payments) are paid in full, and no optional redemption may be effected without the note insurer’s consent unless (i) all amounts due and unpaid to the note insurer are paid in full and (ii) it would not result in a draw on the policy. See “Description of the Notes—Optional Redemption” in this free writing prospectus.

Repurchase Obligation	Under the terms of the asset purchase agreement, and subject to the originator’s option to effect a substitution, the originator will be obligated to repurchase within 60 days after the originator becomes aware, or after the originator’s receipt of written notice from the servicer or from the indenture trustee (to the extent the indenture trustee has written notice or actual knowledge), of a breach of any representation or warranty made by the originator in the asset purchase agreement that materially and adversely affects the trust’s interest in any contract, unless the originator’s breach has been cured. See “Description of the Notes—Conveyance of Contracts” in this free writing prospectus.

Federal Income Tax Considerations	For federal income tax purposes, (i) the notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificate and not as representing an ownership interest in the trust or an equity interest in the issuing entity or the depositor and (ii) as long as Origen Financial Inc., the parent REIT, maintains its REIT (as defined herein) status and the owner trust certificate is held by the parent REIT or one of its subsidiaries that is a disregarded entity for federal income tax purposes, the trust will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. See “Material Federal Income Tax Considerations” in this free writing prospectus and the prospectus.

Ratings	It is a condition to the issuance of the notes that they be rated as follows by Moody’s Investors Service, Inc. (“Moody’s”) and by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) together with Moody’s, the “rating agencies”):

Class	Moody’s	S&P
A-1 A-2	Aaa Aaa	AAA AAA

Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the note rate on the note balance outstanding immediately prior to each payment date and the claims paying ability of the note insurer. The issuing entity has not requested that any rating agency rate the notes other than as stated above. If another rating agency were to rate the notes, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. While the ratings address the likelihood of ultimate receipt by noteholders of the original note balance and timely receipt by noteholders of interest on the note balance outstanding from time to time at the note rate, such ratings do not represent any assessment of the timing of receipt by noteholders of the original note balance or the corresponding effect on yield to investors. In addition, the ratings do not address the likelihood of receipt of any available funds cap carry-forward amounts. See “Yield and Prepayment Considerations” and “Ratings” in this free writing prospectus.

Legal Investment	The Class A notes are not expected to constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the notes, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of securities. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the notes constitute legal investments for them. See “Legal Investment” in this free writing prospectus.

ERISA Considerations	A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code should review carefully with its legal counsel whether the purchase or holding of the notes or an interest therein could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

Any benefit plan fiduciary considering whether to purchase any notes or an interest therein on behalf of a benefit plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Financing Arrangements of the Seller	Immediately prior to the sale of the contracts to the depositor, some of the contracts will have been subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the contracts to repay that financing.

RISK FACTORS
     The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.
     The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this free writing prospectus and the accompanying prospectus in the context of your financial situation and tolerance for risk.
     You should carefully consider the following risk factors prior to any purchase of the notes. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.
Contracts underwritten using the originator’s Comparable Appraisal Program have higher maximum loan amounts than those derived from traditional manufactured housing loan-to-value determination methods, and defaults on these contracts may result in more severe losses than those incurred on contracts originated using traditional value determination methods.
     Approximately 38.77% of the contract pool consists of chattel contracts (i.e., contracts secured by manufactured homes and no real estate) for which the maximum allowable loan amount was determined using an appraisal obtained from an unaffiliated appraiser, rather than the “invoice advance” method traditionally used to determine the maximum loan amount in chattel-only manufactured housing lending, under which the maximum loan amount is based on a manufacturer’s invoice plus industry standard add-ons, without consideration of the location where the home is situated. The contracts originated under the originator’s Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer’s invoice prices as compared to invoice advance-underwritten contracts. An appraisal obtained under the Comparable Appraisal Program recognizes value that accrues from the location of the manufactured home, including the manufactured housing community in which it is located and the specific site on which it is located, even though the related contract is not secured by any real property. Should a default occur with respect to a Comparable Appraisal Program contract and either (i) the appraisal is faulty or (ii) the underlying manufactured home is or has been removed from the manufactured housing community and/or site which was taken into account in rendering the appraisal, the severity of any loss incurred as a result of the default on that contract could be substantially higher than would have been incurred had the contract’s maximum loan amount been determined using the traditional invoice advance method. The originator believes that its underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and appraising chattel manufactured housing contracts secured by homes in specially approved markets, because it found that, in these markets, homes situated in desirable communities are commonly sold at higher prices than those obtained for the same homes situated in other locations. The originator believes the homes, given an increased value based on location, may be generally less likely to experience delinquencies and defaults than chattel contracts secured by manufactured homes situated in less desirable locations. The originator implemented its Comparable Appraisal Program in May 2002, after an eighteen month testing phase, so the program has a limited history, and there can be no assurance that the originator’s reasons for implementing the Comparable Appraisal Program will be proven justified. Chattel contracts originated under the originator’s Comparable Appraisal Program have thus far experienced significantly fewer delinquencies and defaults than contracts originated using invoice advance valuation methods during the period since the originator’s implementation of its Comparable Appraisal Program following its test timeframe. 38.77% of the contracts included in the contract pool were underwritten pursuant to the originator’s Comparable Appraisal Program, and 95.03% and 1.91% of these contracts are secured by manufactured homes located in California and Arizona, respectively, with the balance located in Colorado, Ohio, Oregon, Maryland, Michigan, Minnesota, Florida, Washington, and Pennsylvania.

Due to depreciation, the market value of the manufactured homes securing the underlying contracts may decline faster than the outstanding principal balance of the obligors’ loans, which would increase the severity of the losses upon default and repossession. High loan-to-value and high loan-to-invoice ratios may increase the amounts of losses incurred in the event that defaults, repossessions or foreclosures occur with respect to the contracts.
     The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home and can be or become lower than the outstanding principal balance of the related contract. If the value of the manufactured homes securing the contract declines faster than expected, then losses on the contracts will increase in the event that defaults, repossessions or foreclosures occur with respect to the contracts. If the losses on the contracts are not covered by the overcollateralization or the policy, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted contract.
     Approximately 2.62% of the contracts included in the contract pool had a loan-to-value ratio at origination in excess of 95%. If there is a reduction in value of the manufactured homes related to such contracts, the loan-to-value ratio will increase over what it was at the time of origination and may exceed 100%. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the outstanding principal balance of the contract in the event of a default or repossession. There can be no assurance that the loan-to-value ratio of any contract determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator’s determination of the value of a manufactured home used in the calculation of the loan-to-value ratios of the contract in many cases will be based on a manufacturer’s invoice price, which may differ from the appraised value of such manufactured home or the actual value of such manufactured home. See “The Contract Pool” in this free writing prospectus.
     Taxation of the trust
     It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be owned entirely by Origen CMO Residual Holding Company, LLC (“Origen CMO Residual Holding Company”), which is an entity disregarded for federal income tax purposes that is wholly owned by a “real estate investment trust,” or REIT, or a “qualified REIT subsidiary. So long as the trust is owned by Origen CMO Residual Holding Company (or another REIT or qualified REIT subsidiary or entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary), and so long as Origen CMO Residual Holding Company’s ultimate parent company continues to qualify as a REIT, classification of the trust as a TMP will not cause the trust to be subject to corporate income tax.
     In the event that the trust is not wholly owned by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificate will be permitted to an entity that is not a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary.
     In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the notes at a time earlier than anticipated.
Prepayments may limit the note rate on the Class A-1 and Class A-2 notes due to the cap on their respective note rates.
     Disproportionate prepayment of contracts with net contract rates higher than the Class A-1 or Class A-2 note rate will increase the likelihood that in certain periods the note rate for the Class A-1 notes or Class A-2 notes, as the case may be, will be the available funds rate (in the case of the Class A-1 notes) or the net contract rate (in the case of the Class A-2 notes) rather than the applicable Class A-1 LIBOR rate, auction rate, converted rate or the

18.00% per annum cap, as applicable. However, the Class A-1 and Class A-2 notes will be entitled, on later payment dates, to the amount of interest that would have accrued on those notes had the applicable note rate not been limited to the available funds rate or net contract rate. We refer to that amount payable on later payment dates as the “available funds cap carry-forward amount.” For more information, see “Yield and Prepayment Considerations” and “Description of the Notes—Interest” in this free writing prospectus.
The notes are not an obligation of the Depositor, the Seller, the Originator, the Servicer, the Indenture Trustee, the Custodian, the Owner Trustee, the Underwriter, the Note Insurer or the Swap Provider.
     Except for the originator’s obligation to repurchase contracts for certain breaches of representations and warranties, the notes will not represent an interest in or obligation of the depositor, the seller, the originator, the servicer, the indenture trustee, the owner trustee, the underwriter, the note insurer or the swap provider. The notes are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the originator, the servicer, the indenture trustee, the owner trustee or their respective affiliates.
     The timing of payments of principal to the Class A-2 notes is uncertain.
     The Class A-2 notes will not receive payments of principal until the payment date on which the note balances of the Class A-1 notes have been reduced to zero. As a result, the weighted average lives of the Class A-2 notes will be longer than would be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Class A-2 notes, the holders of these notes have a greater risk of suffering a loss on their investments.
     In addition, because payments of principal will be made to the holders of the classes of the notes according to the priorities described in this free writing prospectus, the yields to maturity on such classes of notes will be sensitive to the rates of prepayment on the contracts experienced both before and after the commencement of principal payments on such classes. The yields to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the contracts (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or the policy. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Class A-2 notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.
     Note insurer risk
     The notes are insured by a financial guaranty insurance policy issued by Ambac Assurance Corporation. In the absence of payment under the policy, the holders of the notes will directly bear the credit risks associated with their notes.
     The policy will not cover (i) the available funds cap carry-forward amounts, (ii) interest shortfalls under the Relief Act or similar state legislation, (iii) default interest (except to the extent it relates to the note insurer’s failure to make an interest payment in accordance with the policy) or (iv) interest shortfalls with respect to prepayments of mortgage loans. The policy does not insure against loss relating to payments made in connection with the sale of notes at auctions or losses suffered as a result of a noteholder’s inability to sell notes.
The Interest Rate Swap Agreement Is Subject to Limitations and Counterparty Risk with respect to the Swap Provider
     Any net amounts received from the swap provider under the interest rate swap agreement will be treated as interest funds and applied as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a payment date exceeds the fixed amount owed to the swap provider on such payment date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.4775% per annum. No assurance can be given that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to pay interest due to noteholders or make payments of principal in order to maintain the required level of overcollateralization. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce the note rates of the notes. In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders and may require a draw on the policy to be made.
     Upon early termination of the interest rate swap agreement, the issuing entity or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the issuing entity is required to make a swap termination payment, that payment will reduce the amount available for the upcoming payment date, for any subsequent payment dates until paid in full, prior to payments to noteholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to all payments to noteholders). This feature may reduce the amounts available for payment to noteholders, which may cause the rates on the notes to be limited by the available funds rate, and may result in losses on the notes. Investors should note that the level of one-month LIBOR as of August 15, 2006 is approximately 5.33% per annum which means the issuing entity will make a net swap payment to the swap provider unless and until one-month LIBOR equals or exceeds approximately 5.4775% per annum.
     Payments made by the swap provider under the interest rate swap agreement will be treated as part of the amount available to make payments on the notes as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover amounts payable on the notes. To the extent that payments on the notes depend on payments to be received from the swap provider under the interest rate swap agreement, the ability to make payments on the notes will be subject to the credit risk of the swap provider if the note insurer defaults on its obligations under the policy.
     The note rate on the Class A notes is subject to limitations that could reduce their yield.
     For any payment date, the note rate on the Class A-2 notes will be equal to the least of (i) the auction rate, (ii) the net contract rate and (iii) 18.00% per annum. If, for any interest accrual period, the net contract rate or 18.00% per annum, is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the Class A-2 notes at the lowest of such lower rates, even though there may be sufficient available funds to pay interest at the auction rate.
     For any payment date, the note rate on the Class A-1 notes will be equal to the least of (i) LIBOR as of the related LIBOR determination date plus [ ]% per annum, (ii) the related available funds rate, and (iii) 18.00% per annum.
     The note rate on the Class A-1 notes may be limited to the available funds rate. The note rate on the Class A-2 notes may be limited to the net contract rate. For any interest accrual period during which the note rate for either class of the notes is equal to or greater than the available funds rate or net contract rate, as applicable, the excess of (a) the amount of interest that would have accrued thereon during such interest accrual period, had interest been calculated without regard to the available funds rate or net contract rate limitation, over (b) the amount of interest on such class calculated with respect to such interest period based on the available funds rate or net contract rate, together with the unpaid portion of any such excess from prior interest periods will become an available funds cap carry-forward amount and will be paid only to the extent that there are funds available for that purpose and other conditions are met.
Auction failures could reduce the rate of return on the Class A-2 notes or prevent holders thereof from selling some or all of such Class A-2 notes.
     Holders of the Class A-2 notes may not be able to sell some or all of their Class A-2 notes at an auction if the auction fails; that is, if there are more Class A-2 notes offered for sale than there are buyers for those Class A-2 notes. Also, if a holder places hold orders (orders to retain Class A-2 notes) at an auction only at a specified rate, and that specified rate exceeds the rate set at the auction, the holder will not retain its Class A-2 notes. If the holder submits a hold order for Class A-2 notes without specifying a minimum rate, and the auction sets a below-market rate, the holder may receive a below-market rate of return on its Class A-2 notes. See “Description of the Notes—Interest—Bidding by Initial Broker-Dealer.”
     As noted above, if there are more Class A-2 notes offered for sale than there are buyers for those Class A-2 notes in any auction, the auction will fail and you may not be able to sell some or all of your Class A-2 notes at that time. The relative buying and selling interest of market participants in the Class A-2 notes and in the auction rate securities market as a whole will vary over time, and such variations may be affected by, among other things, news relating to the depositor and the issuing entity, the attractiveness of alternative investments, the perceived risk of owning the Class A-2 notes (whether related to credit, liquidity or any other risk), the tax treatment accorded the instruments, the accounting treatment accorded the Class A-2 notes, including recent clarifications of U.S. generally accepted accounting principles relating to the treatment of auction rate securities, reactions to regulatory actions or press reports, financial reporting cycles and market sentiment generally. Shifts of demand in response to any one or simultaneous particular events cannot be predicted and may be short-lived or exist for longer periods.
     Random lot procedures make the timing and amount of payments on the Class A-2 notes uncertain.
     Payments of principal on the Class A-2 notes will be made in round lots of $25,000 and integral multiples thereof. Further, distributions will be allocated to Class A-2 notes in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of its participating organizations and indirect participating organizations, which may or may not be by random lot. On any distribution date, some Class A-2 notes may receive distributions of principal while others may not.
     The contracts may be prepaid before their scheduled maturity which may affect your yield.
     There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:
•	homeowner mobility,

•	general and regional economic conditions,

•	prevailing interest rates, and

•	natural disasters.
     Prepayment of principal on the contracts may be in any of the following forms: prepayments in full of the contracts, repurchases by the originator of any contracts (or gross-up payments in connection with respect to substitutions for contracts) that breach any representations or warranties in the asset purchase agreement, partial prepayments on any contract, liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract and the inability of the seller to originate sufficient eligible substitute contracts.
     The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the notes. Because the obligors are free to make those payments faster than scheduled, noteholders may receive payments of principal faster than expected. Therefore, the notes may be retired earlier or later than the final stated maturity date or expected maturity date of the notes. Once a noteholder receives a payment of principal, interest will no longer accrue on that amount of principal. There is no guaranty that noteholders will receive principal payments on the notes at any specific rate or on specific dates.
     If you purchase a note at a discount, then slower than expected prepayments on the contracts will reduce the yield on your note. If you purchase a note at a premium, then faster than expected prepayments on the contracts will reduce the yield on your note. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information on prepayment of the contracts, see “Yield and Prepayment Considerations” in this free writing prospectus.

     In addition, if a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment, which will reduce the amount of interest available for payment to the notes. The servicer will not be obligated to pay those shortfalls in interest collections, or prepayment interest shortfalls, that are attributable to the difference between the interest paid by an obligor in connection with a prepayment in full and thirty days’ interest on such contract. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on any class of notes, will constitute an unpaid interest shortfall amount and, will not be covered by the note insurer’s financial guaranty insurance policy. Such shortfalls will be payable from excess amounts available, to the extent available, on subsequent payment dates as described in “Description of the Notes—Priority of Payments” in this free writing prospectus.
     Defects in security interests in underlying properties could result in losses.
•	The security interests in certain manufactured homes may not be perfected.
     Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) motor vehicle titling statutes as adopted in the relevant states, (ii) the UCC as adopted in the relevant state and (iii) if applicable, the real estate laws in states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract, which could result in a loss on your investment if the note insurer defaults on its obligations to make payments in respect of note principal pursuant to the policy. See “Certain Legal Aspects of Contracts and Mortgage Loans” in the accompanying prospectus.
•	The assignment of the security interest in a manufactured home to the indenture trustee may not be perfected.
     Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the indenture trustee as the lienholder or note the indenture trustee’s interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the indenture trustee may not be effective against the originator’s creditors or a trustee in the event the originator enters bankruptcy, or the security interest may not be perfected. Also, neither the originator nor the seller will record the assignment to the indenture trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the indenture trustee may not be effective against the originator’s creditors or bankruptcy trustee. If an affiliate of the originator is no longer the servicer and the indenture trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and, if the note insurer defaults on its obligations to make payments, you could suffer a loss on your investment as a result.
     Noncompliance with consumer protection laws can render a contract partly unenforceable.
     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of manufactured housing contract originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the contracts.

     Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts paid under the contracts and may not be able to recover amounts due and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the contracts. The originator has been involved in litigation brought by individual obligors under consumer protection laws. The originator will represent and warrant that each contract complies with applicable federal and state consumer protection laws, and the originator will be obligated to repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to comply with these laws, it could cause an increase in defaults and losses on the contracts, and if the note insurer defaults on its obligations to make payments in respect of note principal pursuant to the policy, you could suffer a loss on your investment as a result.
     Bankruptcy proceedings could cause delays or reductions in payments to holders of notes.
     While Origen intends to treat the overall transaction as a financing for accounting purposes, the transfer of contracts by the seller to the depositor has been structured as a sale for contractual and legal purposes, rather than a pledge of the contracts to secure indebtedness. Notwithstanding this intent, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the contracts was a pledge rather than a sale. If this argument were presented to or accepted by a court, and, if the note insurer defaults on its obligations to make payments, it could result in a delay in or reduction of payments to the holders of the notes.
Increased credit card debt service requirements could adversely affect obligors on the contracts.
     Recently promulgated banking regulations require credit card companies to increase minimum payments to include some minimum amount of principal each month. This may also adversely affect delinquencies on the contracts. The obligors on manufactured housing contracts may be more likely than obligors on other types of residential loans to be adversely affected by increased monthly debt service obligations.
     Liquidity of the originator
     The originator requires substantial capital to fund its operations. The originator funds substantially all of its operations from borrowings under lending arrangements with third parties, including an affiliate of the underwriter. We cannot assure you that the originator will be able to access the financing necessary for its operations.
     The originator’s inability to arrange for new or alternative methods of financing on favorable terms may adversely affect its financial condition and, in turn, the originator’s ability to repurchase or replace any defective contract. In addition, an adverse change in the financial condition of the originator may adversely affect the servicer’s and the subservicer’s ability to service the contracts.
     Transfers of servicing may result in delays in payments on the notes.
     If the servicing responsibilities for the trust were transferred to another servicer, delays in collections on the contracts are likely to result during the transition period. Those delays could result in delays in payments or losses on the notes.
Contracts to facilitate the sale of repossessed manufactured homes were underwritten pursuant to less restrictive standards and have relatively high loan-to-value ratios and may be subject to a higher risk of default and may incur more severe losses than other contracts.
     From time to time the originator originates or acquires contracts to facilitate the sale of repossessed manufactured homes. These contracts typically are underwritten pursuant to less restrictive standards and have higher loan-to-value ratios than other contracts originated or acquired by the seller. Approximately 1.20% of the contracts included in the contract pool were made to facilitate the sale of repossessed manufactured homes. These contracts may be subject to a higher risk of default than other contracts, and losses incurred on these contracts will likely be more severe than losses incurred on contracts with lower loan-to-value ratios.
Underwriting criteria with respect to certain of the contracts which were purchased from a third party in a bulk purchase transaction may not have been as stringent as the originator’s underwriting guidelines.
     Approximately 3.15% of the aggregate principal amount of the contracts included in the contract pool is comprised of land-and-home contracts that were purchased by the originator from a third party in a bulk loan purchase transaction, and approximately 0.14% of the aggregate principal amount of the contracts included in the contract pool is comprised of chattel contracts that were purchased by the originator from a third party in a bulk loan purchase transaction. These loans, although not originated by the originator, were underwritten to guidelines substantially similar to the originator’s guidelines and have similar characteristics to the contracts that were originated by the originator; provided, however, that in the case of some of the land-and-home contracts, the documentation requirements in some cases were not as stringent as those of the originator’s guidelines. The originator has performed a due diligence review of these purchased contracts, and has re-underwritten all of the chattel contracts and a statistically significant portion of the land-and-home contracts, and believes that these purchased contracts meet the acceptable quality levels of its own originated loans. The originator will make the same representations and warranties with respect to the purchased contracts as the representations and warranties it makes with respect to its own originated contracts. To the extent that the underwriting criteria applied in the underwriting and origination of these contracts were less stringent than the originator’s underwriting guidelines with regard to documentation of income or employment or in other respects, the levels of delinquencies and losses with respect to these contracts may be higher than the levels of delinquencies and losses with respect to the contracts that were underwritten pursuant to the originator’s underwriting guidelines.
Bidding by the broker-dealer in auctions poses liquidity and credit risk for the Class A-2 notes
     The broker-dealer is permitted, but not obligated, to submit orders in auctions for its own account either as a bidder or a seller and the broker-dealer routinely does so in the auction rate securities market in its sole discretion. If the broker-dealer submits an order for its own account, it would have an advantage over other bidders because the broker-dealer would have knowledge of some or all of the other orders placed through the broker-dealer in that auction and, thus, could determine the rate and size of its order so as to ensure that its order is likely to be accepted in the auction and that the auction is likely to clear at a particular rate. For this reason, and because the broker-dealer is appointed and paid by the issuing entity to serve as a broker-dealer in the auction, the broker-dealer’s interests in conducting an auction may differ from those of existing holders and potential holders (each as defined in Annex II) who participate in auctions. The broker-dealer would not have knowledge of orders submitted to the auction agent by any other firm that is, or may in the future be, appointed to accept orders pursuant to the broker-dealer agreement.
     Where the broker-dealer is the only broker-dealer appointed by the issuing entity to serve as broker-dealer in the auction, it would be only broker-dealer that submits orders to the auction agent in that auction. As a result, in such circumstances, the broker-dealer could discern the clearing rate before the orders are submitted to the auction agent and set the clearing rate with its order.
     The broker-dealer may routinely place one or more bids in an auction for its own account to acquire Class A-2 notes for its inventory, to prevent an “auction failure event” (i.e., an event where there are not sufficient clearing bids, as defined in Annex II) (which would result in the auction rate being set at the lesser of the maximum auction rate or the net contract rate) or an auction from clearing at a rate that the broker-dealer believes does not reflect the market for the Class A-2 notes. The broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it. When bidding for its own account, the broker-dealer may also bid outside or inside the range of rates that it posts in its price talk.
     The broker-dealer also may routinely encourage bidding by others in auctions, including to prevent an “auction failure event” or to prevent an auction from clearing at a rate that the broker-dealer believes does not reflect the market for the Class A-2 notes. The broker-dealer may routinely encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

     Bids by the broker-dealer or by those that it may encourage to place bids are likely to affect (i) the auction rate, including preventing the auction rate from being set at the maximum auction rate or otherwise causing bidders to receive a higher or lower rate than they might have received had the broker-dealer not bid or not encouraged others to bid, and (ii) the allocation of Class A-2 notes being auctioned—including displacing some bidders who may have their bids rejected or receive fewer Class A-2 notes than they would have received if the broker-dealer had not bid or encouraged others to bid. Because of these practices, the fact that an auction clears successfully does not mean that an investment in the Class A-2 notes involves no significant liquidity or credit risk. The broker-dealer is not obligated to continue to place such bids or encourage other bidders to do so in any particular auction to prevent an auction from failing or clearing at a rate the broker-dealer believes does not reflect the market for the Class A-2 notes. Investors should not assume that the broker-dealer will do so or that “auction failure events” and unfavorable auction rates will not occur. Investors should also be aware that bids by the broker-dealer or by those it may encourage to place bids may cause lower auction rates to occur. The Class A-2 notes may have limited liquidity.
     Existing noteholder’s ability to resell Class A-2 notes may be limited
     Existing holders will be able to sell their Class A-2 notes in an auction only if there are bidders willing to purchase all the Class A-2 notes offered for sale in the auction. If sufficient clearing bids have not been made, existing holders that have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any, of the Class A-2 notes subject to such submitted sell orders. As discussed above, the broker-dealer may submit a bid in an auction to keep it from failing, but the broker-dealer is not obligated to do so. There may not always be enough bidders to prevent an auction from failing in the absence of the broker-dealer bidding in the auction for its own account. Therefore, “auction failure events” are possible, especially if a market disruption were to occur or if, for any reason, the broker-dealer were unable or unwilling to bid. Between auctions, there can be no assurance that a secondary market for the Class A-2 notes will develop or, if it does develop, that it will provide existing holders the ability to resell the Class A-2 notes in the secondary market on the terms or at the times desired by an existing holder. The broker-dealer may, in its own discretion, decide to buy or sell the Class A-2 notes in the secondary market for its own account to or from investors at any time and at any price, including at prices equivalent to, below, or above the par value of the Class A-2 notes. However, the broker-dealer is not obligated to make a market in the Class A-2 notes, and may discontinue trading in the Class A-2 notes without notice for any reason at any time. Existing holders who resell between Auctions may receive less than par value, depending on market conditions. The ability to resell the Class A-2 notes will depend on various factors affecting the market for the Class A-2 notes, including news relating to the depositor or its affiliates, the attractiveness of alternative investments, the perceived risk of owning the Class A-2 notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the Class A-2 notes (including recent clarification of U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions or press reports, financial reporting cycles and market conditions generally. Demand for the Class A-2 notes may change without warning, and declines in demand may be short-lived or continue for longer periods.
     Resignation of the auction agent under the auction agent agreement or the broker-dealer under the broker-dealer agreement could impact the ability to hold auctions
     The auction agent agreement provides that the auction agent may resign from its duties as auction agent by giving at least 90 days notice to the indenture trustee and the depositor and does not require, as a condition to the effectiveness of such resignation, that a replacement auction agent be in place if its fee has not been paid. The auction agent may terminate the auction agent agreement if, after notifying the indenture trustee, the depositor, the note insurer and the calculation agent that it has not received payment of any auction agent fee due it in accordance with the terms thereof, the auction agent does not receive such payment within 45 days. Any resignation or termination of the auction agent, other than as described in the immediately preceding sentence, shall not become effective until a successor auction agent has been appointed and such successor auction agent has accepted such position; provided, however, that in the event that a successor auction agent has not been appointed within 60 days after the date specified in its notice of resignation, then the auction agent may petition a court of competent jurisdiction for a replacement. The broker-dealer agreement provides that the broker-dealer may resign upon 5 days notice, and does not require, as a condition to the effectiveness of such resignation, that a replacement broker-dealer be in place. For any auction period during which there is no duly appointed auction agent, or during which there is no duly appointed broker-dealer, it will not be possible to hold auctions, with the result that the interest rate on the Class A-2 notes will be the lesser of (i) the net contract rate and (ii) the maximum cap rate of 18.00% per annum.
     The notes may have limited liquidity.
     There is a risk that a secondary market will not develop for the notes. There are also risks that if a secondary market does develop:
•	it may not provide you with liquidity of investment; or

•	it may not continue for the term of any class of notes.
     Risk of losses as a result of geographic concentration.
     The manufactured homes relating to the contracts included in the contract pool are located in 44 states. The following states have the concentrations of manufactured homes indicated (by aggregate principal balance as of the cut-off date):

States	Contracts
California	46.04%
Texas	6.47%
New York	5.39%
     No other states have concentrations in excess of 5.00%. If a particular region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the contracts may experience higher rates of delinquencies, defaults and foreclosures than if the manufactured homes were more geographically diverse. As a result of any such regional economic problems in areas where manufactured homes securing the contracts are disproportionately concentrated, you may experience a loss on the notes.
Application of the Servicemembers Civil Relief Act may affect the credit enhancement available to your notes.
     The Servicemembers Civil Relief Act, or “Relief Act,” provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contracts. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. The policy will not cover any such shortfalls, as a result, interest shortfalls on the manufactured housing contracts due to the application of the Relief Act will reduce the amount available to make payments to the noteholders and thus, reduce the amount of excess interest available to absorb realized losses and to build or maintain the overcollateralization amount to the required level.
     The Relief Act also limits the ability of the servicer to foreclose on a manufactured housing contract during the obligor’s period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the manufactured housing contracts. Those delays and increased losses, to the extent the overcollateralization amount is reduced to zero, will be borne by the outstanding class of notes with the lowest level of payment priority, although it will not reduce the outstanding note balance of such class.
     It is unknown how many manufactured housing contracts have been or may be affected by the application of the Relief Act.

     Consequences on liquidity and payment delay because of owning book-entry notes.
     Limit on ability to transfer or pledge. Since transactions in book-entry notes can be effected only through The Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those notes, may be limited due to lack of a physical note representing your note.
     Delays in payments. You may experience some delay in the receipt of payments on the book-entry notes because the payments will be forwarded by the indenture trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.
     Suitability of the Notes as Investments
     The notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

SUMMARY OF TRANSACTION
     On the closing date, (i) the Seller will transfer the contracts to the Depositor pursuant to the asset purchase agreement and the Depositor will assign the contracts to the Issuing Entity pursuant to a trust agreement in exchange for the notes and the owner trust certificate, (ii) the Issuing Entity will pledge the contracts to the Indenture Trustee and cause the notes to be issued pursuant to the Indenture, and (iii) the Indenture Trustee will deliver the notes upon the order of the Issuing Entity to the underwriter (as designee of the Depositor) in connection with the sale by the Depositor of the notes to the underwriter. The proceeds of such sale (net of transaction expenses) will represent the purchase price to be paid by the Depositor to the Seller for the contracts and the Owner Trust Certificate will be delivered to or at the direction of the Seller as partial consideration for the contracts. The notes will be secured by the trust estate.

THE SPONSOR, THE SELLER, THE DEPOSITOR AND THE ISSUING ENTITY
     Background
     The contracts will be sold to the Depositor by Origen Securitization Company, LLC, a Delaware limited liability company, called the “Seller.” The contracts were originated or acquired initially by Origen Financial L.L.C., called the “Originator.” Origen Financial L.L.C., also called the “Servicer,” is responsible for the servicing of the contracts pursuant to the Servicing Agreement. In the Servicing Agreement, the Servicer will engage Origen Servicing, Inc., a Delaware corporation and the Servicer’s wholly-owned subsidiary, called the “Subservicer,” to perform the primary servicing of the contracts. The Originator, the Servicer, the Subservicer and Origen Financial, Inc., the parent company of the Originator, are together called “Origen.” Origen specializes in manufactured home loan lending and servicing. Origen Financial, Inc. has made an election to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2003. Origen’s headquarters are located at 27777 Franklin Road, Suite 1700, Southfield, Michigan, 48034, and the telephone number is (248) 746-7000. Origen’s chattel lending operations and other corporate functions are conducted from its headquarters location. Origen has a national servicing center, a regional sales and remarketing operation and a mortgage operation in Fort Worth, Texas, a regional sales and remarketing office in Duluth (Greater Atlanta), Georgia, and an information systems operation center in Glen Allen (Richmond area), Virginia.
     Origen Financial, Inc. owns 100% of the Originator and the Servicer. Origen Financial, Inc. is a publicly held company listed on NASDAQ under the symbol ORGN.
     Origen, since October 2003, and prior to that time Origen Financial L.L.C., Bingham Financial Services Corporation and Dynex Financial, Inc. has conducted its manufactured home finance activities since 1996, when Dynex Financial, Inc. began operations.
     The Sponsor
     Origen Financial L.L.C., a Delaware limited liability company, is the “Sponsor.” Origen Financial L.L.C. sponsored a public securitization transaction in March 2001 and another in March 2002, both related to contracts originated under its now superseded underwriting guidelines. Since February 2004, Origen Financial L.L.C. has sponsored four publicly-offered securitization transactions, the last three of which were executed using Origen Residential Securities, Inc.’s shelf registration statement.
     The Seller
     Origen Securitization Company, LLC, a Delaware limited liability company, has been the Seller for the sponsor’s securitization transactions since February 2004. The table below sets forth the number and aggregate principal balance of the contracts which have been included in trusts sponsored by Origen Financial L.L.C. for which Origen Securitization Company, LLC acted as Seller. The three most recent trusts were formed by the Depositor.

	2004	2005
Number of Securitizations	2	2
Number of Contracts	10,084	7,419
Aggregate Principal Balance	$438,209,297	$365,006,431
     The Depositor
     Origen Residential Securities, Inc. (“ORS”) was incorporated in Delaware as a wholly owned subsidiary of Origen Financial L.L.C. ORS was formed solely for the purpose of facilitating the financing and sale of manufactured housing contracts and related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, manufactured housing contracts and related assets and taking certain similar actions. ORS does not have, nor is it expected in the future to have, any significant assets. ORS will not have any business operations other than securitizing assets and related activities.

     The Issuing Entity
     Origen Manufactured Housing Contract Trust 2006-A, a Delaware statutory trust, referred to as the “trust” or the “issuing entity.” See “The Issuing Entity” herein.
     Origen Manufactured Housing Contract Trust 2006-A (the “Issuing Entity”) is a statutory trust to be formed under the laws of the State of Delaware pursuant to the “Trust Agreement,” dated as of August 25, 2006, among the Depositor, the Owner Trustee and the note registrar for the transactions described in this free writing prospectus. The Trust Agreement constitutes the Issuing Entity’s “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the contracts and the proceeds therefrom, (ii) issuing the notes and the “Owner Trust Certificate” evidencing 100% of the ownership interest in the Issuing Entity, (iii) making payments on the notes and the Owner Trust Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuing Entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.
     The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.
THE ORIGINATOR
     General
     All of the contracts were either originated or purchased by the Originator, Origen Financial L.L.C., or its predecessor. Origen Financial L.L.C. is a Delaware limited liability company. The Originator, or its predecessor, has been originating assets similar to the contracts since April 1996.
     Origen primarily originates two types of loans: retail installment loans secured only by manufactured homes and not by any real estate (referred to herein as “home only loans” or “chattel contracts”) and “land and home contracts,” collateralized by both the manufactured homes and the underlying real estate. From 1996 through 2005, Origen or its predecessors has originated or purchased $2.8 billion of manufactured housing loans. The table below sets forth the number and principal amount of loans that were originated or acquired by Origen or it predecessors during each of the periods listed.

	2003		2004		2005
	Aggregate		Aggregate		Aggregate
	Original		Original		Original
	Principal	Number	Principal	Number	Principal	Number
	Balance of	of	Balance of	of	Balance of	of
Asset Type	Loans	Loans	Loans	Loans	Loans	Loans
Home Only	$178,960,070	4,144	$247,304,637	5,443	$282,364,511	6,286
Land/Home	$19,528,938	249	$24,698,879	304	$17,305,343	222
UNDERWRITING POLICIES
     Origination channels
     The Originator currently provides new, refinanced and pre-owned manufactured housing financing through a network of retailers of manufactured homes, loan brokers and correspondent lenders (together referred to as “loan sources”) specializing in the manufactured housing industry. Each application submitted to the Originator by a loan source must meet the standards for loan terms, advance amounts, down payment requirements, residency type, and other pertinent parameters that the Originator has established under its home loan financing programs. The table below sets forth the number of loan sources, approved by the Originator from which it originates or purchases loans.

As of	Total Sources
June 30, 2006	883
December 31, 2005	870
December 31, 2004	851
December 31, 2003	999
     The Originator performs initial and periodic reviews of its loan sources, underwriting their credit profiles, industry experience, sales and financing plans. The Originator regularly monitors retailer performance and ranks loan sources according to their default, delinquency, credit quality, approval and funding ratios, and the volume of loans they submit to the Originator, and, if necessary, the Originator terminates relationships with non-performing loan sources.
     Underwriting
     The Originator underwrites its chattel loans, or consumer loans, using its internally-developed proprietary credit scoring system, TNGTM. Prior to the implementation of TNGTM, the Originator utilized its first generation scoring system known as Portal. TNGTM was designed to predict defaults using empirical modeling techniques. TNGTM takes into account information about each applicant’s credit history, debt and income, demographics, and the terms of the loan. The TNGTM model is fully integrated into the Originator’s origination system and is based on its historical lending experience. The Originator has used TNGTM to back-test all of its Home Only Loans originated since 1996 by its predecessor. Following internal testing and validation, Experian Information Solutions, Inc., a leading consumer credit reporting and risk modeling company, independently validated the TNGTM model.
     Home-only applications are scored by TNGTM and then reviewed by a loan underwriter. TNGTM provides the underwriter a recommendation of “pass,” “fail” or “review.” The recommendations are based upon the underlying TNGTM score as well as other control factors that may arise from the application. TNGTM alerts loan underwriters to particular attention areas and provides review recommendations. It also provides a reason for declination on fail recommendations. TNGTM is used to rescore the application throughout the origination and underwriting process as the initial application information is verified and/or terms and conditions of the loan change.
     The Originator also underwrites mortgage loans, often called “land and home contracts,” collateralized by both the manufactured homes and the underlying real estate. Currently the Originator’s real estate underwriting software does not facilitate the use of TNGTM scoring. As a result, the Originator currently uses its Internal Credit Rating Grid to underwrite land-and-home contracts. The grid is a traditional underwriting method that primarily takes into account the applicant’s credit history, debt capacity and underlying collateral value.
     In addition to using the proprietary TNGTM scoring model for Chattel Contracts, the Originator underwrites contracts based upon its review of credit applications to ensure contracts will comply with internal company guidelines, which are readily available on the Originator’s intranet site. The Originator’s approach to underwriting focuses primarily on the obligor’s creditworthiness and his or her ability and willingness to repay the debt, as determined through TNGTM. Each contract originated by the Originator is individually underwritten and approved or rejected based on the TNGTM result and an underwriter evaluation of the terms of the purchase agreement, a detailed credit application completed by the prospective obligor and the obligor’s credit report, which includes the applicant’s credit history as well as litigation, judgment and bankruptcy information. Once all the applicable employment, credit and property-related information is received, the application is evaluated to determine whether the applicant has sufficient monthly income to meet the anticipated loan payment and other obligations.
     The Originator generally will consider loans to obligors that have, as a minimum, a payment history that extends over a 12 month period and includes at least one major credit account, which is defined as an account of

$3,000 or more, or three minor credit accounts, which are defined as accounts less than $3,000, but equal to or greater than $1,000 each.
     Applicants who have declared bankruptcy within the past ten years are evaluated with particular attention. Generally, such applicants must have re-established at least two years of stable credit use and otherwise have demonstrated an ability to manage their financial affairs. As a guideline, the monthly debt service of obligors is permitted to be no greater than 45% of their stable monthly gross income. A slightly higher ratio may be permitted in cases where the applicant is sufficiently strong in other factors measured, and a lower ratio may be required for obligors with weaker credit profiles.
     Employment must be verified, at a minimum, for the most recent two years. If the obligor has an employment history of less than two years, the down payment and credit history may be considered as compensating factors for lack of long-term employment history. A fully completed verification of employment must be signed and dated by the obligor’s employer. An obligor may substitute the following in place of the verification of employment: the most recent pay stub showing year-to-date earnings and one of the following: (i) prior two years W-2 forms; or (ii) telephone verification of employment. A certified statement from the employer’s certified public accountant or six months of bank statements showing earnings deposits may be substituted for a current pay stub. Verification requirements for self-employed obligors will vary depending on the business classification, but all require personal tax returns for the two most recent years. The Originator uses IRS Form 4506T to verify the validity of all tax returns submitted to it by all self-employed obligors.
     The Originator generally requires a minimum down payment of 5% on the purchase of manufactured homes. A down payment greater than 10% may be considered as a compensating factor for an exception to another guideline. The Originator will obtain verification of down payment (VOD) on all originations. Verification of down payment will be verified via any combination of certified funds, bank statements, bank deposit/receipts, gift letters and/or other documentation necessary to satisfy the Originator. The Originator uses two methods to determine maximum loan amounts for chattel-only contracts, the “invoice advance method” and the “comparable appraisal method.” Under the Invoice Advance Method, generally, the maximum amount financed with respect to a new manufactured home will equal the sum of:
•	125% (145% for California) of the manufacturer’s invoice, excluding intangibles or immaterial items such as freight, association dues, furniture, décor packages and other miscellaneous items;

•	100% of taxes, freight, fees, insurance and other miscellaneous items;

•	100% of the retailer’s cost for approved retailer installed options, up to 25% (30% for California) of the manufacturer’s invoice; and

•	set-up expenses of $2,000 per section ($3,000 in California and Florida), up to a maximum of $6,000.
     The maximum amount financed with respect to a pre-owned manufactured home may not exceed 145% of the base as reflected in the Manufactured Housing Appraisal Guide published by the National Automobile Dealers Association, or “NADA.” This guide provides used values on manufactured and modular homes made by over 725 manufacturers with over 6,100 trade names. Generally, the maximum amount financed with respect to a pre-owned manufactured home will equal the sum of:
•	95% of base NADA or appraised value;

•	100% of taxes, freight, fees and insurance;

•	100% of approved retailer installed options, up to 15% of the base NADA or third party valuation; and

•	set-up expenses of $2,000 per section of manufactured home, up to a maximum of $6,000.
     In specially approved markets a comparable appraisal is used to determine values of manufactured homes securing Chattel Contracts through the Originator’s “Comparable Appraisal Program.” The Originator determined that, in these markets, the standard formulas based on manufacturer’s invoice prices do not adequately account for the local real estate market’s effect on manufactured home values placed in desirable communities. Homes in these communities are commonly sold at higher prices than prices that are typical for similar homes situated in other locations. The Originator implemented its Comparable Appraisal Program in May 2002, after an eighteen month test period. The communities and the appraisers used for the Comparable Appraisal Program are approved for the program based on specific guidelines. Communities must have on-site management, specific and desirable amenities, 5% or less vacancy rates, a satisfactory community market analysis and a satisfactory community ownership review. Loan amounts in the Comparable Appraisal Program will generally not exceed 95% of the comparable appraisal value. The Originator’s Collateral Review Specialists (CRS) are trained manufactured housing appraisal experts and must review and approve all appraisals used for the Comparable Appraisal Program. In addition, the CRS will inspect communities as needed. The Chattel Contracts originated under the Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer’s invoice prices as compared to chattel contracts underwritten using traditional invoice advance valuation methods. The Originator believes that the underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and determining collateral values for the Chattel Contracts.
     Downpayment criteria and maximum loan amount calculations are not applicable on rate or term refinance transactions. The loan amount on a rate or term refinance transaction may not exceed 200% of the base NADA value of the homes except for loans in the Comparable Appraisal Refinance program where the loan amount may not exceed the appraised value. The loan amount on a cash-out refinance transaction is limited to 130% of base NADA book value and the maximum cash out is $7,500. Less than 1% of the pool balance consists of cash out refinance transactions. Typically, the obligor achieves a lower monthly payment by decreasing the Note Rate on the contract, and/or shortening the term of the contract.
     Two methods are also used to determine the maximum amount financed on a land-and-home contract. First, the maximum amount financed can be no more than 100% of the combined appraised values of the land and of the home for appraisal based land and home loans. Under the Invoice Advance Method, generally, the maximum amount financed with respect to a new manufactured land and home transaction will equal the sum of:
•	New Homes — 130% of net invoice (invoice less freight, furniture, advertising allowances, sales surcharges, sales taxes, rebates, tape and texture, and any other invoice costs that do not relate to any part of the actual manufactured home);

•	Used Homes — The lesser of 130% of base NADA book value or 95% of sales price;

•	100% of taxes, freight, fees, insurance and other miscellaneous items;

•	100% of the retailer’s cost for approved retailer installed options up to a maximum of 30% of invoice for new homes or 15% of base NADA book value for used homes;

•	$10,000 — $20,000 for property improvements such as grading, well, septic, and electric utilities;

•	$15,000 for garages and $15,000 for foundations, if applicable;

•	95% of the appraised value of the land; and

•	Closing costs, including points and fees.

     The Originator requires a pre-funding telephone interview directly with the prospective obligor on approximately 90% of the home only contracts it originates and a prefunding final inspection on all land and home loans. This phone interview is conducted using a telephone audit function in the origination system that gives the interviewer a dynamic series of questions which are based on the answers to the previous questions. The relevant information for each question is displayed to the interviewer in order to allow the interviewer to be as effective as possible. The obligor’s answers are noted in the origination system and determine the next question. The interview is designed to identify the following potential problems:
•	obligor will not be the occupant of the home;

•	a down payment or type of down payment (trade-in or cash) was not actually made by the obligor as indicated by the contract;

•	the home is not set up and ready to live in or the financed options have not been installed; and

•	the obligor is unhappy with the transaction or the retailer.
     If the telephone interview fails the Originator’s criteria, the system will prevent the loan from funding unless extenuating information is documented and an override performed by the Originator.
     The Originator changes its underwriting guidelines from time to time based on its business judgment and in response to market and competitive conditions. Exceptions to the underwriting guidelines are made from time to time based on various compensating factors.
     The Originator performs a quality control review of a random sample of approximately 10% of the contracts funded each month. The review involves:
•	the verification of the existence and accuracy of the underwriting documentation, including verification of down payment, verification of income and employment, and a random review of appraisals and inspections;

•	recalculation of the obligor’s income and debt-to-income ratios;

•	a re-underwrite review of the credit report and other loan factors to determine whether the obligor’s credit pattern complies with the Originator’s guidelines; and

•	a review of the appraisal for completeness and validity.
     The quality control program is administered by the Originator’s Senior Credit Officer, who reports to the Executive Vice President of Portfolio Management. This division has direct reporting responsibility to the Chief Executive Officer and is separate from both the sales and operations activities. Quality control review results are forwarded to the operations executives and other senior managers. The operations audit team meets monthly with the credit underwriters to review the audit results and provide direct feedback.
     Purchased Contracts
     Approximately 3.15% of the aggregate principal amount of the contracts included in the Contract Pool is comprised of land-and-home contracts that were purchased by the Originator from a third party in a bulk loan purchase transaction, and approximately 0.14% of the aggregate principal amount of the contracts included in the Contract Pool is comprised of Chattel Contracts that were purchased by the Originator from a third party in a bulk loan purchase transaction. These loans, although not originated by the Originator, were underwritten to guidelines substantially similar to the Originator’s guidelines (except that, in the case of some of the land-and-home contracts, the documentation requirements in some cases were not as stringent as those of the Originator’s guidelines), and have similar characteristics to the contracts that were originated by the Originator. The Originator has thoroughly reviewed and performed due diligence on these purchased contracts, and has re-underwritten all of the Chattel Contracts and a statistically significant portion of the land-and-home contracts, and believes that these purchased contracts meet the acceptable quality levels of its own originated loans. The Originator will make the same representations and warranties with respect to the purchased contracts as the representations and warranties it makes with respect to its own originated contracts.
THE SERVICER AND THE SUBSERVICER
     THE SERVICER
     Origen Financial L.L.C., a Delaware limited liability company, will be the named Servicer and will be responsible for the servicing of the contracts pursuant to the Servicing Agreement. Pursuant to the terms of the Servicing Agreement, Origen Financial L.L.C. will assign to Origen Servicing, Inc. all of its rights and obligations as Servicer for the contracts. Accordingly, all of the contracts will be subserviced by Origen Servicing, Inc., as Subservicer, which will have primary responsibility for servicing the contracts, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure and repossession proceedings with respect to the contracts in accordance with the provisions of the Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the contracts, the Servicer will remain responsible, pursuant to the terms of the Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the contracts. It is not expected that the Servicer will directly service any of the contracts.
     THE SUBSERVICER
     Origen Servicing, Inc. or “Origen Servicing” was incorporated on July 28, 2003 in the state of Delaware as a wholly-owned subsidiary of Origen Financial LLC. Origen Servicing’s primary business is servicing and collection activities on pools of manufactured housing contracts. Origen Servicing will perform the servicing of the assets pursuant to the Servicing Agreement substantially as described under “Servicing of Contracts and Mortgage Loans” in the prospectus.
     As of March 31, 2006, Origen Servicing serviced approximately 36,519 unsecuritized and securitized loans with an unpaid principal balance of approximately $1.525 billion. The table below sets forth for each of the periods indicated the number and aggregate principal balance of manufactured housing loans serviced by Origen for each asset type.

	December 31, 2003		December 31, 2004		December 31, 2005		June 30, 2006
	Unpaid		Unpaid		Unpaid		Unpaid
	Principal		Principal		Principal		Principal
	Balance of	Number	Balance of	Number	Balance of	Number	Balance of	Number
	Loans	of	Loans	of	Loans	of	Loans	of
Asset Type	Outstanding	Loans	Outstanding	Loans	Outstanding	Loans	Outstanding	Loans
Home Only	$1,146,476,813	29,463	$1,226,025,844	31,298	$1,342,664,690	34,115	$1,382,429,621	34,616
Land/Home	$148,037,206	2,025	$145,218,696	2,014	$170,240,491	2,347	$173,899,237	2,377
     Servicing activities include processing payments received, recording and tracking all relevant information regarding the loan and the underlying collateral, collecting delinquent accounts, remitting funds to investors, repossessing and foreclosing on homes upon loan default and reselling those foreclosed and repossessed homes. The Subservicer’s loan servicing activities are centralized at its national loan servicing center in Ft. Worth, Texas.
     The Subservicer has made all advances required to be made on contracts serviced by it during the three year period ending June 30, 2006. Each investor or securitization trust may have different criteria related to advances of interest and principal. Thus far, Origen’s securitization Servicing Agreements do not require interest or principal advances. Origen has consistently made all advances required pursuant to its loan Servicing Agreements.

     Certain loan performance triggers have been tripped on the March 2001 and March 2002 securitizations sponsored by Origen Financial L.L.C., which would allow the termination of the Servicer. Origen Financial L.L.C. was the Servicer at the time these loan performance triggers were tripped. In September 2003, Origen Financial L.L.C. transferred it servicing rights and responsibilities to Origen Servicing, Inc. However, these securitizations involve contracts underwritten to less rigorous underwriting standards than those Origen has been using since 2004. Origen believes the trigger violations are a result of overall loan quality rather than issues relating to Servicer performance. To date, no action has been taken to terminate Origen Financial L.L.C. as Servicer with respect to these transactions.
     In October 2004, the Subservicer centralized the processing of payments on invoices related to its repossession and remarketing activities. Management believes that the centralization of this activity increases effective control over authorized vendors and associated costs.
     Origen Servicing’s Collection Procedures
     The Subservicer will make reasonable efforts to collect all payments required to be made under the contracts and will, consistent with the terms of the Servicing Agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable assets held in its own portfolio. The Subservicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a contract and, to the extent provided in the Servicing Agreement, arrange with an obligor a schedule for the elimination of delinquencies by extending the dates on which the scheduled payments are due on the contract.
     Origen Servicing relies on technology to service contracts effectively, including a comprehensive default management system with workflow technology, a predictive call management system and an automatic call distribution system with extensive reporting capabilities. In the third quarter of 2003, Origen Servicing introduced an interactive voice response unit that will allow customers 24-hour account access, including automated check-by-phone processing.
     Origen Servicing, performs the following key servicing-related activities:
     Loan Services.
•	Loan Administration. Although electronically interfaced with the Originator’s loan origination system, Origen Servicing manages the loading of each loan into its servicing system to ensure the quality of information.

•	Customer Service. Origen Servicing performs all customary customer service functions, including answering general questions from obligors, processing pay-off requests and updating customer information.

•	Payment Processing. Origen Servicing posts and tracks all incoming payments utilizing a bank lock-box arrangement for daily electronic data transfer. Origen Servicing also processes those payments that it receives directly and through the Automated Clearing House and Western Union.

•	Claims. Origen Servicing manages all insurance-related claims through a vendor. Where necessary, Origen Servicing will force place hazard insurance, and a monthly charge is then added to the obligor’s monthly payment to cover the premium.

•	Titling. Origen Servicing ensures that all title documents for manufactured homes securing contracts are properly recorded and documented.

•	Imaging. Origen Servicing scans all critical documentation and makes data available electronically to all employees with appropriate security access typically within 24 to 72 hours of its receipt of the documentation. Origen Servicing has imaged all documentation for all loans the Originator has originated since inception.

     Default and Delinquency Services.
•	Dialer Operations. Origen Servicing uses predictive dialing campaigns to collect on loans particularly in the early stages of delinquency. Origen Servicing begins predictive dialing activity between three days and three weeks after a missed payment.

•	Collections. All collections personnel are ACA certified within a specified time frame following commencement of their employment with Origen Servicing. They are primarily responsible for the collection of delinquent loan payments through telephonic means. In addition to direct telephone contact, Origen Servicing attempts to collect amounts owing on delinquent and defaulted loans by sending reminder notices, collection letters and letters of default. Origen Servicing also uses field collectors, both contract and full-time employees, to visit the homes and make face-to-face contact with delinquent obligors. The methods used to attempt to collect each delinquent or defaulted loan depend on the risk profile of the obligor, the value of the home, the amount owed and other relevant factors. The obligor is mailed a collection notice on the fifteenth day of delinquency, and subsequent letters are mailed at various stages of delinquency. The automated collection system is used to track collection efforts and results. The system places all delinquent loans in the appropriate collector’s queue and prioritizes the loans for contact by the collector. All contact with the obligor is documented on the collection system to build a collection history on the loan. The automated collection system provides collection managers with the ability to track the productivity of individual collectors and manage the overall performance of the staff.
Schedule of Collection Correspondence

Letter #	When Sent	Description
1	15 days after due date	Late notice/reminder
2	After broken promise	Broken promise — unable to reach by phone
3	After partial delinquent amount received	Partial payment — demand for full delinquent amount
4	After partial delinquent amount received	Partial payment — payment arrangement/promise broken
5	After 2nd NSF check is posted	NSF payments — future payments made by certified funds
6	30 — 90 days after due date	Notice of Default — need full amount to avoid legal action
•	Bankruptcy. Origen Servicing manages the collections and servicing of loans made to obligors who subsequently file for personal bankruptcy, as permitted under applicable bankruptcy law.

•	Repossession and Foreclosures. Once an account is deemed uncollectible, the related manufactured home is voluntarily surrendered, abandoned, repossessed or obtained through legal proceedings.

•	Loss Mitigation. Origen Servicing prepares an analysis of hardship conditions and alternatives to repossession or foreclosure that produce bona fide savings to Origen Financial L.L.C. and investors in loans serviced by Origen Servicing. Origen Servicing utilizes a comprehensive set of procedures detailing all steps in the loss mitigation process including decision tree analysis and reporting of the amount mitigated.

     Asset Management.
     Origen Servicing disposes of all repossessed manufactured homes through the most advantageous and effective marketing channels available.
•	Remarketing. Origen Servicing comprehensively evaluates each defaulted loan and sells all non-earning collateral through wholesale, retail, auction, direct lending, or other channels to maximize investor return and minimize cycle time and expenses. Origen Servicing utilizes a proprietary system to perform repossession resale analysis, track related expense, obtain required management approval and report repossession and re-marketing activity. Depending on the age and condition of a repossessed manufactured home, Origen Servicing may invest additional funds in order to refurbish the home prior to sale.

•	Field Services. A core group of seasoned field specialists knowledgeable in manufactured home valuations and changing local market conditions assists in the re-marketing process. Selected vendors assist in obligor interviews, securing repossessed homes, and in certain loss mitigation efforts.
     Outsourced Activities.
     Origen Servicing outsources certain activities to third party vendors as follows:
•	depositing customer payments into a lockbox account;

•	a portion of field collections and repossession inspection services;

•	assuring that hazard insurance coverage and flood insurance coverage, if applicable, is maintained; and

•	printing and mailing of monthly billing statements.

     Delinquency and Loss Experience
     The following tables set forth certain information concerning the delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages originated and serviced by Origen as of the dates shown. Because delinquencies and loan losses are affected by a variety of changing underwriting, economic, geographic, loan aging, and other factors there can be no assurance that the delinquency and loan loss experience of the contracts will be comparable to that set forth below.

	Delinquency Experience
	December 31,				June 30,
	2002	2003	2004	2005	2006
Principal Balance of Assets
Total Outstanding(1)	$1,275,934,272	$1,294,514,018	$1,368,017,201	$1,486,164,664	$1,530,126,364
Origen Originations(5)	$1,186,104,423	$1,216,333,579	$1,299,726,337	$1,398,796,232	$1,448,817,514
Acquisitions(5)	$89,829,849	$78,180,439	$68,290,864	$87,368,432	$81,308,850

Principal Balance of Delinquent Assets(2)
Total 30-59 days past due	$24,457,120	$34,298,462	$22,966,404	$25,798,939	$23,148,527
Origen Originations(5)	$21,215,910	$30,464,027	$20,360,333	$21,784,125	$20,417,810
Acquisitions(5)	$3,241,210	$3,834,435	$2,606,071	$4,014,814	$2,730,716

Total 60-89 days past due	$11,497,386	$12,017,681	$9,149,908	$8,515,206	$9,450,367
Origen Originations(5)	$10,167,935	$10,242,595	$7,720,862	$7,812,675	$8,482,771
Acquisitions(5)	$1,329,451	$1,775,086	$1,429,046	$702,531	$967,596

Total 90 days or more past due(1)	$38,910,302	$49,789,255	$42,244,803	$39,637,958	$24,281,990
Origen Originations(5)	$34,445,964	$43,377,008	$37,378,500	$35,651,328	$21,892,032
Acquisitions(5)	$4,464,338	$6,412,247	$4,866,303	$3,986,630	$2,389,957

Total Delinquency(1)
Total Delinquency	$74,864,807	$96,105,398	$74,361,115	$73,952,103	$56,880,884
Origen Originations(5)	$65,829,809	$84,083,630	$65,459,695	$65,248,128	$50,792,614
Acquisitions(5)	$9,034,998	$12,021,768	$8,901,421	$8,703,976	$6,088,270

Total Delinquency Percentage(3)	5.87%	7.42%	5.44%	4.98%	3.72%
Origen Originations(5)	5.55%	6.91%	5.04%	4.66%	3.51%
Acquisitions(5)	10.06%	15.38%	13.03%	9.96%	7.49%

Total Delinquency Percentage(4)	4.13%	5.59%	4.18%	3.83%	2.88%
Origen Originations(5)	3.90%	5.19%	3.85%	3.54%	2.71%
Acquisitions(5)	7.32%	11.99%	10.51%	8.46%	5.97%

(1)	Includes contracts already in repossession and mortgage loans already in foreclosure.

(2)	The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3)	As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4)	Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5)	“Origen Originations” include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. “Acquisitions” include only contracts purchased in bulk acquisition transactions.

	Loss Experience
	December 31,				June 30,
	2002	2003	2004	2005	2006
Principal Balance of Assets
Total Outstanding(1)	$1,275,934,272	$1,294,514,018	$1,368,017,201	$1,486,164,664	$1,530,126,364
Origen Originations	$1,186,104,423	$1,216,333,579	$1,299,726,337	$1,398,796,232	$1,448,817,514
Acquisitions	$89,829,849	$78,180,439	$68,290,864	$87,368,432	$81,308,850

Gross losses(2)	$51,264,609	$47,900,139	$55,157,903	$40,265,863	$22,645,670
Origen Originations	$42,619,509	$41,979,419	$48,449,955	$35,838,506	$20,775,871
Acquisitions	$8,645,100	$5,920,721	$6,707,948	$4,427,357	$1,869,799

Net losses(3)	$46,297,922	$43,082,160	$48,832,169	$35,446,634	$20,183,257
Origen Originations	$38,529,894	$37,749,126	$42,903,623	$31,605,596	$18,523,302
Acquisitions	$7,768,028	$5,333,034	$5,928,546	$3,841,038	$1,659,955

Gross losses(2)	4.02%	3.70%	4.03%	2.71%	1.48%
Origen Originations(4)	3.59%	3.45%	3.73%	2.56%	1.43%
Acquisitions(4)	9.62%	7.57%	9.82%	5.07%	2.30%

Net losses(3)	3.63%	3.33%	3.57%	2.39%	1.32%
Origen Originations(4)	3.25%	3.10%	3.30%	2.26%	1.28%
Acquisitions(4)	8.65%	6.82%	8.68%	4.40%	2.04%

(1)	Includes contracts already in repossession and mortgage loans already in foreclosure.

(2)	The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds.

(3)	The calculation of net losses include the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage of the total principal balance of contracts being serviced at period end.

(4)	“Origen Originations” include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. “Acquisitions” include only contracts purchased in bulk acquisition transactions.
THE OWNER TRUSTEE
     Wilmington Trust Company is the “owner trustee” under the Trust Agreement.
     Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.
     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.
     Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.
     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the noteholders under the Trust Agreement under any circumstances, except for the

Owner Trustee’s own misconduct, gross negligence and bad faith or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee has not participated in the preparation of this free writing prospectus and has assumed no responsibility for its contents. The Owner Trustee’s sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.
     The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will be the Owner Trustee fee as set forth in a separate fee agreement as referenced the Indenture. The fees payable to the Owner Trustee and the Indenture Trustee are collectively referred to in this free writing prospectus as the trustee fee.
THE INDENTURE TRUSTEE
     The “indenture trustee” is JPMorgan Chase Bank, National Association (“JPMorgan”), a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.3 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as Indenture Trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, New York 10004, and other offices worldwide.
     Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of June 30, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,010 asset-backed securities transactions, including about 90 domestic manufactured housing receivables securities transactions.
     Since 1990, JPMorgan Chase Bank, N.A., or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. As of June 30, 2006, JPMorgan Worldwide Securities Services performed such functions for approximately 820 asset-backed securities transactions, including about 5 domestic manufactured housing receivables securities transactions.
     JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company (“BNY”) pursuant to which JPMorgan Chase & Co. intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as Indenture Trustee until BNY succeeds to that role in accordance with the terms of the Indenture and applicable law.
THE CUSTODIAN
     J.P. Morgan Trust Company, National Association (“J.P. Morgan Trust Company”) is the “custodian” under the custodial agreement. J.P. Morgan Trust Company is a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan & Chase Co. The contract files will be held in J.P. Morgan Trust Company’s custodial vault located at 2220 Chemsearch Blvd., Suite 150, Irving, TX 75062.
THE AUCTION AGENT
     Computershare Trust Company, Inc., a Colorado limited purpose trust company (“CTC”) with trust powers is the “auction agent” under the Auction Agent Agreement. CTC’s ultimate parent company is Computershare Limited, an Australian public company listed on the Australian Stock Exchange (CPU.AX). Computershare

Limited, including its affiliated companies (“Computershare”) is a financial market services and technology provider for the global securities industry. Computershare provides global services in transfer agency, employee equity plans, proxy solicitation and other specialized financial and communication services. Computershare’s Auction Agent services are provided by its Global Fixed Income Services Group headquartered in New York City offering an array of strategic products and services to support all aspects of fixed income debt securities.
     Other than the above paragraph, CTC has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.
     In the absence of willful misconduct or gross negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment. Except as described above, the Auction Agent has not participated in the preparation of this free writing prospectus and assumes no responsibility for its contents. The Auction Agent’s sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the Auction Agent as set forth in the Auction Agent Agreement. All persons into which the Auction Agent may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Auction Agent under the Auction Agent Agreement.
THE CONTRACT POOL
     This free writing prospectus contains information regarding the contracts expected to be included in the trust, as of the Cut-off Date. The aggregate principal amount of the contracts actually included in the trust estate on the closing date may vary by up to plus or minus 10%. It is possible that contracts will be added to, and certain contracts may be removed from, the Contract Pool between the date of this free writing prospectus and the closing date. Notwithstanding any such additions or removals, the Depositor expects that the characteristics of the contracts actually included in the trust estate on the closing date will not differ materially from the characteristics described in this free writing prospectus. In addition, all contracts must conform to the representations and warranties in the asset purchase agreement. Percentages of contracts in the Contract Pool set forth in this section refer to percentages, by aggregate principal amount, as of the Cut-off Date.
     With respect to any contract pledged to the trust, the trust will be entitled to all payments due or received on that contract after the Cut-off Date. The “Cut-off Date” for the contracts will be the opening of business on August 1, 2006.
     The Originator expects that the contracts will have an aggregate principal balance as of the Cut-off Date of approximately $224,185,596. All of the contracts will have been originated or acquired by a manufactured housing retailer or loan broker and purchased by the Originator from the retailer or loan broker, or will have been originated or acquired by the Originator directly, in either case in the ordinary course of business.
     Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this free writing prospectus as manufactured housing contracts or contracts. Each contract will be secured by a manufactured home or, in the case of a land-and-home contract, will be secured by a lien on real estate to which the manufactured home is deemed permanently affixed. All of the contracts will bear a fixed rate of interest. The contracts will provide for level payments over the entire term of the contract.
     Assets were selected for inclusion in the Issuing Entity based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.
     The contracts included in the Contract Pool were originated between January 30, 1997, and July 31, 2006. Approximately 57.72% of the aggregate principal amount of the contracts included in the Contract Pool is attributable to loans to purchase manufactured homes which were new and approximately 42.28% is attributable to loans to purchase manufactured homes which were used at the time the related contract was originated.

Approximately 1.20% of the contracts included in the Contract Pool were originated in connection with the repossession of the related manufactured home. Approximately 6.92% of the contracts in the Contract Pool were originated in order to refinance an existing contract or loan secured by the same manufactured home. As of the Cut-off Date, a total of $24,634,243.18, or 10.99% by aggregate principal amount of the contracts included in the Contract Pool, were land-and-home contracts. All of the contracts included in the Contract Pool are conventional contracts and none are FHA-insured or VA-guaranteed.
     Approximately 4.23% of the contracts included in the Contract Pool are simple interest contracts. The remaining contracts are all actuarial contracts. The scheduled payments for each simple interest contract would, if made exactly on their respective due dates, result in a nearly full amortization of the contract. However, pursuant to a simple interest contract, interest is computed and charged to the obligor on the outstanding principal balance of the related contract based on the number of days elapsed between the date through which interest was last paid on the contract through receipt of the obligor’s most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the contract, the amount of interest actually paid by the obligor will be less than a full month’s interest on the principal balance of the contract. Conversely, if more than a full month has elapsed between payments on a contract, the amount of interest actually paid by the obligor will be greater than a full month’s interest on the principal balance of the contract. No scheduled payment on a simple interest contract will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest contract will result in the contract amortizing more slowly than originally scheduled, creating a balance due at maturity.
     Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In such event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest.
     Approximately 17.37% of the contracts included in the Contract Pool have bi-weekly scheduled payments of principal and interest. The remainder of the contracts have monthly scheduled payments of principal and interest. Under a bi-weekly contract the obligor authorizes the Servicer to automatically debit the obligor’s bank account for the payment of each scheduled payment. If the obligor terminates the bank account or the authorization of the Servicer to debit that bank account, then that bi-weekly contract is converted to a contract with scheduled monthly payments.
     The loan-to-value ratio for retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, is determined utilizing the following formula:
     L = P/(D+P).
     The following definitions refer to the variables in the above description of the loan-to-value calculations:
     L = loan-to-value ratio
     P = principal balance of the contract (amount financed)
     D = down payment (down payment is the sum of cash, trade-in and land value)
     Loan to value ratios are not calculated on refinancing transactions.

     The loan-to-invoice ratio (LTI) has been established as a measurement of a borrower’s loan amount relative, in the case of new homes, to the “wholesale” price of the home as measured by the manufacturer’s invoice and, in the case of used homes, relative to either an appraised value determined by Datacomp (an appraisal company based in Grand Rapids, Michigan) or the NADA/Manufactured Housing Appraisal Guide for used manufactured homes. The loan-to-invoice ratio is determined using the total loan amount divided by the manufacturer’s invoice price for the underlying manufactured home. If the manufacturer’s invoice price is not available, the total loan amount is divided by the value of the underlying manufactured home determined by the Datacomp appraisal value (if a Datacomp appraisal was obtained) or otherwise in accordance with the NADA/Manufactured Housing Appraisal Guide. LTI is not calculated for land home contracts or contracts originated under the Comparable Appraisal Program or with respect to a limited number of other contracts, because loan amounts for such contracts are determined based on appraisals. Such contracts are listed under the category “not calculated” in the table on page 43.
     The tables below describe additional characteristics of the contracts included in the Contract Pool, as of the Cut-off Date. Due to rounding, the percentages in the following tables may not sum to 100%. The geographical distribution of the contract obligors is based upon the obligor’s billing address.

Geographical Distribution of Contract Obligors

			% of Contract Pool
	Number of	Aggregate Principal	by Outstanding
	Contracts as of	Balance Outstanding	Principal Balance as
States	Cut-off Date	as of Cut-off Date	of Cut-off Date
California	1,238	$103,205,122.95	46.04%
Texas	365	14,512,458.49	6.47
New York	237	12,080,566.81	5.39
Florida	205	9,750,778.01	4.35
Michigan	291	8,757,529.87	3.91
Arizona	112	6,196,026.44	2.76
Alabama	113	4,572,626.29	2.04
Mississippi	108	4,380,572.15	1.95
Pennsylvania	89	4,375,299.05	1.95
Oregon	112	4,311,814.75	1.92
Georgia	89	3,834,822.15	1.71
South Carolina	81	3,692,162.20	1.65
Ohio	89	3,368,385.36	1.50
Washington	71	3,306,427.90	1.47
Louisiana	73	3,045,995.20	1.36
North Carolina	72	2,988,939.92	1.33
Kentucky	55	2,847,134.03	1.27
Colorado	52	2,755,598.93	1.23
Oklahoma	69	2,707,687.88	1.21
Indiana	74	2,593,515.54	1.16
Arkansas	51	2,295,885.61	1.02
New Mexico	44	2,158,684.54	0.96
Minnesota	58	2,054,095.44	0.92
Virginia	30	1,895,400.11	0.85
Kansas	37	1,354,850.20	0.60
West Virginia	29	1,211,965.17	0.54
Tennessee	29	1,088,894.47	0.49
Maryland	23	1,082,970.43	0.48
Montana	26	1,064,025.01	0.47
Missouri	29	996,031.64	0.44
Idaho	28	909,009.67	0.41
Nevada	19	845,214.18	0.38
Wyoming	14	747,370.45	0.33
Delaware	10	651,746.61	0.29
Utah	16	615,164.21	0.27
Illinois	17	566,018.75	0.25
Iowa	13	422,928.40	0.19
Wisconsin	7	217,532.21	0.10
Maine	2	158,345.72	0.07
South Dakota	4	155,182.85	0.07
North Dakota	3	121,525.41	0.05
Massachusetts	2	108,124.53	0.05
Vermont	1	95,421.21	0.04
New Hampshire	2	85,744.78	0.04

Total	4,089	$224,185,595.52	100.00%

Year of Origination of Contracts

			% of Contract Pool
	Number of	Aggregate Principal	by Outstanding
	Contracts as of	Balance Outstanding	Principal Balance as
Year of Origination	Cut-off Date	as of Cut-off Date	of Cut-off Date
1997	11	$260,392.90	0.12%
1998	95	2,628,811.46	1.17
1999	279	9,177,216.71	4.09
2000	22	804,730.72	0.36
2001	1	53,286.31	0.02
2002	7	374,155.03	0.17
2003	40	2,849,818.18	1.27
2004	67	4,638,857.77	2.07
2005	951	53,719,636.15	23.96
2006	2,616	149,678,690.29	66.77

Total	4,089	$224,185,595.52	100.00%

Distribution of Original Contract Amounts

			% of Contract Pool
	Number of	Aggregate Principal	by Outstanding
Range of Original Contract	Contracts as of	Balance Outstanding	Principal Balance
Amounts (in Dollars)	Cut-off Date	as of Cut-off Date	as of Cut-off Date
Less than $10,000.01	19	$161,796.08	0.07%
$10,000.01 to $20,000.00	381	5,452,056.13	2.43
$20,000.01 to $30,000.00	553	13,489,539.17	6.02
$30,000.01 to $40,000.00	707	24,002,249.97	10.71
$40,000.01 to $50,000.00	549	23,983,683.87	10.70
$50,000.01 to $60,000.00	468	25,137,771.82	11.21
$60,000.01 to $70,000.00	340	21,713,058.73	9.69
$70,000.01 to $80,000.00	268	19,867,729.46	8.86
$80,000.01 to $90,000.00	193	16,209,609.30	7.23
$90,000.01 to $100,000.00	158	14,927,659.82	6.66
$100,000.01 to $110,000.00	115	11,864,498.83	5.29
$110,000.01 to $120,000.00	91	10,393,382.56	4.64
$120,000.01 to $130,000.00	70	8,599,471.02	3.84
$130,000.01 to $140,000.00	49	6,589,124.46	2.94
$140,000.01 to $150,000.00	35	5,044,447.63	2.25
$150,000.01 to $160,000.00	30	4,563,086.57	2.04
$160,000.01 or greater	63	12,186,430.10	5.44

Total	4,089	$224,185,595.52	100.00%

The largest original contract amount is $423,915.00, which represents 0.19% of the aggregate principal balance of the contracts as of the Cut-off Date.

Distribution of Remaining Amounts for Contracts

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
Range of Remaining Contract	Contracts as of	Balance Outstanding	Balance as of Cut-off
Amounts (in Dollars)	Cut-off Date	as of Cut-off Date	Date
Less than $10,000.01	65	$527,705.15	0.24%
$10,000.01 to $20,000.00	382	5,924,814.11	2.64
$20,000.01 to $30,000.00	576	14,568,265.08	6.50
$30,000.01 to $40,000.00	703	24,447,271.14	10.90
$40,000.01 to $50,000.00	539	24,182,294.36	10.79
$50,000.01 to $60,000.00	446	24,546,516.53	10.95
$60,000.01 to $70,000.00	330	21,345,108.57	9.52
$70,000.01 to $80,000.00	263	19,688,190.16	8.78
$80,000.01 to $90,000.00	182	15,409,034.11	6.87
$90,000.01 to $100,000.00	166	15,777,602.60	7.04
$100,000.01 to $110,000.00	103	10,772,560.75	4.81
$110,000.01 to $120,000.00	99	11,381,283.37	5.08
$120,000.01 to $130,000.00	62	7,735,373.91	3.45
$130,000.01 to $140,000.00	47	6,364,527.66	2.84
$140,000.01 to $150,000.00	41	5,960,715.30	2.66
$150,000.01 to $160,000.00	23	3,527,390.09	1.57
$160,000.01 or greater	62	12,026,942.63	5.36

Total	4,089	$224,185,595.52	100.00%

The average outstanding principal balance of the contracts, as of the Cut-off Date, was $54,826.51 and the outstanding principal balances of the contracts ranged from $4,080.91 to $423,531.78 as of the Cut-off Date.

Distribution of Original Loan-to-Value Ratios of Contracts

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
Range of Original	Contracts as of	Balance Outstanding	Balance as
Loan-to-Value Ratios	Cut-off Date	as of Cut-off Date	of Cut-off Date
Not Calculated(1)	338	$15,519,962.83	6.92%
5.01% to 10.00%	2	23,620.99	0.01
10.01% to 15.00%	4	86,039.18	0.04
15.01% to 20.00%	15	384,078.69	0.17
20.01% to 25.00%	8	182,174.96	0.08
25.01% to 30.00%	18	596,336.61	0.27
30.01% to 35.00%	38	1,543,521.39	0.69
35.01% to 40.00%	36	1,656,031.71	0.74
40.01% to 45.00%	32	1,351,615.91	0.60
45.01% to 50.00%	67	3,205,989.02	1.43
50.01% to 55.00%	81	4,395,118.39	1.96
55.01% to 60.00%	112	5,586,723.57	2.49
60.01% to 65.00%	104	6,000,002.35	2.68
65.01% to 70.00%	108	6,628,427.56	2.96
70.01% to 75.00%	170	10,645,259.08	4.75
75.01% to 80.00%	529	32,079,648.09	14.31
80.01% to 85.00%	667	31,508,394.38	14.05
85.01% to 90.00%	1,014	61,158,166.24	27.28
90.01% to 95.00%	644	35,750,506.59	15.95
95.01% to 100.00%	102	5,883,977.98	2.62

Total	4,089	$224,185,595.52	100.00%

(1)	Loan-to-value ratios are not calculated for chattel-only contracts originated as part of refinance transactions.
The weighted average original loan-to-value ratio of the contracts for which loan-to-value ratios were calculated, as of the Cut-off Date, was 81.89%.

Distribution of Original Loan-to-Invoice Ratios of Contracts

			% of Contract Pool
	Number of	Aggregate Principal	by Outstanding
Range of Original Loan-to-Invoice	Contracts as of	Balance Outstanding	Principal Balance as
Ratios	Cut-off Date	as of Cut-off Date	of Cut-off Date
Not Calculated(1)	1,324	$111,558,690.51	49.76%
0.00% to 0.00%	12	326,542.51	0.15
0.01% to 25.00%	4	62,068.30	0.03
25.01% to 50.00%	60	1,196,068.93	0.53
50.01% to 75.00%	253	6,441,713.24	2.87
75.01% to 100.00%	810	25,894,197.46	11.55
100.01% to 110.00%	199	6,740,861.73	3.01
110.01% to 120.00%	217	9,185,019.14	4.10
120.01% to 130.00%	266	13,139,218.68	5.86
130.01% to 140.00%	270	13,397,038.13	5.98
140.01% to 150.00%	245	13,135,445.13	5.86
150.01% to 160.00%	173	9,093,769.39	4.06
160.01% to 170.00%	110	5,999,781.09	2.68
170.01% to 180.00%	61	3,467,176.51	1.55
180.01% to 190.00%	48	2,337,465.13	1.04
190.01% to 200.00%	22	1,345,066.83	0.60
200.01% to 210.00%	11	608,525.46	0.27
210.01% to 220.00%	1	38,991.86	0.02
220.01% to 230.00%	1	67,727.25	0.03
230.01% to 231.00%	1	35,395.24	0.02
260.00% to 263.00%	1	114,833.00	0.05

Total	4,089	$224,185,595.52	100.00%

(1)	Contracts for which loan-to-invoice ratios are not calculated consist of contracts for which the loan amounts are determined based on appraisals, including land home contracts and contracts originated under the Comparable Appraisal Program.
The weighted average original ratio of loan amounts to manufacturer’s invoice price for the related manufactured homes, for the contracts for which loan-to-invoice ratios were calculated, as of the Cut-off Date, was 123.35%.

Contract Rate for Contracts

		Aggregate Principal	% of Contract Pool by
	Number of	Balance	Outstanding Principal
	Contracts as of	Outstanding as of	Balance as of Cut-off
Range of Contract Rates	Cut-off Date	Cut-off Date	Date
4.250% to 4.999%	1	$33,984.93	0.02%
5.000% to 5.999%	21	1,594,215.27	0.71
6.000% to 6.999%	72	6,439,014.68	2.87
7.000% to 7.999%	257	18,166,522.89	8.10
8.000% to 8.999%	758	50,430,034.29	22.49
9.000% to 9.999%	1,238	74,272,984.92	33.13
10.000% to 10.999%	947	44,876,508.74	20.02
11.000% to 11.999%	489	18,555,403.31	8.28
12.000% to 12.999%	225	7,818,579.33	3.49
13.000% to 13.999%	64	1,677,059.29	0.75
14.000% to 14.999%	14	289,660.47	0.13
15.000% to 15.999%	2	24,351.50	0.01
16.000% to 16.999%	1	7,275.89	0.00

Total	4,089	$224,185,595.52	100.00%

As of the Cut-off Date, the contract rate on the contracts ranged from 4.250% to 16.000% with a weighted average of approximately 9.402%.
Original Months to Maturity of Contracts

		Aggregate Principal	% of Contract Pool by
	Number of	Balance	Outstanding Principal
Range of Original Months to	Contracts as of	Outstanding as of	Balance as of Cut-off
Maturity	Cut-off Date	Cut-off Date	Date
60 to 60	6	$93,031.08	0.04%
61 to 90	67	1,089,393.51	0.49
91 to 120	309	7,170,990.68	3.20
121 to 150	79	2,536,571.83	1.13
151 to 180	856	29,051,367.82	12.96
181 to 210	244	18,173,438.71	8.11
211 to 240	1,968	128,160,776.59	57.17
241 to 270	28	1,796,304.73	0.80
271 to 300	214	9,061,879.33	4.04
331 to 360	318	27,051,841.24	12.07

Total	4,089	$224,185,595.52	100.00%

Remaining Months to Maturity of Contracts

		Aggregate Principal	% of Contract Pool by
	Number of	Balance	Outstanding Principal
Range of Remaining Months	Contracts as of	Outstanding as of	Balance as of Cut-off
to Maturity	Cut-off Date	Cut-off Date	Date
29 to 30	3	$19,420.85	0.01%
31 to 60	22	243,348.92	0.11
61 to 90	92	1,392,575.39	0.62
91 to 120	309	7,305,279.27	3.26
121 to 150	175	6,094,610.15	2.72
151 to 180	847	29,694,957.08	13.25
181 to 210	273	18,213,466.70	8.12
211 to 240	1,995	130,653,010.37	58.28
241 to 270	28	1,374,365.27	0.61
271 to 300	93	5,162,898.45	2.30
301 to 330	28	1,942,862.76	0.87
331 to 360	224	22,088,800.31	9.85

Total	4,089	$224,185,595.52	100.00%

As of the Cut-off Date, the contracts included have remaining maturities of at least 29 months but not more than 360 months and original maturities of at least 60 months but not more than 360 months, and a weighted average remaining term to scheduled maturity of 229 months.
Unit Type

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
	Contracts as of	Balance Outstanding	Balance as of Cut-off
Unit Type	Cut-off Date	as of Cut-off Date	Date
Multi-section home	3,067	$195,915,926.55	87.39%
Single-section home	1,022	28,269,668.96	12.61

Total	4,089	$224,185,595.52	100.00%

Property Type

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
	Contracts as of	Balance Outstanding	Balance as of Cut-off
Property Type	Cut-off Date	as of Cut-off Date	Date
Other	117	$9,043,762.83	4.03%
Community	2,228	136,168,864.08	60.74
Lease	448	19,555,533.55	8.72
Owned Land	970	49,765,094.30	22.20
Park	303	8,739,126.93	3.90
Relative Land	23	913,213.83	0.41

Total	4,089	$224,185,595.52	100.00%

Loan Purpose

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
	Contracts as of	Balance Outstanding	Balance as of Cut-off
Loan Purpose	Cut-off Date	as of Cut-off Date	Date
Purchase of New Home	1,889	$124,815,463.11	55.68%
Purchase of Repossessed Home	64	2,698,874.72	1.20
Purchase of Used Home	1,798	81,151,294.86	36.20
Refinance	338	15,519,962.83	6.92

Total	4,089	$224,185,595.52	100.00%

Credit Score of Contracts

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
	Contracts as of	Balance Outstanding	Balance as of Cut-off
Range of Credit Scores	Cut-off Date	as of Cut-off Date	Date
360 - 450	57	$1,709,236.38	0.76%
451 - 500	1	31,480.07	0.01
501 - 550	32	1,140,967.88	0.51
551 - 600	102	3,866,561.82	1.72
601 - 650	428	19,638,467.99	8.76
651 - 700	1,019	55,554,686.34	24.78
701 - 750	1,180	68,760,925.71	30.67
751 - 800	965	56,877,228.99	25.37
801 - 850	304	16,556,509.58	7.39
851 - 863	1	49,530.76	0.02

Total	4,089	$224,185,595.52	100.00%

The contracts for which credit scores are available have a weighted average credit score of 721.
Delinquency Status of the Contracts as of the Cut-Off Date

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
	Contracts as of	Balance Outstanding	Balance as of Cut-off
Delinquency Status	Cut-off Date	as of Cut-off Date	Date
Current	4,089	$224,185,596	100%

Total:	4,089	$224,185,596	100%

     The following tables set forth the historical delinquency experience of the contracts through July 31, 2006. The historical delinquency information is based on the delinquency of each contract over a period equal to the lesser of (1) the time since the origination of the contract or (2) the past three years. “Purchased Contracts” refers to contracts acquired by the Originator from third parties, as opposed to contracts originated by the Originator. Purchased Contracts comprise approximately 3.29% of the total contracts by outstanding principal balance as of the Cut-off Date.

Delinquency History of the Contracts
(other than the Purchased Contracts)

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
30 – 59 days	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	3776	$209,630,318	96.69%
1	66	2,338,346	1.08
2	34	1,030,181	0.48
3	33	1,146,513	0.53
4	16	543,561	0.25
5	18	683,134	0.32
6	8	203,992	0.09
7	13	470,347	0.22
8	7	220,400	0.10
9	7	232,806	0.11
11	5	224,922	0.10
12	1	42,364	0.02
13	1	7,231	0.00
14	1	16,864	0.01
16	1	9,435	0.00

Total:	3987	$216,800,415	100.00%

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
60 – 89 days	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	3896	$213,465,612	98.46%
1	50	1,906,938	0.88
2	26	922,835	0.43
3	10	333,410	0.15
4	2	65,293	0.03
5	2	47,588	0.02
7	1	58,739	0.03

Total:	3987	$216,800,415	100.00%

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
90 days or more	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	3953	$215,446,006	99.38%
1	13	496,525	0.23
2	6	252,568	0.12
3	3	99,768	0.05
4	4	172,501	0.08
5	1	39,236	0.02
6	1	36,051	0.02
8	1	15,072	0.01
9	2	104,094	0.05
11	1	38,616	0.02
12	2	99,977	0.05

Total	3987	$216,800,415	100.00%

Delinquency History of the Purchased Contracts1

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
30 – 59 days	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	85	$6,227,164	84.32%
1	8	686,216	9.29
2	4	146,840	1.99
3	2	118,119	1.60
4	3	206,843	2.80

Total:	102	$7,385,181	100.00%

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
60 – 89 days	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	100	$7,230,046	97.90%
1	2	155,134	2.10

Total:	102	$7,385,181	100.00%

[1]	The historical delinquency experience for the acquired contracts covers the period from July 2005 until the Cut-off Date. Historical delinquency experience with respect to the acquired contracts for the period prior to July 2005 is not available to Origen because this information was not collected or maintained by the originator of the acquired contracts.

			% of Contract Pool by
	Number of	Aggregate Principal	Outstanding Principal
90 or more days	Contracts as of	Balance Outstanding	Balance as of Cut-off
(# of times delinquent)	Cut-off Date	as of Cut-off Date	Date
0	102	$7,385,181	100.00%

Total	102	$7,385,181	100.00%

     Credit Scores
     Credit scores are statistical credit scores obtained by many lenders to help assess an obligor’s creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the obligor’s probability of default. The credit score is based on an obligor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk an obligor represents to a lender, i.e., that an obligor with a higher score is statistically expected to be less likely to default in payment than an obligor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a contract. Furthermore, credit scores were not developed specifically for use in connection with contracts, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of contract characteristics on the probability of repayment by an obligor. None of the Seller, the Servicer, the Subservicer, the Originator, the Indenture Trustee, the Owner Trustee, the underwriter or the Depositor make any representations or warranties as to the actual performance of any contract or that a particular credit score should be relied upon as a basis for an expectation that an obligor will repay the contract according to its terms.
     Static Pool Information
     Information concerning the Sponsor’s prior residential manufactured housing contract securitizations involving contracts is available on the internet at http://www.origenfinancial.com/RegAB.asp. Those securitizations involve contracts comparable to the type of contracts contained in the Issuing Entity.
     Without charge or registration, investors can view on this website the following information for each of those securitizations:
•	summary initial pool information

•	delinquency, cumulative loss, and prepayment information as of each Payment Date for those securitizations.
     In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034, Attention: Chief Financial Officer.
     The static pool data available on the Sponsor’s website relating to any of the Sponsor’s manufactured housing contract securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying free writing prospectus or the Depositor’s registration statement.
     This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior manufactured housing contract securitizations may not be indicative of the future performance of the contracts.

YIELD AND PREPAYMENT CONSIDERATIONS
     The contracts may be prepaid in full or in part at any time without penalty (with the exception of no more than ten contracts with a Cut-off Date principal balance no greater than $1,300,000). The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life of the notes. It is expected that a number of the contracts will be prepaid before their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of contracts due to breaches of representations and warranties have the effect of prepaying those contracts and therefore would affect the average life of the notes. The prepayment experience on manufactured housing contracts varies greatly. Most of the contracts contain a due-on-sale clause that would permit the Servicer to accelerate the maturity of a contract upon the sale of the related manufactured home. In the case of those contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of those contracts if the purchaser of the related manufactured home satisfies the then-current underwriting standards of the Originator.
     As with fixed rate obligations generally, the rate of prepayment on a pool of contracts with fixed rates is affected by prevailing market rates for contracts of a comparable term and risk level. When the market interest rate is below the contract rate, obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell their manufactured homes or refinance their contracts in order to realize their equity in the manufactured homes, to meet cash flow needs or to make other investments. However, depreciation of the value of the manufactured homes may limit the ability to accomplish these goals. We cannot assure you as to the level of prepayments the contracts will experience.
     On any Payment Date, the Class A noteholders will receive 100% of the principal collections on the contracts, as described under “Description of the Notes—Priority of Payments” and “—Principal.”
     In addition to the foregoing factors affecting the weighted average life of the notes, the overcollateralization provisions of the trust result in a limited acceleration of the notes relative to the amortization of the contracts during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the notes. This acceleration feature creates Overcollateralization which results from the excess of the aggregate contract principal balance over the aggregate note principal balance. Once the required level of Overcollateralization is reached, the overcollateralization feature will cease, unless necessary to maintain the required level of Overcollateralization.
     The Originator, the Seller, the Servicer and the Subservicer cannot assure you that the delinquency, repossession or foreclosure experience described under “The Subservicer—Default, Delinquency and Loss Experience” will be representative of the results that may be experienced on the contracts.
     If the aggregate of the principal balances of the notes exceeds the Pool Principal Balance following all payments from sources other than the Policy on any Payment Date, a draw will be made on the Policy in the amount of such excess to be applied as a principal payment on the notes. In the event that there were a sufficiently large number of delinquencies on the contracts in any due period and the note insurer failed to make a required payment under the Policy, the amounts paid to some noteholders could be less than the amount of principal and interest that would otherwise be payable on those notes with respect to that due period. In that event, even if delinquent payments on those contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the affected notes would be reduced, and, under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those notes plus accrued interest thereon at the related Note Rate, thus also reducing the effective yield on those Classes of notes.
     The Servicer has the right to purchase from the trust all remaining contracts, and effect early retirement of the notes, on any Payment Date when the Pool Principal Balance is less than or equal to 20% of the aggregate Cut-off Date principal balance of the contracts. No optional redemption may be effected unless all amounts due and unpaid to the swap provider (including any swap termination payments) are paid in full, and no optional redemption may be effected without the Note Insurer’s consent unless (i) all amounts due and unpaid to the Note Insurer are paid in full and (ii) it would not result in a draw on the policy. The purchase price deposited by the Servicer will be paid to all outstanding noteholders on the Payment Date occurring in the month following the date of purchase. See “Description of the Notes—Optional Redemption.”
     Although partial prepayments of principal on contracts are applied on scheduled Payment Dates for the contracts or, in the case of simple interest contracts, on the date of receipt, obligors are not required to pay interest on contracts after the date of a full prepayment of principal. As a result, full prepayments on contracts in advance of the scheduled Payment Dates for these contracts in any due period will reduce the amount of interest received from obligors during the due period. The Policy will not cover these reductions.
     Prepayments of the contracts, including voluntary prepayments and prepayments due to defaults, also may affect the likelihood of the application of the Available Funds Rate or the Net Contract Rate. If contracts with higher contract rates were to prepay, the Available Funds Rate and the Net Contract Rate would be lower than otherwise would be the case. In addition, contracts with higher contract rates may prepay faster than contracts with relatively lower contract rates in response to a given change in market interest rates. In the event that the Available Funds Rate (in the case of the Class A-1 Notes) or the Net Contract Rate (in the case of the Class A-2 Notes) is less than interest accrued at the One-Month LIBOR-based rate for the Class A-1 Notes or the Auction Rate for the Class A-2 Notes (and the 18.00% per annum maximum cap rate on each Class), such Class will be paid interest at the lower Available Funds Rate and Net Contract Rate, as applicable, and will be entitled to the related Available Funds Cap Carry-Forward Amount, if any, on later Payment Dates to the extent available as described in “Description of the Notes—Priority of Payments” herein.
     The last scheduled due date on the contracts included in the Contract Pool with the latest maturity is in October 2036. The final stated maturity date of each Class of notes, determined based on the assumptions that there are no defaults, prepayments or delinquencies on payments due under the contracts and that the repurchase option has not been exercised is on the Payment Date in the month set forth below for such Class:

Final Stated
Class	Maturity Date
Class A-1	November 15, 2018
Class A-2	October 15, 2037
     The Note Rate with respect to the Class A-1 Notes adjusts each month and is equal to the least of (i) One-Month LIBOR plus the related margin, (ii) the Available Funds Rate and (iii) the maximum cap rate of 18.00% per annum. The Note Rate with respect to the Class A-2 Notes will be the least of (i) the Auction Rate or Converted Rate, as applicable, effective for each day during that Interest Accrual Period, (ii) the Net Contract Rate and (iii) the maximum cap rate of 18.00% per annum. However, the contract rates for the assets are based upon fixed interest rates. It is possible that One-Month LIBOR may rise to a level such that the LIBOR-based rate on the Class A-1 Notes exceeds the weighted average net contract rate of the contracts, in which case the Note Rate on the Class A-1 Notes will equal the lower Available Funds Rate. It is likewise possible that interest rates obtained in an Auction will rise above the weighted average net contract rate of the contracts, in which case the Note Rate on the Class A-2 Notes will equal the lower Net Contract Rate. To the extent that the Note Rate on a Class of notes is limited to the Available Funds Rate or the Net Contract Rate, as applicable, basis risk shortfalls may occur. An interest rate swap agreement is included in the trust to cover a portion of the amount by which One-Month LIBOR exceeds 5.4775% per annum. However, there can be no assurance that amounts paid under the interest rate swap agreement will be sufficient to prevent the occurrence of basis risk shortfalls. The Policy will not cover basis risk shortfalls. See “Description of the Notes—Priority of Payments” in this free writing prospectus.
     The amount available after payment of fees and expenses, the Interest Payment Amount and the principal payment amount on any Payment Date may be used, subject to the priorities described in this free writing prospectus under “Description of the Notes—Priority of Payments,” to cover Available Funds Cap Carry-Forward Amounts. However, there can be no assurance that the Amount Available will be sufficient to cover these shortfalls, particularly because in a situation where the Note Rate on a Class of notes is limited to the related Available Funds Rate or the Net Contract Rate, as applicable, there may be little or no Amount Available after payment of higher priority items.

     Weighted Average Life of the Notes
     The following information is intended to illustrate the effect of prepayments of the contracts on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that the contracts might actually experience.
     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the notes will be influenced by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of monthly or bi-weekly payments or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. The model we use in this free writing prospectus, the manufactured housing prepayment model (“MHP”), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per year.
     As used in the following tables, 100% MHP assumes the contracts will prepay at rates of 100% of the MHP assumed prepayment rates; 150% MHP assumes the contracts will prepay at rates of 150% of the MHP assumed prepayment rates; 200% assumes the contracts will prepay at rates of 200% of the MHP assumed prepayment rates, and so forth.
     We cannot assure you, however, that prepayment of the contracts pledged to the trust will conform to any level of the MHP, and the Depositor, the Originator and the Seller make no representation that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders has had the effect of increasing the prepayment rates of manufactured housing contracts. Other factors affecting prepayment of contracts include changes in obligors’ housing needs, job transfers, unemployment and obligors’ net equity in the manufactured homes. In the case of contracts secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these contracts, the contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these contracts. Conversely, if prevailing interest rates rise above the interest rates on the contracts, the rate of prepayment would be expected to decrease.
     As described under “Description of the Notes—Principal,” payments of principal on the Class A-2 Notes will not commence until the Payment Date on which the aggregate note balance of the Class A-1 Notes has been reduced to zero. This will have the effect of accelerating the amortization of the Class A-1 Notes while increasing the interest in the trust of the Class A-2 Notes.
     The percentages and weighted average lives in the following tables were determined assuming the following modeling assumptions that:
     (1) scheduled interest and principal payments on the contracts are received in a timely manner on their respective due dates and prepayments are made at the indicated percentages of the MHP listed in the table;
     (2) the aggregate principal balance of the contracts as of the Cut-off Date is $224,185,596 and the contracts have the characteristics described under “The Contract Pool” and have their first scheduled payment due on or before September 1, 2006;
     (3) the sum of the rates at which the Indenture Trustee fee, the servicing fee, the Auction Agent Fee and the calculation agent fee for each Payment Date are calculated is 1.27%;

     (4) the Broker-Dealer Fee is equal to 0.25% per annum of the note balance of the Class on the A-2 notes;
     (5) the Policy premium is equal to 0.25% per annum of the aggregate note balance of the Class A-1 and Class A-2 Notes;
     (6) the per annum Note Rate for the Class A-1 Notes is 5.50%; the Note Rate for the Class A-2 Notes is 5.35%;
     (7 no interest shortfalls will arise because of prepayment in full of the contracts;
     (8) no delinquencies or losses are experienced on the contracts;
     (9) payments are made on the notes on the fifteenth day of each month, commencing in September 2006, and the Auction Period remains the Interest Accrual Period;
     (10) LIBOR remains constant at 5.35% per annum;
     (11) no Conversion or Auction Rate conversion occurs;
     (12) the notes are issued on August 25, 2006; and
     (13) the Notes are redeemed on the first Payment Date on which the Indenture permits an optional redemption (except in the case of weighted average lives set forth below that are explicitly run to maturity).
     We cannot assure you that the Servicer will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any Auction of the trust estate will be successful.
     We make no representation that the contracts will not experience delinquencies or losses or that the contracts will experience losses at the respective rates assumed or at any other rates.

     Assumed Characteristics of Contracts as of the Cut-off Date
     The following are the assumed characteristics of the contracts as of the Cut-off Date:

	Aggregate Principal	Weighted	Weighted Average	Weighted
	Balance	Average Original	Remaining Term	Average Gross
Contract	Outstanding	Term (months)	(months)	Contract Rate
A	$14,820.14	180	136	10.00000%
B	80,024.18	240	195	11.76475
C	56,377.78	300	258	10.99000
D	60,542.25	149	115	11.84458
E	13,397.69	240	204	12.50000
F	53,371.00	300	262	8.00000
G	159,954.77	165	143	11.65222
H	202,433.75	240	216	9.72584
I	13,027,976.72	169	158	9.73400
J	32,255,895.31	236	227	9.31608
K	504,870.97	300	292	8.81351
L	302,969.75	360	353	8.52877
M	28,220,483.01	160	156	9.85518
N	107,948,708.31	234	231	9.50106
O	1,669,502.89	279	276	8.32479
P	2,319,805.20	360	358	9.15815
Q	60,803.07	240	193	7.75000
R	162,129.86	360	318	8.09152
S	24,627.28	180	151	7.50000
T	57,413.24	240	210	6.50000
U	84,943.05	300	271	6.81369
V	2,555,523.67	360	332	6.82171
W	90,303.44	180	154	6.73560
X	178,765.86	240	219	7.45573
Y	33,615.21	300	277	7.50000
Z	3,973,784.74	360	336	6.99611
AA	97,741.34	180	170	7.57769
BB	1,043,449.52	240	233	7.48399
CC	208,535.32	300	292	7.76649
DD	6,278,197.22	360	354	7.66965
EE	311,665.51	174	171	9.01985
FF	768,350.31	240	237	7.84211
GG	392,316.20	300	298	9.18194
HH	8,047,858.86	360	358	8.21282
II	264,219.48	360	281	8.69093
JJ	2,742,077.20	224	135	11.52419
KK	6,257,235.83	299	215	10.92077
LL	3,269,511.82	350	279	10.48831
MM	391,393.77	360	314	10.19092

	$224,185,595.52	239	229	9.40204%

     It is not likely that contracts will prepay at any constant percentage of the MHP to maturity or that all contracts will prepay at the same rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.
     Based on the foregoing assumptions, the following tables show the percentages of the original principal balance of each Class of notes that would be outstanding after each of the Payment Dates shown at the indicated percentages of the MHP and the corresponding weighted average lives of each Class of notes.
     The weighted average life of each Class of notes listed in the tables below is determined by (1) multiplying the amount of cash payments in reduction of the principal balance of the note by the number of years from the date of issuance of note to the stated Payment Date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the note.
Percentage of the Original Principal Balance of the Class A-1
Notes at the Respective Percentages of the
MHP Listed Below:

Payment Date	0%	100%	150%	200%	250%	300%
Initial Percentage
August 2007
August 2008
August 2009
August 2010
August 2011
August 2012
August 2013
August 2014

Weighted Average Life to Call (Years)
Weighted Average Life to Maturity (Years)
Percentage of the Original Principal Balance of the Class A-2
Notes at the Respective Percentages of the
MHP Listed Below:

Payment Date	0%	100%	150%	200%	250%	300%
Initial Percentage
August 2007
August 2008
August 2009
August 2010
August 2011
August 2012
August 2013
August 2014
August 2015
August 2016
August 2017
August 2018
August 2019

Weighted Average Life to Call (Years)
Weighted Average Life to Maturity (Years)

DESCRIPTION OF THE NOTES
     General Description of the Notes
     The Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A, will consist of the Class A-1 notes and the Class A-2 notes, each of which is being offered by this free writing prospectus.
     Payments on the notes will be made on each “Payment Date” which will be the 15th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in September 2006.
     The Owner Trust Certificate, which is not offered hereby, will only be entitled to payments after all required payments have been made on the notes.
     Each Class of notes will have the initial note balances (subject to the permitted variance), and Note Rate as set forth in the table appearing in the summary of this free writing prospectus.
     The notes will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or “DTC,” and its participants in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof for the Class A-1 Notes and $25,000 and integral multiples of $25,000 in excess thereof for the Class A-2 Notes. If the use of book-entry facilities for the notes is terminated, which may occur under the limited circumstances described under “Description of the Securities—Book-Entry Procedures” in the prospectus, then any Definitive Notes issued in respect of the notes will be transferable and exchangeable at the offices of the Indenture Trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
     All payments to holders of the notes will be made by the Indenture Trustee to the persons in whose names such notes are registered at the close of business on each Record Date, which will be DTC or its nominee unless Definitive Notes are issued. The “record date” for each Payment Date with respect to the notes will be (i) the close of business on the business day immediately preceding such Payment Date so long as the notes are Book-Entry Notes and (ii) if Definitive Notes are issued, will be the close of business on the last business day of the month preceding the month in which such Payment Date occurs. Such payments will be made by wire transfer in immediately available funds to the account of each noteholder specified in writing to the Indenture Trustee at least five business days prior to the relevant Record Date by such holder of notes or, if such instructions are not received, then by check mailed to the address of each such noteholder as it appears in the note register. The final payment on any Class of notes will be made in like manner, but only upon presentment and surrender of such notes at the offices of the Indenture Trustee designated for such purposes or such other location specified in the notice to noteholders of such final payment. As of the closing date, the Indenture Trustee designates its office located at 4 New York Plaza, GIS Unit Trust Window, 1st Floor, New York, New York 10004 for such purposes.
     Registration of Notes
     The notes will be Book-Entry Notes (the “Book-Entry Notes”). Persons acquiring Beneficial Ownership interests in the notes (“note owners”) will hold their notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems (“Participants”). The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note (each, a “beneficial owner ”) will be entitled to receive a physical note representing that note (a “definitive note”). Unless and until Definitive Notes are issued, it is anticipated that the only “noteholder” of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the

Indenture. Note owners are only permitted to exercise their rights indirectly through DTC and DTC participants. For more information, see “Description of the Securities—Book-Entry Procedures” in the accompanying prospectus.
     Conveyance of Contracts
     The Originator previously transferred the contracts to the Seller. On the closing date, the Seller will transfer the contracts to the Depositor, including all principal and interest due or received on the contracts after the Cut-off Date. The Depositor will transfer to the Issuing Entity all of its right, title and interest in the contracts. The Issuing Entity will pledge the contracts to the Indenture Trustee for the benefit of the noteholders and the Note Insurer pursuant to the Indenture.
     Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the holders of the notes or the Note Insurer will be repurchased by the Originator, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract, the Originator may, under certain conditions, deposit cash in the Collection Account in an amount sufficient to offset the discrepancy.
     The custodian, on behalf of the Indenture Trustee, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any real property relating to each contract, referred to herein as the contract file. In order to give notice of the Indenture Trustee’s security interest in and to the assets, a UCC1 financing statement identifying the Indenture Trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. To the extent that the contracts do not constitute “chattel paper,” “general intangibles” or “accounts” within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the Indenture Trustee, the Indenture Trustee’s interest in the contracts could be defeated. See “Legal Aspects of Contracts and Mortgage Loans—The Contracts” in the prospectus.
     Representations and Warranties Regarding Each Contract
     Each of the Seller and the Originator will make certain representations and warranties to the Indenture Trustee with respect to each contract sold by it, as of the closing date unless expressly stated otherwise, including the following:
     (a) as of the Cut-off Date, the contract is not more than 30 days delinquent;
     (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;
     (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors’ rights generally or by general equity principles;
     (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;
     (e) the manufactured home securing the contract is covered by hazard insurance described under “The Servicing Agreement — Hazard Insurance” in this free writing prospectus;
     (f) the contract was either:
     (1) originated by the Originator or a manufactured housing dealer acting, to the knowledge of the Originator, in the regular course of its business and purchased on an individual basis by the Originator or the Seller in the ordinary course of its business; or
     (2) originated or acquired by the Seller or the Originator in the ordinary course of its business.

     (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the Depositor pursuant to the asset purchase agreement unlawful;
     (h) the contract, as cured if applicable, complies with all requirements of applicable law;
     (i) the obligation set forth in the contract has not been satisfied or subordinated in whole or in part, nor has the contract been rescinded, and the manufactured home securing the contract has not been released from the lien of the contract;
     (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors’ rights generally, first-priority security interest in favor of the Originator or the Seller in the manufactured home and real property securing the contract, if any;
     (k) the security interest has been assigned to the Depositor and to the Indenture Trustee, and, after the assignment, the Indenture Trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;
     (l) immediately prior to the transfer of the contracts to the Depositor, the Seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately prior to the transfer of the contracts to the Depositor, it was the sole owner thereof and had full right to transfer the contract to the Depositor and, on the closing date, the Indenture Trustee will have a first priority perfected security interest in each contract;
     (m) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and neither the Originator nor the Seller has waived any of the foregoing;
     (n) as of the closing date, there were, to the knowledge of the Originator, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, if any, which are or may be liens prior to or equal with or subordinate to the lien of the contract;
     (o) the contract is a fully-amortizing loan;
     (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;
     (q) the information contained in the contract schedule with respect to the contract is true and correct;
     (r) there is only one original of the contract;
     (s) the contract did not have a loan-to-value ratio at origination greater than 100%;
     (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, unless it is subject to a land-in-lieu contract or land and home contract or prohibited by state law, and as of the closing date the manufactured home is, to the knowledge of the Originator, free of damage and in good repair;
     (u) the related manufactured home is a “manufactured home” within the meaning of Section 5402(6) of Title 42 of the United States Code;

     (v) no more than 10 contracts (with a Cut-off Date balance of no greater than $1,300,000) contained any provision providing for the payment of a prepayment fee or penalty upon the prepayment of a portion or all of the outstanding principal balance of that contract, and no such prepayment penalty has a term of greater than three years after the contract’s origination date; and
     (w) each contract is secured by a manufactured housing unit that is a single-family residential unit.
     Under the terms of the asset purchase agreement, and subject to the Originator’s option to effect a substitution as described in the last paragraph under this subheading, the Originator will be obligated to repurchase, at the price described below, within 60 days after the Originator becomes aware, or after the Originator’s receipt of written notice from the Indenture Trustee, the Note Insurer or the Servicer, of a breach of any representation or warranty of the Originator in the asset purchase agreement that materially and adversely affects the trust’s interest in any contract, unless the Originator’s breach has been cured.
     Notwithstanding the previous paragraph, the Originator will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the contract, if any, located in any jurisdiction on account of the breach of the representation and warranty that the Indenture Trustee has a first priority perfected security interest in the manufactured home securing any contract solely on the basis of the failure by the Originator to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home and real property securing the contract, if any, other than a notation or transfer instrument necessary to show the Seller or the Originator as lienholder or legal title holder, unless:
     (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the Indenture Trustee does not have a perfected first-priority security interest in the related manufactured home; or
(b) (1) the Servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and
     (2) the Servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.
     The Servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the Servicer will be required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the Servicer informs the Servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the Servicing Agreement pursuant to which the Indenture Trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the Originator were to result from proceedings brought by a bankruptcy trustee of the Originator, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.
     The repurchase or substitution obligation described in this section “—Conveyance of Contracts” generally constitutes the sole remedy available to the Indenture Trustee and the holders of the notes for a breach of a representation or warranty under the asset purchase agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the contract is repurchased and any costs, fees or expenses incurred as a result of any violation of predatory lending or abusive lending laws.

     In lieu of repurchasing a contract as specified in this section, the Originator may, at its option, substitute an eligible substitute contract for the defective contract. The Originator will be required to deposit in the Collection Account cash in the amount, if any, by which the principal balance of the defective contract as of the beginning of the month in which substitution takes place exceeds the principal balance of the contract for which it is being substituted as of the beginning of the month.
     An eligible substitute contract is a contract that, as of its date of substitution:
•	meets the representations and warranties in the asset purchase agreement,

•	has a principal balance that is not greater than the principal balance of the contract it is replacing,

•	has a contract rate that is at least equal to the contract rate of the contract it is replacing,

•	has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the contract it is replacing,

•	has been consented to by the Note Insurer in its reasonable discretion (subject to any limitations set forth in the final asset purchase agreement), and

•	meets any other requirements that may be specified in the asset purchase agreement.
     Payments on Contracts; Amounts Available
     The Servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the noteholders and the Note Insurer, a “collection account.” All payments from obligors on the contracts which the Servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, are required to be paid into the Collection Account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the Servicer’s servicing fees. See “Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus. In addition, amounts paid by the Originator for contracts repurchased as a result of breach of warranties under the asset purchase agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, are required to be paid into the Collection Account. See “Description of the Notes—Conveyance of Contracts” in this free writing prospectus.
     On the fourth business day before each Payment Date, referred to herein as the “Determination Date,” the Servicer will determine the Amount Available to be remitted to the note payment account for payment to the notes for that Payment Date (without regard to any increase in the Amount Available from collections received during the current due period to remedy any deficiency in the Interest Payment Amount and based on a report from the Swap Provider as to amounts to be paid by the Swap Provider) and shall report electronically such amount and any other information as described in the Servicing Agreement to the Indenture Trustee.
     The “Amount Available” on each Payment Date will generally include (A) the sum of the following amounts:
(i)	all payments of interest and principal, including all partial principal prepayments applied and all principal prepayments in full and interest thereon, collected by the Servicer with respect to the contracts during the related due period,

(ii)	the repurchase price of each contract which, during the month preceding the Payment Date, the Originator purchased under the asset purchase agreement on account of breaches of the

Originator’s representations and warranties and any amounts paid in connection with a substitution of a contract during such preceding month,
(iii)	all liquidation proceeds with respect to each contract that became a liquidated contract during the related due period, plus

(iv)	amounts paid to the Issuing Entity by the Swap Provider in respect of such Payment Date;
(B) reduced by the sum of the following amounts:
(i)	amounts payable to the Indenture Trustee to reimburse it for any tax imposed on the trust and paid by the Indenture Trustee during the related due period;

(ii)	the monthly servicing fee for that Payment Date;

(iii)	liquidation expenses incurred by the Servicer in respect of repossessed manufactured homes, and delinquent taxes and insurance premiums advanced by the Servicer in respect of manufactured homes, in each case to the extent they are reimbursable to the Servicer under the Servicing Agreement during the month preceding the Payment Date;

(iv)	reimbursements to the Servicer in respect of Nonrecoverable Advances to the extent permitted under the Servicing Agreement during the month preceding the Payment Date;

(v)	that amount of collections received during the related due period and applied to remedy any deficiency in the Interest Payment Amount due on any Class of notes on the prior Payment Date; and

(vi)	any amounts incorrectly deposited in the Collection Account during the month preceding the Payment Date.
     Collections received after the end of the related due period and prior to the Determination Date, up to a limited amount, if any (the dollar amount of which will be determined by the rating agencies and specified in the Indenture), will be available to the extent necessary to pay in full the Interest Payment Amount due on such Payment Date to each Class notes.
     For any defaulted contract, “liquidation expenses” are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of the defaulted contract, including, without limitation, legal fees and disbursements.
     The “due period” for all Payment Dates will be the calendar month preceding the month in which such Payment Date occurs.
     Two business days before each Payment Date, no later than 1:00 p.m. New York time, the Servicer will remit the Amount Available without regard to the amounts referred to in clauses (a)(iv) and (b)(i) of the definition thereof to the note payment account. The Indenture Trustee will withdraw funds from the note payment account to make payments to noteholders.
     From time to time, as provided in the Servicing Agreement, the Servicer will withdraw funds from the Collection Account for the purposes set forth in the Servicing Agreement.
     Payments on the Notes
     Each payment on a book-entry note will be paid to DTC or its nominee, which will credit the amount of the payment to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the payment to the Note owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the note owners that it represents. All credits and disbursements on a book-entry note are to be made by DTC and the participants in accordance with DTC’s rules.
     The Indenture Trustee will send with each payment on a Payment Date to DTC or its nominee and to the Note Insurer, a statement or statements compiled based on information provided by the Servicer and describing the amount of the payment allocable to principal and the amount of the payment allocable to interest. These amounts will be expressed as a dollar amount per Class A note with a 1% percentage interest or per $1,000 denomination of Class A note.
     With respect to any Payment Date on which the Class A-2 Notes are entitled to distributions of principal, distributions of principal to the Class A-2 Notes will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific Class A-2 Notes in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. Investors may ask participants or indirect participants which allocation procedures they use. On any Payment Date on which principal is to be distributed to the Class A-2 Notes, one or more holders of a Class A-2 note may receive no distributions of principal while other holders of Class A-2 Notes receive distributions. In the event the principal amount of each Class A-2 note is less than $25,000 or the Class A-2 Notes are no longer held in book-entry form, principal will be distributed pro rata among the Class A-2 Notes.
     If the amount described in clause (6) of “—Priority of Payments” below otherwise required to be applied as a payment of principal on the Class A-2 Notes either (1) is less than $25,000 or (2) exceeds an integral multiple of $25,000, then, in the case of (1), such entire amount or, in the case of (2), such excess amount, will not be paid as principal on the upcoming Payment Date, but will be retained in the note payment account until the amount therein available for payment of principal on the Class A-2 Notes equals $25,000 or any integral multiple thereof. In no event however, shall amounts remain in the note payment account more than 13 months after the related payments are received by the Issuing Entity. The amount being distributed to the Class A-2 Notes as principal will be allocated to the specific notes of that Class which are selected prior to the related Payment Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.
     Priority of Payments
     On each Payment Date, the Indenture Trustee will apply the Amount Available to make payments in the following order of priority:
     (1) the Indenture Trustee, custodian, Auction Agent, Calculation Agent and Broker-Dealer fees;
     (2) to the Swap Provider, any Net Swap Payment or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement;
     (3) to the Note Insurer, the amount of the premium for the Policy, and any unpaid premium with interest thereon at the Late Payment Rate;
     (4) any indemnities and reimbursements (such indemnities and reimbursements subject to a cap of $100,000 per annum) due and unpaid to the Indenture Trustee;
     (5) concurrently, to each Class of Class A notes, the related Interest Payment Amount for that Payment Date, pro rata based on the Interest Payment Amount each Class is entitled to receive, with any shortfall in the Amount Available being allocated pro rata on that basis;
     (6) to the Class A notes, the principal payment amount for that Payment Date sequentially in the following order of priority:

(i)	to the Class A-1 Notes, until the principal balance of the Class A-1 Notes has been reduced to zero; and

(ii)	to the Class A-2 Notes (subject to the last paragraph under “—Payments on the Notes” above with regard to payments in $25,000 round lots), until the principal balance of the Class A-2 Notes has been reduced to zero;
     (7) to the Note Insurer, to reimburse it for prior draws made on the Policy, with interest thereon at the Late Payment Rate and any other amounts owed to the Note Insurer pursuant to the insurance agreement;
     (8) to the Class A-1 and Class A-2 Notes, in that order, the related Available Funds Cap Carry-Forward Amount for that Payment Date;
     (9) to the Indenture Trustee any indemnities and reimbursement for expenses incurred in excess of the amount set forth in (4) above, without regard to the annual cap on such amounts;
     (10) to the Owner Trustee any reimbursement for expenses incurred;
     (11) to the Auction Agent and Broker-Dealer any indemnification amounts owed to them under the Auction Agent Agreement or the applicable Broker-Dealer Agreement;
     (12) to the Swap Provider, any Swap Termination Payment triggered by a Swap Provider Trigger Event; and
     (13) remaining amounts to the holder of the Owner Trust Certificate.
     Draws, if any, on the Policy for a Payment Date will be distributed to the holders of the notes in respect of interest or principal, as applicable, in accordance with the priorities set forth above. See “The Policy” in this free writing prospectus.
     Notwithstanding the prioritization of the payment of the principal payment amount pursuant to clause (6) above, if the aggregate principal balance of the Class A notes exceeds the Pool Principal Balance for that Payment Date (after application of all payments to the notes on such Payment Date), the payment pursuant to clause (6) above will be made pro rata based on the principal balances of the Class A notes.
     Interest
     Capitalized terms used and not defined in this section have the meanings set forth below under “—Glossary of Terms—Interest Payments.”
     Interest on the notes will accrue daily, will be computed on the basis of the actual number of days in each Interest Accrual Period divided by 360 days and will be payable on each Payment Date to each registered owner as of the immediately preceding Business Day.
     Class A-1. For any Payment Date, the Class A-1 Notes will bear interest during each Interest Accrual Period at the least of (i) One-Month LIBOR as of the related LIBOR Determination Date plus ___% per annum (the “Class A-1 LIBOR Rate”), (ii) the applicable Available Funds Rate for that Payment Date, and (iii) the maximum cap rate of 18.00% per annum.
     Class A-2. The Class A-2 Notes will bear interest during each Interest Accrual Period at the least of (i) the Auction Rate in effect on each day during that Interest Accrual Period or, if a Conversion has occurred, at the Converted Rate in effect on each day during that Interest Accrual Period, (ii) the Net Contract Rate for that Interest Accrual Period, and (iii) the maximum cap rate of 18.00% per annum.

     Notwithstanding the foregoing:
     (A) if a Payment Default has occurred with respect to the Class A-2 Notes, the Auction Rate on the Class A-2 Notes for the Interest Accrual Period commencing on or during such Payment Default and for each Interest Accrual Period thereafter, to and including the Interest Accrual Period, if any, during which, or commencing less than two business days after, such Payment Default is cured in accordance with the Indenture, will equal the lesser of the Non-Payment Rate and the Net Contract Rate, on the first day of each such Interest Accrual Period; or
     (B) if a proposed Conversion or Auction Period Conversion has failed with respect to the Class A-2 Notes, as described below under the caption “—Conversion and Auction Period Conversion and Mandatory Tender,” the Auction Rate on the Class A-2 Notes for the next Payment Date subject to the failed Conversion or Auction Period Conversion will be equal to the Maximum Auction Rate, and the length of the Auction Period commencing upon the failed Conversion or Auction Period Conversion will be the same as was in effect immediately preceding such failed Conversion or Auction Period Conversion.
     Pursuant to a Conversion, the Note Rate for the Class A-2 Notes may be converted to a fixed interest rate or a variable interest rate other than an Auction Rate (subject to the Net Contract Rate and the maximum cap rate of 18.00% per annum). If a Conversion occurs, the length of the period for which such Converted Rate will apply, the new method of determining the Note Rate, the applicable form of note, and such other provisions as may be desired will be as set forth in a supplemental indenture executed in connection with such conversion.
     The Auction Rate on the Class A-2 Notes will be established by the Auction Agent (initially Computershare Trust Company, Inc.) on each Rate Determination Date (described below) pursuant to the Auction Procedures described in Annex II, “Auction Procedures.” The “Rate Determination Date” initially will be August 23, 2006, and thereafter, the business day immediately preceding the commencement of each Auction Period. The Auction Rate will be in effect during each Auction Period following the related Rate Determination Date which initially will be the closing date through and including September 14, 2006. The length of any Auction Period with respect to any Auction Rate may be increased or decreased pursuant to an Auction Period Adjustment or Auction Period Conversion described below under “—Auction Period Adjustment” and “—Conversion and Auction Period Conversion and Mandatory Tender.” Each Auction Period will commence on the “Rate Adjustment Date” which will be the first business day following the related Rate Determination Date and terminate on and include the day preceding the next Rate Adjustment Date.
     The Auction Rate for the Class A-2 Notes for each Auction Period after the Initial Auction Period, and until Conversion, if any, will be the Bid Auction Rate, the Non-Payment Rate, the Maximum Auction Rate or the All Hold Rate, as defined and determined on each Rate Determination Date in accordance with the Auction Procedures. The All Hold Rate will be eighty-five percent (85%) of the Applicable LIBOR Rate. If all outstanding Class A-2 Notes are subject to Submitted Hold orders, the Auction Rate for the next succeeding Auction Period will equal the All Hold Rate. These percentages may change in connection with an Auction Period Conversion for the Class A-2 Notes. The “Applicable LIBOR Rate” for any Payment Date will equal the rate based on One-Month LIBOR that is applicable under the definition of “Maximum Auction Rate.”
     The Auction Agent will give written notice to the Indenture Trustee promptly after each Rate Determination Date of each of the Auction Rate, the Maximum Auction Rate, the Non-Payment Rate and the All Hold Rate, as the case may be. In addition, promptly after the Rate Determination Date, the Servicer shall advise the Indenture Trustee and the Auction Agent of the Net Contract Rate (as of the beginning of the month in which the Rate Determination Date occurs which may prevent the accrual of interest at the newly determined Auction Rate). The Indenture Trustee will notify the Note Insurer and the holders of the Class A-2 Notes of the Auction Rate, the Net Contract Rate and the Note Rate applicable to such Class A-2 Notes for each Auction Period on the second business day of such Auction Period.
     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Rate with respect to the Class A-2 Notes, or, if for any reason such manner of determination will be held to be invalid or unenforceable, the Note Rate for the next succeeding Payment Date for the Class A-2 Notes will be the lesser of (i) the Net Contract Rate as determined by the Servicer for the Class A-2 Notes for such Payment Date and (ii) the maximum cap rate of 18.00% per annum, and written notice of such determination will be given by the Servicer to the Indenture Trustee.
     The Class A-2 Notes are also referred to herein as the “Auction Rate Securities.”
     Securities and Exchange Commission Inquiries. On May 31, 2006, the U.S. Securities and Exchange Commission announced that it had settled its investigation of 15 firms, including Citigroup Global Markets Inc. (the “Broker-Dealer”), that participate in the auction rate securities market regarding their respective practices and procedures in this market. The Securities and Exchange Commission alleged in the settlement that the firms had managed Auctions for auctions rate securities in which they participated in ways that were not adequately disclosed or that did not conform to disclosed Auction Procedures. As part of the settlement, the Broker-Dealer agreed to pay civil money penalties of $1,500,000. In addition, the Broker-Dealer, without admitting or denying the Securities and Exchange Commission’s allegations, agreed to be censured, to cease and desist from violating certain provisions of the securities laws, to provide customers with written descriptions of material auction practices and procedures, and to implement procedures reasonably designed to detect and prevent any failures by the Broker-Dealer to conduct the Auction process in accordance with disclosed procedures. The Broker-Dealer can give no assurances as to how the settlement may affect the market for Auction Rate Securities or the Class A-2 Notes.
     Bidding by Broker-Dealer. The Broker-Dealer is permitted, but not obligated, to submit Orders in Auctions for its own account either as a Bidder or a Seller and the Broker-Dealer routinely does so in the auction rate securities market in its sole discretion. If the Broker-Dealer submits an Order for its own account, it would have an advantage over other Bidders because the Broker-Dealer would have knowledge of some or all of the other Orders placed through the Broker-Dealer in that Auction and, thus, could determine the rate and size of its Order so as to ensure that its Order is likely to be accepted in the Auction and that the Auction is likely to clear at a particular rate. For this reason, and because the Broker-Dealer is appointed and paid by the Issuing Entity to serve as a Broker-Dealer in the Auction, the Broker-Dealer’s interests in conducting an Auction may differ from those of Existing Holders and Potential Holders (each as defined in Annex II) who participate in Auctions. See “Broker-Dealer Fees” below. The Broker-Dealer would not have knowledge of Orders submitted to the Auction Agent by any other firm that is, or may in the future be, appointed to accept Orders pursuant to the Broker-Dealer Agreement.
     Where the Broker-Dealer is the only Broker-Dealer appointed by the Issuing Entity to serve as Broker-Dealer in the Auction, it would be only Broker-Dealer that submits Orders to the Auction Agent in that Auction. As a result, in such circumstances, the Broker-Dealer could discern the clearing rate before the Orders are submitted to the Auction Agent and set the clearing rate with its Order.
     The Broker-Dealer may routinely place one or more Bids in an Auction for its own account to acquire Class A-2 Notes for its inventory, to prevent an “auction failure event” (i.e., an event where there are not Sufficient Clearing Bids, as defined in Annex II) or an Auction from clearing at a rate that the Broker-Dealer believes does not reflect the market for the Class A-2 Notes. The Broker-Dealer may place such Bids even after obtaining knowledge of some or all of the other orders submitted through it. When bidding for its own account, the Broker-Dealer may also Bid outside or inside the range of rates that it posts in its Price Talk. See “Price Talk” below.
     The Broker-Dealer also may routinely encourage bidding by others in Auctions, including to prevent an “Auction Failure Event” or to prevent an Auction from clearing at a rate that the Broker-Dealer believes does not reflect the market for the Class A-2 Notes. The Broker-Dealer may routinely encourage such Bids even after obtaining knowledge of some or all of the other Orders submitted through it.
     Bids by the Broker-Dealer or by those that it may encourage to place Bids are likely to affect (i) the Auction Rate, including preventing the Auction Rate from being set at the Maximum Auction Rate or otherwise causing Bidders to receive a higher or lower rate than they might have received had the Broker-Dealer not Bid or not encouraged others to Bid, and (ii) the allocation of Class A-2 Notes being auctioned—including displacing some Bidders who may have their Bids rejected or receive fewer Class A-2 Notes than they would have received if the Broker-Dealer had not Bid or encouraged others to Bid. Because of these practices, the fact that an Auction clears successfully does not mean that an investment in the Class A-2 Notes involves no significant liquidity or credit risk. The Broker-Dealer is not obligated to continue to place such Bids or encourage other Bidders to do so in any particular Auction to prevent an Auction from failing or clearing at a rate the Broker-Dealer believes does not reflect the market for the Class A-2 Notes. Investors should not assume that the Broker-Dealer will do so or that “Auction Failure Events” and unfavorable Auction Rates will not occur. Investors should also be aware that Bids by the Broker-Dealer or by those it may encourage to place Bids may cause lower Auction Rates to occur. The Class A-2 Notes may have limited liquidity.
     In any particular Auction, if all Class A-2 Notes are the subject of “Submitted Hold Orders,” the Auction Rate for the next succeeding Auction Period will be the All Hold Rate (such a situation is called an “All Hold Auction”). When an All Hold Auction is likely, the Broker-Dealer may, but is not obligated to, advise its customers who are Existing Holders of that fact, which might facilitate the submission of Bids by Existing Holders that would avoid the occurrence of an All Hold Auction. If the Broker-Dealer decides to inform its customers who are Existing Holders of the likelihood of an All Hold Auction, the Broker-Dealer will make that information available at the same time to such customers.
     If the Broker-Dealer holds any Class A-2 Notes for its own account on a Rate Determination Date, the Broker-Dealer will submit a Sell Order into the Auction with respect to such Class A-2 Notes, which would prevent that Auction from being an All Hold Auction. The Broker-Dealer may, but is not obligated to, submit Bids for its own account in that same Auction, as described above.
     Auction Dealer Fees. For many Auction Rate Securities, the Broker-Dealer has been appointed by the issuer of the securities to serve as a dealer in the Auction and is paid by the issuer for its services. With respect to the Auction Rate Securities in this offering, the Broker-Dealer has been appointed to serve as a dealer in the Auctions pursuant to the Broker-Dealer Agreement between the Issuing Entity and the Broker-Dealer. That Agreement provides that the Broker-Dealer will receive from the Issuing Entity auction dealer fees out of collections on the contracts based on the principal amount of the Auction Rate Securities placed through the Broker-Dealer. As a result, the Broker-Dealer’s interests in conducting Auctions may differ from those of investors who participate in Auctions.
     The Broker-Dealer may share a portion of the auction dealer fees it receives from the Issuing Entity out of collections on the contracts with other broker-dealers that submit Orders through the Broker-Dealer, for those orders that the Broker-Dealer successfully places in Auctions. Similarly, with respect to auctions for other auction rate securities for which the Broker-Dealer does not serve as a dealer, the other broker-dealers who serve as dealers in those auctions may share auction dealer fees with the Broker-Dealer for orders that the Broker-Dealer submits through those broker-dealers that those broker-dealers successfully place in those auctions.
     “Price Talk.” Before the start of an Auction, the Broker-Dealer may, in its discretion, make available to its customers who are Existing Holders and Potential Holders the Broker-Dealer’s good faith judgment of the range of likely clearing rates for the Auction based on market and other information. This is known as “Price Talk.” Price Talk is not a guaranty, and Existing Holders and Potential Holders are free to use it or ignore it. The Broker-Dealer may occasionally update and change the Price Talk based on changes in the issuer’s credit quality or macroeconomic factors that are likely to result in a change in interest rate levels, such as an announcement by the Federal Reserve Board of a change in the Federal Funds rate or an announcement by the Bureau of Labor Statistics of unemployment numbers. The Broker-Dealer will make such changes available to its customers who are Existing Holders and Potential Holders that were given the original Price Talk.
     “All-or-Nothing” Bids. The Broker-Dealer will not accept “all-or-nothing” bids (i.e., Bids whereby the Bidder proposes to reject an allocation smaller than the entire quantity Bid) or any other type of Bid that allows the Bidder to avoid Auction Procedures that require the pro rata allocation of securities where there are not sufficient sell orders to fill all Bids at the clearing rate. See Annex II, “Auction Procedures.”
     No Assurances Regarding Auction Outcomes. The Broker-Dealer provides no assurance as to the outcome of any Auction. Nor does the Broker-Dealer provide any assurance that any Bid will be successful in whole or in part, or that the Auction will clear at a rate that a Bidder considers acceptable. Bids may be rejected or may be only partially filled or not filled at all, and the rate on any Class A-2 Notes purchased or retained in the Auction may be lower than market rates for similar investments than the Bidder expected.

     The Broker-Dealer will not agree before an Auction to buy Auction Rate Securities from or sell Auction Rate Securities to a customer after the Auction.
     Deadlines. Each particular Auction will have a formal time deadline by which all Bids must be submitted by the Broker-Dealer to the Auction Agent. This deadline is called the “Submission Deadline.” To provide sufficient time to process and submit customer Bids to the Auction Agent before the Submission Deadline, the Broker-Dealer imposes an earlier deadline—called the “Internal Submission Deadline”—by which Bidders must submit Bids to the Broker-Dealer. The Internal Submission Deadline is subject to change by the Broker-Dealer. The Broker-Dealer may allow for correction of clerical errors after the Internal Submission Deadline and prior to the Submission Deadline. The Broker-Dealer may submit Bids for its own account at any time until the Submission Deadline. Some auction agents allow for the correction of clerical errors for a specified period of time after the Submission Deadline. During any Auction, the Depositor may, pursuant to the terms of the Auction Procedures, change the length of the next Auction. In Auctions that are subject to a changed Auction length, the Broker-Dealer may place a Bid to buy the Class A-2 Notes that may effectively place an upper limit on the rate that can be set at the Auction at a rate that is below the Maximum Auction Rate. A Broker-Dealer may negotiate a separate fee from the Depositor in such circumstances.
     Existing Noteholder’s Ability to Resell Class A-2 Notes May Be Limited. Existing Holders will be able to sell the Class A-2 Notes in an Auction only if there are Bidders willing to purchase all the Class A-2 Notes offered for sale in the Auction. If Sufficient Clearing Bids have not been made, Existing Holders that have submitted Sell Orders will not be able to sell in the Auction all, and may not be able to sell any, of the Class A-2 Notes subject to such submitted Sell Orders. As discussed above (see “—Bidding By Initial Broker-Dealer” above), the Broker-Dealer may submit a Bid in an Auction to keep it from failing, but the Broker-Dealer is not obligated to do so. There may not always be enough Bidders to prevent an Auction from failing in the absence of the Broker-Dealer Bidding in the Auction for its own account. Therefore, “Auction Failure Events” are possible, especially if a market disruption were to occur or if, for any reason, the Broker-Dealer were unable or unwilling to Bid. Between Auctions, there can be no assurance that a secondary market for the Class A-2 Notes will develop or, if it does develop, that it will provide Existing Holders the ability to resell the Class A-2 Notes in the secondary market on the terms or at the times desired by an Existing Holder. The Broker-Dealer may, in its own discretion, decide to buy or sell the Class A-2 Notes in the secondary market for its own account to or from investors at any time and at any price, including at prices equivalent to, below, or above the par value of the Class A-2 Notes. However, the Broker-Dealer is not obligated to make a market in the Class A-2 Notes, and may discontinue trading in the Class A-2 Notes without notice for any reason at any time. Existing Holders who resell between Auctions may receive less than par value, depending on market conditions. The ability to resell the Class A-2 Notes will depend on various factors affecting the market for the Class A-2 Notes, including news relating to the Depositor or its affiliates, the attractiveness of alternative investments, the perceived risk of owning the Class A-2 Notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the Class A-2 Notes (including recent clarification of U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions (such as those described in “—Securities and Exchange Commission Inquiries” above) or press reports, financial reporting cycles and market conditions generally. Demand for the Class A-2 Notes may change without warning, and declines in demand may be short-lived or continue for longer periods. See “Risk Factors.”
     Resignation of the Auction Agent Under the Auction Agent Agreement or the Broker-Dealer Under the Broker-Dealer Agreement Could Impact the Ability to Hold Auctions. The Auction Agent Agreement provides that the Auction Agent may resign from its duties as Auction Agent by giving at least 90 days notice to the Indenture Trustee and the Depositor and does not require, as a condition to the effectiveness of such resignation, that a replacement Auction Agent be in place if its fee has not been paid. The Auction Agent may terminate the Auction Agent Agreement if, after notifying the Indenture Trustee, the Depositor, the Note Insurer and the Calculation Agent that it has not received payment of any Auction Agent Fee due it in accordance with the terms thereof, the Auction Agent does not receive such payment within 45 days. Any resignation or termination of the Auction Agent, other than as described in the immediately preceding sentence, shall not become effective until a successor auction agent has been appointed and such successor auction agent has accepted such position; provided, however, that in the event that a successor auction agent has not been appointed within 60 days after the date specified in its notice of resignation, then the Auction Agent may petition a court of competent jurisdiction for a replacement. The Broker-Dealer Agreement provides that the Broker-Dealer may resign upon 5 days notice, and does not require, as a condition to the effectiveness of such resignation, that a replacement Broker-Dealer be in place. For any Auction Period during which there is no duly appointed Auction Agent, or during which there is no duly appointed Broker-Dealer, it will not be possible to hold Auctions, with the result that the interest rate on the Class A-2 Notes will be the Net Contract Rate.
     Glossary of Terms—Interest Payments
     “Auction” means the implementation of the Auction Procedures on a Rate Determination Date.
     “Auction Agent” means, with respect to the Auction Rate Securities, the Initial Auction Agent unless and until a Substitute Auction Agent Agreement becomes effective, after which Auction Agent means the Substitute Auction Agent.
     “Auction Agent Agreement” means, with respect to the Auction Rate Securities, the applicable Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which Auction Agent Agreement means such Substitute Auction Agent Agreement.
     “Auction Agent Fee” means $1,500 per annum.
     “Auction Period” means the period for which the Auction Rate determined on the immediately preceding Rate Determination Date will apply and which will initially be the Initial Auction Period and thereafter will begin on the related Rate Adjustment Date through and ending on, and including, the day immediately preceding the next succeeding Rate Adjustment Date, as the same may be adjusted as described in Annex II under the caption “Changes in Auction Terms—Changes in Auction Period or Periods.”
     “Auction Period Adjustment” means the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to any other Auction Period between seven (7) and ninety-one (91) days, inclusive, or (ii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, if such latter Auction Period is no more than three (3) months shorter or no more than three (3) months longer than the Auction Period for the Auction Rate Securities established either at the initial issuance of the Auction Rate Securities or pursuant to an Auction Period Conversion, whichever has occurred most recently.
     “Auction Period Conversion” means the change in the length of an Auction Period (i) from an Auction Period between seven (7) and ninety-one (91) days, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, (ii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between seven (7) and ninety-one (91) days, inclusive, or (iii) from an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, to an Auction Period between ninety-two (92) days and the final stated maturity date of the Auction Rate Securities, inclusive, if such latter Auction Period is at least three (3) months shorter or at least three (3) months longer than the Auction Period for the Auction Rate Securities established either upon initial issuance of the Auction Rate Securities or pursuant to an Auction Period Conversion, whichever has occurred most recently.
     “Auction Period Conversion Date” means the date on which an Auction Period Conversion is effective which may occur only on a Rate Adjustment Date.
     “Auction Procedures” means the procedures set forth in the Indenture, as summarized in Annex II, “Auction Procedures.”
     “Auction Rate” means the variable interest rate that results from implementation of the Auction Procedures.
     “Auction Rate Securities” means the Class A-2 Notes while bearing interest at the least of (i) an Auction Rate, (ii) the Net Contract Rate, and (iii) the maximum cap rate of 18.00% per annum.

     “Authorized Denomination” means, with respect to the Class A-1 Notes, $100,000 and integral multiples thereof and with respect to the Auction Rate Securities, $25,000 and integral multiples thereof. Following any Conversion, Authorized Denominations of any converted Class A-2 Notes will be as set forth in a supplemental indenture relating to the Conversion.
     “Authorized Officer” means, when used with reference to the Depositor, its president, its secretary, or any other officer authorized in writing by the board to act on behalf of the Depositor.
     “Available Auction Rate Securities” has the meaning set forth in Annex II, “Auction Procedures.”
     The “Available Funds Cap Carry-Forward Amount” for either Class of notes and any Payment Date on which the Note Rate is the Available Funds Rate or the Net Contract Rate, will be the sum of (1) the excess, if any, of (a) the amount of interest accrued thereon for such Payment Date calculated without regard to the Available Funds Rate or the Net Contract Rate, as applicable, over (b) the amount of interest accrued thereon at the Available Funds Rate or the Net Contract Rate, as applicable, for that Payment Date; and (2) any amount described in clause (1) from prior Payment Dates that remains unpaid; and (3) interest on the amount in clause (2) at the related Note Rate calculated without regard to the Available Funds Rate (in the case of the Class A-1 Notes) or the Net Contract Rate (in the case of the Class A-2 Notes).
     The “Available Funds Rate” for any Payment Date will be the rate per annum equal to the weighted average of the contract rates (weighted on the basis of the principal balance of the contracts as of the first day of the related due period), net of the Indenture Trustee fee, the servicing fee, the Note Insurer’s premium, amounts payable to the swap provider prior to payment of interest on the Class A Notes, the Broker-Dealer Fee, any Auction Agent Fee and any Calculation Agent Fee, each expressed as a per annum percentage of the Pool Principal Balance for the immediately preceding Payment Date, multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate note balance of the Class A Notes as of the day immediately prior to the current Payment Date.
     “Bid” has the meaning set forth in Annex II, “Auction Procedures.”
     “Bid Auction Rate” has the meaning set forth in Annex II, “Auction Procedures.”
     “Bidder” has the meaning set forth in Annex II, “Auction Procedures.”
     “Broker-Dealer” means with respect to the Class A-2 Notes, Citigroup Global Markets Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is an Agent Member (or an affiliate of an Agent Member), (b) has been appointed as such by the Depositor pursuant to the Indenture, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.
     “Broker-Dealer Agreement” means each agreement between the Auction Agent and a Broker-Dealer, approved by the Depositor, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.
     The “Class A Note Balance” as of any Payment Date will be the sum of the Class A-1 Note Balance and the Class A-2 Note Balance.
     “Conversion” has the meaning set forth under “—Conversion and Auction Period Conversion and Mandatory Tender.”
     “Conversion Date” has the meaning set forth under “—Conversion and Auction Period Conversion and Mandatory Tender.”

     “Converted Rate” means the fixed or variable interest rate on the Class A-2 Notes established upon a Conversion.
     “Initial Auction Agent” means Computershare Trust Company, Inc., its successors and assigns.
     “Initial Auction Agent Agreement” means the Auction Agent Agreement, dated as of August 25, 2006, by and among the Depositor, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto, relating to the Auction Rate Securities.
     “Initial Auction Period” means the period commencing on the closing date through and including September 14, 2006.
     The “Interest Accrual Period” for each Class of notes for the initial Payment Date will be the actual number of days from the closing date to the day prior to the initial Payment Date and for each Payment Date thereafter, the Interest Accrual Period for each Class of notes will be the actual number of days from the previous Payment Date to the day immediately prior to the current Payment Date.
     With respect to each Class of notes, the “Interest Payment Amount” will be equal to the sum of
(1)	interest at the related Note Rate that accrued during the related Interest Accrual Period on, the related note balance,

(2)	any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior Payment Dates, and

(3)	interest on the amount in clause (2) at the related Note Rate without regard to the Available Funds Rate.
     With respect to each interest period, interest will be calculated on the basis of the actual number of days from the preceding Payment Date to the day prior to such Payment Date.
     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period or Auction Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.
     “Maximum Auction Rate” means with respect to the Auction Rate Securities (i) prior to an Auction Period Conversion, either (1) One-Month LIBOR plus 1.50% (if both of the ratings assigned by Moody’s and S&P to the Auction Rate Securities are “Aa3” and “AA-,” respectively, or higher), (2) One-Month LIBOR plus 2.50% (if any one of the ratings assigned by Moody’s and S&P to the Auction Rate Securities is lower than “Aa3” or “AA-,” respectively, but at least “A3” or “A-,” respectively), or (3) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by Moody’s and S&P to the Auction Rate Securities is lower than “A3” or “A-,” respectively) and (ii) after an Auction Period Conversion, the rate set forth in the supplemental indenture executed in connection with the Auction Period Conversion. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition will be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.
     “Net Contract Rate” means, for any Payment Date, the weighted average of the interest rates on the contracts as of the opening of the previous month, minus the servicing fee, indenture trustee fee, Auction Agent Fee, Broker-Dealer Fee, Calculation Agent Fee, Note Insurer’s premium and Net Swap Payment applicable in respect of such Payment Date payable to the Swap Provider multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate note balance of the Class A Notes as of the day immediately prior to that Payment Date.
     “Non-Payment Rate” means One-Month LIBOR plus 1.50% per annum.

     The “Net Swap Payment” has the meaning set forth in “The Swap Agreement.”
     The “Note Balance” of any Class of notes as of any Payment Date will be the original principal balance of that Class less all amounts previously paid to holders of that Class on account of principal.
     The “Note Rate” for (i) the Class A-1 Notes will be the least of (A) One-Month LIBOR plus [ ]% per annum, (B) the Available Funds Rate and (C) the maximum cap rate of 18.00% per annum and (ii) the Class A-2 Notes will be the least of (A) the applicable Auction Rate or, if a Conversion has occurred, the applicable Converted Rate, (B) the Net Contract Rate and (C) the Maximum Cap Rate of 18.00% per annum.
     “One-Month LIBOR” means the London interbank offered rate for one-month United States dollar deposits, determined as described below under “—Calculation of One-Month LIBOR.”.
     “Order” has the meaning set forth in Annex II, “Auction Procedures.”
     “Payment Default” means any failure to pay the Interest Payment Amount or principal payment amount at maturity, from any source (including the Policy), or the existence of an undercollateralized amount after the application of all payments from all sources on such Payment Date, which continues unremedied for a period of 30 days.
     “Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Servicer, the Seller or any successor Servicer.
     “Reserve Interest Rate” means the rate per annum that the Indenture Trustee determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Determination Date to leading European banks.
     “Sell Order” has the meaning set forth in Annex II, “Auction Procedures.”
     “Submitted Bid” has the meaning set forth in Annex II, “Auction Procedures.”
     “Submitted Hold Order” has the meaning set forth in Annex II, “Auction Procedures.”
     “Submitted Sell Order” has the meaning set forth in Annex II, “Auction Procedures.”
     “Substitute Auction Agent” means a Person having the qualifications required by the Indenture with whom the Indenture Trustee and the Depositor enter into a Substitute Auction Agent Agreement.
     “Substitute Auction Agent Agreement” means an Auction Agent Agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Substitute Auction Agent agrees with the Indenture Trustee and the Depositor to perform the duties of the Auction Agent under the Indenture.
     “Sufficient Clearing Bids” has the meaning set forth in Annex II, “Auction Procedures.”

     Principal
     Holders of each Class of notes will be entitled to receive a payment of principal on each Payment Date, to the extent of the Amount Available in the note payment account on that date available for payment in the order described above under “—Priority of Payments.”
     Glossary of Terms—Principal Payments
     The “Class A Target Balance” will equal the Pool Principal Balance minus the Overcollateralization Target Amount for that Payment Date; provided, however, that, in no event will the Class A target balance for any Payment Date be greater than the Class A Note Balance as of the day immediately preceding that Payment Date.
     A “Liquidated Contract” is a defaulted contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home have been received.
     The “Overcollateralization Target Amount” will be (i) for each Payment Date prior to September 1, 2010, 11.00% of the Pool Principal Balance as of the Cut-off Date, (ii) for each Payment Date on or after September 1, 2010, provided a Trigger Event is not in effect, the lesser of (x) 11.00% of the Pool Principal Balance as of the Cut-off Date and (y) the greater of (1) 19.25% of the Pool Principal Balance for that Payment Date and (2) approximately $10,648,816 and (iii) for each Payment Date on or after September 1, 2010, and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. Notwithstanding the foregoing, on any Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, the Overcollateralization Target Amount will equal 100% of the then-current Pool Principal Balance.
     The “Pool Principal Balance” as of any Payment Date will be the aggregate of the principal balances of contracts outstanding at the end of the related due period.
     The “Principal Balance” of a contract as of any Payment Date is the unpaid principal balance of the contract on the Cut-off Date less any principal collected with respect to that contract prior to the last day of the related due period.
     The “Principal Payment Amount” for any Payment Date will equal the Class A Note Balance as of the day immediately preceding that Payment Date less the Class A target balance for that Payment Date.
     A “Trigger Event” will be in effect with respect to:
     (a) any Payment Date:
     (i) the average sixty-day delinquency ratio test, as defined in the Servicing Agreement, as of the Payment Date exceeds 7.25%;
     (ii) the aggregate of realized losses incurred since the Cut-off Date and as of the Payment Date exceed the following percentages of the aggregate principal balance of the contracts as of the Cut-off Date: Payment Dates commencing September 2010 to and including March 2012, 7.50%, Payment Dates commencing April 2012 to and including March 2013, 9.50%, Payment Dates commencing April 2013 to and including March 2014, 12.00% and each Payment Date thereafter, 14.25%; or
     (iii) the current realized loss ratio, as defined in the Servicing Agreement, as of the Payment Date exceeds 4.00%;
     (b) any Payment Date when the outstanding principal balance of the contracts secured by manufactured homes located in California comprise 55.00% or more of the Pool Principal Balance with respect to such Payment Date:

     (i) the average sixty-day delinquency ratio test, as defined in the Servicing Agreement, as of the Payment Date exceeds 6.75%;
     (ii) the aggregate of realized losses incurred since the Cut-off Date and as of the Payment Date exceed the following percentages of the aggregate principal balance of the contracts as of the Cut-off Date: Payment Dates commencing September 2010 to and including March 2012, 7.25%, Payment Dates commencing April 2012 to and including March 2013, 9.25%, Payment Dates commencing April 2013 to and including March 2014, 11.50% and each Payment Date thereafter, 13.75%; or
     (iii) the current realized loss ratio, as defined in the Servicing Agreement, as of the Payment Date exceeds 4.00%.
     Calculation of One-Month LIBOR
     On each LIBOR Determination Date, the Indenture Trustee will determine One-Month LIBOR for the related Interest Accrual Period on the basis of (1) the offered rates (rounded up to the next highest one one-thousandth of one percent (0.001%)) deposits in U.S. dollars for a one-month period, as such rates appear on Telerate Page 3750, at approximately 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such rate does not appear on Telerate Page 3750 at approximately 11:00 a.m. (London time), the Indenture Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.
     If One-Month LIBOR is determined under clause (2) above, on each LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period for the notes will be established by the Indenture Trustee as follows:
     (1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period for the notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).
     (2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Determination Date and (y) the Reserve Interest Rate.
     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the notes, for the related Interest Accrual Period for the notes shall (in the absence of manifest error) be final and binding.
     Overcollateralization
     On the closing date, the aggregate principal balance of the contracts as of the Cut-off Date will exceed the aggregate original principal balances of the notes by approximately $23,539,596 or approximately 10.50% of the aggregate Cut-off Date principal balance of the contracts included in the trust as of the closing date. On any Payment Date, the Class A noteholders will receive 100% of the principal collections and excess interest on the contracts until the Overcollateralization Target Amount is reached, as described under “Description of the Notes—Priority of Payments” and “—Principal.” This will have the effect of accelerating the amortization of the notes relative to the amortization of the contracts and thereby increasing the Overcollateralization Amount. Once the Overcollateralization Target Amount is reached or is permitted to step down, a portion of the principal collections and excess interest that would otherwise have been paid to the holders of the notes will be distributed to the Owner Trust Certificates. The step down of the Overcollateralization Target Amount will have the effect of decelerating the amortization of the notes relative to the amortization of the contracts and thereby decreasing the Overcollateralization Amount.

     With respect to any Payment Date, the “overcollateralization amount” will be the excess of the Pool Principal Balance for that Payment Date over the aggregate of the note balances of the notes.
     Auction Period Adjustment
     Until Conversion, if any, the Issuing Entity may, from time to time, change the length of an Auction Period in order to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or the Auction Rate (as hereinafter described, an “Auction Period Adjustment”). An Auction Period Adjustment may be made within a period of between 7 and 91 days (a “Short Auction Period”) or a period of between 92 days and the Maturity Date (a “Long Auction Period”). No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, if the then applicable Auction Period was a Short Auction Period. Upon issuance, the Class A-2 Notes will be in a Short Auction Period. If the then applicable Auction Period was a Long Auction Period (as a result of an Auction Period Conversion as described below) no Auction Period Adjustment may result in an Auction Period that is more than three months shorter or longer than such Auction Period, unless certain conditions described herein are satisfied. See Annex II, “Auction Procedures—Change in Auction Terms.”
     Conversion and Auction Period Conversion and Mandatory Tender
     Conversion. The Issuing Entity, with the consent of the Note Insurer which consent not to be unreasonably withheld or delayed, may, at its option, convert the Note Rate on the Class A-2 Notes on any Rate Adjustment Date from an Auction Rate to a fixed interest rate or a variable interest rate other than an Auction Rate (a “Conversion,” and the date upon which such Conversion is exercised, the “Conversion Date”); provided, however, that the rating agencies shall have confirmed that the Conversion will not adversely affect the ratings on the notes. Terms relating to the Class A-2 Notes bearing interest at a fixed interest rate or a variable interest rate other than an Auction Rate are not described in this free writing prospectus. The Class A-2 Notes subject to a Conversion are subject to mandatory tender to the Indenture Trustee on the Conversion Date at the purchase price of par plus accrued unpaid interest.
     Auction Period Conversion. The Issuing Entity may, from time to time, change the length of one or more Auction Periods for the Class A-2 Notes pursuant to an Auction Period Conversion; provided, however, that the rating agencies shall have confirmed that the Conversion will not adversely affect the ratings on the notes. An Auction Period Conversion means a change in the length of an Auction Period for the Class A-2 Notes (i) from a Short Auction Period to a Long Auction Period, (ii) from a Long Auction Period to a Short Auction Period, or (iii) from a Long Auction Period to a Short Auction Period, if such latter Auction Period is at least three months shorter or at least three months longer than the Auction Period established upon the closing date or pursuant to its most recent Auction Period Conversion, if any. All Class A-2 Notes subject to Auction Period Conversion are subject to mandatory tender to the Indenture Trustee on the Auction Period Conversion Date at the purchase price of par plus accrued unpaid interest.
     Mandatory Tender. In the event of a Conversion or Auction Period Conversion, the holders of the Class A-2 Notes will be required to tender their Class A-2 Notes to the Indenture Trustee in exchange for a cash purchase price equal to the outstanding note principal balance plus accrued and unpaid interest thereon, payable out of the proceeds of the issuance of new securities by the Issuing Entity. The registered owners of the Class A-2 Notes will not have the right to elect to retain the Class A-2 Notes in the event they become subject to mandatory tender. If, however, the Indenture Trustee does not receive the purchase price for the Class A-2 Notes subject to the Conversion or Auction Period Conversion and consequent mandatory tender, none of the Class A-2 Notes tendered will be redeemed and each affected Class A-2 note will continue to be owned by the registered owner who tendered it and will bear interest at the lesser of the Available Funds Rate or the Maximum Auction Rate, but in no event greater than 18.00% per annum, as of the date of the failed Conversion or Auction Period Conversion, as applicable, for the interest period commencing on such date, and the length of the Auction Period will remain the same.
     Losses on Liquidated Contracts
     In the event the Amount Available in the payment account for any Payment Date is insufficient to pay the principal payment amount for that Payment Date to the noteholders, the Overcollateralization Amount would be reduced by the amount of that deficiency. If the Overcollateralization Amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted contracts as a loss mitigation effort by the Servicer, would cause the aggregate outstanding principal balance of the notes to be greater than the Pool Principal Balance. If this occurs, a draw would be made on the Policy in the amount of the deficiency, which we refer to as the “undercollateralized amount.” If the Note Insurer fails to make an Insured Payment in respect of an undercollateralized amount, there will not be enough principal and interest on the contracts to pay to the Class A notes all principal amounts to which such notes are then entitled. Consequently, but for the effect of the Overcollateralization Amount and the Policy, the Class A noteholders will incur a loss on their investments in the amount by which a Liquidated Contract’s liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee and other fees and expenses of the trust.
     Optional Redemption and Optional Class A-2 Call
     Optional Redemption. The Servicing Agreement will provide that on any Payment Date on which the Pool Principal Balance is less than or equal to 20% of the aggregate Cut-off Date principal balance of the contracts, the Servicer will have the right to purchase all outstanding contracts at a price equal to the greater of:
     (a) the sum of: (i) 100% of the principal balance of each contract, other than any contract as to which the related manufactured home has been repossessed and whose fair market value is included in clause (ii) hereof, and (ii) the fair market value of any acquired property, as determined by the Servicer;
     (b) the aggregate fair market value, as determined by the Servicer, of all of the assets of the trust, plus, in each case, any unpaid Interest Payment Amounts on each Class of notes and all amounts owed to the Note Insurer, the Indenture Trustee, the custodian and the swap provider at such time; and
     (c) the unpaid outstanding principal balance of the notes and all unpaid interest on the notes, including Available Funds Cap Carry-Forward Amounts.
     The purchase price deposited by the Servicer will be paid to all outstanding noteholders on the Payment Date occurring in the month following the date of purchase. The Servicer must give the Indenture Trustee and DTC at least 30 days’ prior notice of its intent to exercise this option.
     No optional redemption may be effected unless all amounts due and unpaid to the Note Insurer, the Indenture Trustee, the custodian and the swap provider (including any swap termination payments) are paid in full, and no optional redemption may be effected if it would result in a draw on the Policy, without the written consent of each party not paid in full.
     Optional Class A-2 Call. On any Payment Date after August 2009, if the note balance of the Class A-1 Notes has been reduced to zero, the Issuing Entity will be permitted to call the Class A-2 Notes, and the holders will be required to tender their notes in exchange for the redemption price equal to the outstanding principal balance plus all accrued and unpaid interest thereon, including Available Funds Cap Carry-Forward Amounts, provided that no such call may be effected unless all amounts owed to the swap provider (including any swap termination payments) at such time are paid in full, and (except with the Note Insurer’s consent) unless all amounts owed to the Note Insurer are paid in full and the call would not result in a draw on the Policy.
THE SWAP AGREEMENT
     The Swap Agreement
     The Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Citibank, N.A. (the “Swap Provider”) for the benefit of the noteholders.

     Under the Interest Rate Swap Agreement, on or before each Payment Date commencing with the Payment Date in September 2006 and ending with the final stated maturity date, the Issuing Entity will be obligated to pay to the Swap Provider a fixed amount out of the Amount Available for that Payment Date (the “Fixed Swap Payment”), equal to the product of (x) a fixed rate equal to 5.4775% per annum, (y) the swap notional amount (as defined below) for that payment date and (z) a fraction, the numerator of which is 30 (or, for the first payment date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first payment date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Indenture Trustee a floating amount for that payment date (the “Floating Swap Payment”), equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the swap notional amount for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. The “swap notional amount” with respect to the interest rate swap agreement will be equal to the aggregate note balance (including any notes issued under a supplemental indenture in accordance with the terms of the Indenture) immediately preceding the related Payment Date, subject to a Swap Notional Amount Conversion, as defined below. A net payment (the “Net Swap Payment”), will be required to be made on or before each applicable Payment Date (a) by the Issuing Entity to the Swap Provider from the Amount Available, if the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider to the Indenture Trustee, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date. Any Net Swap Payment payable by the Indenture Trustee to the Swap Provider will be paid prior to payments to noteholders.
     The Interest Rate Swap Agreement will terminate following the earlier to occur of the final stated maturity date or the date upon which the swap notional amount is reduced to zero, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.
     The respective obligations of the Swap Provider and the Issuing Entity, to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.
     Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:
•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement, each as further described in the Interest Rate Swap Agreement.
     Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:
•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•	tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, as defined in the Interest Rate Swap Agreement, in either case as a result of a change in tax law) and

•	tax event upon merger (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.
     Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:
•	failure of the Swap Provider to comply with the Swap Downgrade Provisions,

•	failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement,

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

•	amendment of the Indenture in a manner that may materially adversely affect the Swap Provider without the prior written consent of the Swap Provider, and

•	liquidation of the Collateral (as defined in the Indenture) following an Event of Default.
each as further described in the Interest Rate Swap Agreement.
     If the Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Interest Rate Swap Agreement, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, (2) obtain a guaranty of, or a contingent agreement of another person whose ratings meet the required rating thresholds or (3) in certain circumstances, to post-collateral in a manner that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Swap Downgrade Provisions”).
     Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”
     Upon a Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the Issuing Entity will be required to make such payment (to the extent such Swap Termination Payment has not been paid by the Issuing Entity from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Issuing Entity) on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to distributions to noteholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the noteholders to the extent described in the Indenture.
     The swap notional amount for each remaining payment date during the term of the Interest Rate Swap Agreement will cease to be based on the aggregate note balance immediately preceding the related Payment Date and instead be based on an amount provided in a fixed schedule of notional payments (such change of the swap notional amount, a “Swap Notional Amount Conversion”) upon the occurrence of any of the following Swap Events of Default or Swap Additional Termination Events: (i) the Issuing Entity’s failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period, (ii) the occurrence of certain insolvency or bankruptcy events with respect to the Issuing Entity, (iii) the occurrence of an optional redemption of all of the Notes pursuant to the terms of the Indenture, (iv) the amendment of the Indenture in a manner that may materially adversely affect the Swap Provider without the prior written consent of the Swap Provider, or (v) the liquidation of the Collateral (as defined in the Indenture) following an Event of Default. A Swap Notional Amount Conversion may also take place if a Swap Termination Event occurs and no quotations have been received from any Reference Market-makers (as defined in the interest rate swap agreement). As a result of any such Swap Notional Amount Conversion, any net swap payments payable to or by the Swap Provider or any successor swap provider and any swap termination payment payable to or by the Swap Provider may be larger or smaller than the net swap payments or swap termination payment which would have been be payable to or by the Swap Provider if a Swap Notional Amount Conversion had not occurred.
     Upon a Swap Early Termination other than in connection with the optional termination of the trust and unless otherwise required of the swap provider, the Issuing Entity will use reasonable efforts to appoint a successor swap provider to replace the Swap Provider as a party under the Interest Rate Swap Agreement, or, if such a replacement is unavailable, to enter a new interest rate swap agreement on substantially similar terms as the Interest Rate Swap Agreement, in either case with a successor swap provider meeting all rating agency requirements and any third party consent requirements. If the Indenture Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Indenture Trustee will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Issuing Entity is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Indenture Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Issuing Entity is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Issuing Entity will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Indenture Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Indenture.
     Upon a Swap Early Termination in connection with the optional termination of the trust, if the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Indenture Trustee receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to noteholders; rather, such Swap Termination Payment will be distributed in accordance with the terms of the Indenture.
     A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole affected party.
     Based upon a reasonably good faith estimate of the probable exposure, the “significance percentage” of the interest rate swap agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As set forth in the interest rate swap agreement, the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the interest rate swap agreement is equal to or greater than 10% of the aggregate Class A Note Balance.
     The Swap Provider
     Citibank, N.A., is the swap provider under the interest rate swap agreement. Citibank, N.A., was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is an indirect, wholly owned subsidiary of Citigroup Inc. (“Citigroup”), a Delaware holding company. As of March 30, 2006, the total assets of Citibank and its consolidated subsidiaries represented approximately 47% of the total assets of Citigroup and its consolidated subsidiaries. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As of March 30, 2006, Citibank had consolidated assets of approximately $749,335 million, consolidated deposits of approximately $517,601 million and stockholder’s equity of approximately $58,036 million. Moody’s currently rates Citibank’s long-term senior debt and short-term debt as “Aa1” and “P-1,” respectively. Standard & Poor’s currently rates Citibank’s long-term senior debt and short-term debt as “AA” and “A-1+,” respectively. Fitch currently rates Citibank’s long-term senior debt and short-term debt as “AA+” and “F1+,” respectively. Further information regarding these ratings may be obtained from Moody’s, Standard & Poor’s, and Fitch, respectively. No assurances can be given that the current ratings of Citibank’s instruments will be maintained.
     The obligations of Citibank under the interest rate swap agreement will not be guaranteed by Citicorp or Citigroup or insured by the Federal Deposit Insurance Corporation (“FDIC”). Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions. Citibank is an affiliate of Citigroup Global Markets Inc., the underwriter.
THE POLICY
     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.
     The Policy will be issued by the Note Insurer on the closing date pursuant to the insurance and indemnity agreement (the “insurance agreement”) to be dated as of the closing date, among the Seller, the Depositor, the Servicer, the Indenture Trustee and the Note Insurer.
     The Policy will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the Class A noteholders the full and complete payment of Insured Amounts with respect to the Class A notes for that distribution date. An “Insured Amount” for the Class A notes as of any Payment Date is any shortfall in the Amount Available to pay (a) (i) the Guaranteed Principal Payment Amount for the Class A notes for that Payment Date and (ii) the Guaranteed Interest Payment for the Class A notes for that Payment Date and (b) any Preference Amount that occurs before the related Determination Date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Class A Notes. The Policy does not cover any shortfalls resulting from the application of the Available Funds Rate or the Net Contract Rate, prepayment interest shortfalls or shortfalls due to the application of the Relief Act or default interest.
     The “Guaranteed Principal Payment Amount” for the final stated maturity date for any Class of Class A notes, is the amount needed to pay the outstanding principal balance of such Class of Class A notes and (b) for any other Payment Date, the excess, if any, of the aggregate note balance (after giving effect to all allocations and payments of principal to be made on the notes on such Payment Date, without giving affect to payments under the Policy to be made on such Payment Date) exceeds the Pool Principal Balance for such Payment Date (i.e., at the end of the related due period).
     All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the Class A notes for the Payment Date.

     “Guaranteed Interest Payments” are accrued and unpaid interest for each Payment Date due on the Class A notes calculated in accordance with the original terms of the Class A notes and the Indenture (including, without limitation, the determination of the Maximum Auction Rate on the Class A-2 Notes) after giving effect to amendments or modifications to which the Note Insurer has given its written consent; provided, however, that Guaranteed Interest Payments will not include (i) any Available Funds Cap Carry-Forward Amounts, (ii) interest shortfalls under the Relief Act or similar state legislation, (iii) default interest or (iv) interest shortfalls with respect to prepayments of mortgage loans.
     The Policy does not insure against loss relating to payments made in connection with the sale of notes at Auctions or losses suffered as a result of a noteholder’s inability to sell notes.
     A “Preference Amount” means any amount previously paid to a Class A noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final non appealable order of a court having proper jurisdiction in an insolvency proceeding. Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 Noon, New York City time, on the second business day following receipt of the notice for payment and (ii) 12:00 Noon, New York City time, on the relevant Payment Date.
     The terms “receipt” and “received”, with respect to the Policy, means actual delivery to the Note Insurer in the manner required by the Policy and occurs on the day delivered if delivered before 12:00 Noon, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 Noon, New York City time. If any notice given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.
     Under the Policy, “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the city in which the corporate trust office of the Indenture Trustee or the principal office of the Note Insurer is located are authorized or obligated by law or executive order to be closed.
     The Note Insurer’s obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not the funds are properly applied by the Indenture Trustee. The Note Insurer will be subrogated to the rights of each Class A noteholder to receive payments of principal and interest, as applicable, on the Class A notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the sponsor, the Depositor or the Issuing Entity. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York. Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts will be paid regardless of any acceleration of the Class A notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the Issuing Entity or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).
     Capitalized terms used in the Policy and not otherwise defined in the Policy will have the respective meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment has been approved in writing by the Note Insurer.
     Pursuant to the Indenture, unless a Note Insurer Default exists, the Note Insurer will be treated as a Class A noteholder for certain purposes, will be entitled to exercise all rights of the Class A noteholders under the Indenture without the consent of the Class A noteholders, and the Class A noteholders may exercise their rights under the Indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the Indenture.
     The Note Insurer will be entitled to receive Reimbursement Amounts under the Indenture and the insurance agreement. A “Reimbursement Amount” means, as of any Payment Date, the sum of (x)(i) all Insured Amounts

paid by the Note Insurer, but for which the Note Insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Amounts not previously repaid calculated at the Late Payment Rate (as defined below) from the date the Indenture, or any other person at its direction, received the related Insured Amounts or the date such Insured Amounts were made, and (y) without duplication (i) any amounts then due and owing to the Note Insurer under the Indenture and the insurance agreement, as certified to the Indenture Trustee by the Note Insurer plus (ii) interest on such amounts at the Late Payment Rate.
     IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.
     “Late Payment Rate” will mean for any Payment Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the notes and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.
THE NOTE INSURER
     The information set forth in the following paragraphs has been provided by Ambac Assurance Corporation, the Note Insurer.
General
     The Note Insurer is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. The Note Insurer is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. The Note Insurer is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. The Note Insurer is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. The Note Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (“Ambac Financial Group”), a 100% publicly-held company. The Note Insurer has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.
Capitalization
     The following table sets forth the capitalization of the Note Insurer and subsidiaries as of December 31, 2004, December 31, 2005 and June 30, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries
CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	December 31,	December 31,
	2004	2005	June 30, 2006
			(unaudited)
Unearned premiums	$2,783	$2,966	$3,052
Long –term debt	1,074	1,042	972
Other liabilities	2,199	1,996	1,770

Total liabilities	6,056	6,004	5,794

Stockholder’s equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,467
Accumulated other comprehensive income	238	137	10
Retained earnings	4,094	4,499	4,875

Total stockholder’s equity	5,647	6,171	6,434

Total liabilities and stockholder’s equity	$11,703	$12,175	$12,228

     There has been no material adverse change in the capitalization of the Note Insurer and subsidiaries from June 30, 2006 to the date of this free writing prospectus.
     For additional financial information concerning the Note Insurer, please refer to the Note Insurer’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended March 31, 2006 (which was filed with the Commission on May 10, 2006); Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006; and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2006 and for the three – and six – month periods ended June 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended June 30, 2006 (which was filed with the Commission on August 9, 2006) as they relate to Ambac Assurance Corporation. Such financial information regarding the Note Insurer shall be deemed to be made a part of this free writing prospectus.
     Copies of all information regarding the Note Insurer that is referenced in this free writing prospectus can be read and copied at the Commission’s website at http://www.sec.gov, the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of the Note Insurer referenced herein and copies of the Note Insurer’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the Note Insurer. The address of the Note Insurer’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

     Other Information
     The Note Insurer makes no representation regarding the notes or the advisability of investing in the Notes. The Note Insurer has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this free writing prospectus, other than the information supplied by the Note Insurer and presented, included or referenced in this free writing prospectus under the heading “The Note Insurer.”
SERVICING AGREEMENT
     The Servicer will be responsible for servicing the contracts pursuant to the terms of a “servicing agreement,” dated as of August 1, 2006, among the Servicer, the Subservicer, the Depositor, the Originator, the Issuing Entity and the Indenture Trustee. Pursuant to the Servicing Agreement, the Servicer will engage the Subservicer to perform the physical servicing of the contracts, for a fee to be paid by the Servicer out of its servicing compensation. Notwithstanding the engagement of the Subservicer, the Servicer shall be fully responsible for the Subservicer’s compliance with the Servicing Agreement as if there had been no appointment of a Subservicer. References to the Servicer in this section refer collectively to the Servicer and the Subservicer acting on the Servicer’s behalf. The Servicer will make reasonable efforts to collect all payments called for under the contracts and will, consistent with the Servicing Agreement, follow those collection procedures it follows from time to time with respect to the manufactured housing installment sale contracts and installment loan agreements in its servicing portfolio comparable to the contracts. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the contracts.
     With respect to the contracts, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer’s policies with respect to the manufactured housing installment sale contracts and installment loan agreements it owns or services. In addition, the Servicer may, subject to Note Insurer consent in certain circumstances, agree to a reduction in the principal balance of a defaulted contract or the interest rate thereon to the extent it determines that such a reduction is likely to maximize proceeds collected from such contract. Any such reduction in the principal balance or interest rate will have the same effect as a liquidation loss.
     Servicing Advances
     The Servicer will not be obligated to make advances for delinquent scheduled payments of principal or interest on the contracts. The Servicer will be obligated under the Servicing Agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a manufactured home and legal and other costs incurred by the Servicer in an effort to cure defaulted contracts. Upon the determination by the Servicer that such an advance made by the Servicer is nonrecoverable from late payments, liquidation proceeds or otherwise (a “nonrecoverable advance”) the Servicer will be entitled to reimburse itself out of funds in the Collection Account for the amount of that Nonrecoverable Advance. Without limiting the generality of the foregoing, expenses incurred by the Servicer in connection with a defaulted contract which is subsequently reinstated, worked out, or otherwise cured, shall be reimbursable to the Servicer as Nonrecoverable Advances at the time the default is cured, out of collections in the trust, and such reimbursements shall reduce the Amount Available to make payments to noteholders.
     Hazard Insurance
     The contracts provide that the obligor is required to insure the manufactured home securing the contract against physical damage for the term of the contract at the obligor’s expense. The minimum coverage required is broad form comprehensive in an amount equal to the lesser of the actual value of the manufactured home or the unpaid principal balance of the contract. The insurance policy must have a clause naming the Originator, as loss payee. The contract allows the Originator or the Servicer to obtain (force place) the minimum coverage required should the obligor not maintain that level of insurance. If insurance is force placed, the Seller/Servicer notifies the obligor of the amount and establishes a receivable for the policy premium with interest accruing at the contract rate, to be repaid in monthly installments.

     Servicing Compensation and Payment of Expenses
     With respect to each due period, the Servicer will be entitled to receive from interest payments in respect of the contracts a portion of the interest payments as a monthly servicing fee in the amount equal to 1.25% per annum, the “servicing fee rate,” on the principal balance of each contract as of the first day of that due period plus any unpaid monthly servicing fees from prior Payment Dates. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the Servicer as additional servicing compensation.
     The Servicer’s right to reimbursement for unreimbursed servicing advances is limited to late collections on the related contract or otherwise relating to the contracts in respect of which such unreimbursed amounts are owed. The Servicer’s right to those reimbursements is prior to the rights of noteholders. However, if any servicing advance is determined by the Servicer to be non-recoverable from such sources, the amount of that Nonrecoverable Advances may be reimbursed to the Servicer from any and all amounts received with respect to the any of the contracts.
     Evidence as to Compliance
     The Servicing Agreement will provide that in March of each year, beginning in 2007, each of the Servicer, the custodian, the Subservicer, and the Indenture Trustee, respectively, will be required to provide to the Depositor and the Indenture Trustee (with a copy to the Note Insurer) an assessment of compliance with the servicing criteria, as set forth in Item 1122 of Regulation AB (the “Servicing Criteria”) applicable to such transaction party. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. In addition, any permitted Subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the assets within the meaning of Regulation AB, will also provide to the Depositor and the Indenture Trustee an assessment of compliance with the Servicing Criteria. Each party that is required to deliver an assessment of servicing compliance, will also be required to deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.
     The Servicing Agreement will further provide that in March of each year, beginning in 2007, each of the Servicer, and the Subservicer respectively, will be required to provide to the Depositor and the Indenture Trustee (with a copy to the Note Insurer), a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.
     Matters Regarding the Originator, the Depositor, Seller, and Servicer
     The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Note Insurer, or (2) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Indenture Trustee and the Note Insurer in writing and the proposed successor Servicer is reasonably acceptable to the Indenture Trustee and the Note Insurer; and (b) the rating agencies have confirmed to the Indenture Trustee and the Note Insurer that the appointment of the proposed successor Servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the notes (without regard to the Policy). No resignation will become effective until the successor Servicer has assumed the Servicer’s obligations and duties as provided in the Servicing Agreement.
     The Servicer will be permitted to perform any of its duties and obligations under the Servicing Agreement through one or more Subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee, the Note Insurer and the noteholders for the Servicer’s duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.
     The Servicing Agreement provides that the Servicer will indemnify the trust, the Owner Trustee and the Indenture Trustee, its employees, officers, agents and directors from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer’s willful misconduct, bad faith or negligence in connection with the servicing and administration of the contracts. The Servicing Agreement will provide that none of the Depositor, the Seller, the Servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the Indenture Trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement; provided that none of the Depositor, the Seller, the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the Depositor, the Seller, the Servicer, as the case may be, in the performance of its duties under the Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties to the Servicing Agreement and the interest of the noteholders under the Servicing Agreement.
     Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any entity succeeding to the business of the Servicer shall be the successor of the Servicer under the Servicing Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Servicing Agreement, anything in the Servicing Agreement to the contrary notwithstanding.
     Servicer Events of Default
     Any of the following will constitute a “Servicer Event of Default” under the Servicing Agreement: (1) any failure by the Servicer to deposit in the note payment account any deposit required to be made under the Servicing Agreement, which failure continues unremedied for one Business Days after the giving of written notice of such failure to the Servicer by the Indenture Trustee (to the extent it has written or actual knowledge of such failure), or to the Servicer and the Indenture Trustee by the Note Insurer or noteholders holding notes evidencing a Percentage Interest in the trust of at least 25%; (2) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Servicer by the Indenture Trustee (to the extent it has written notice or actual knowledge of such failure), or to the Servicer and the Indenture Trustee by the Note Insurer or any noteholders holding notes evidencing a Percentage Interest in the trust of at least 25%; (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an “insolvency event”); (4) so long as the Originator is an affiliate of the Servicer, any failure of the Originator to repurchase or substitute eligible substitute contracts for defective contracts as required pursuant to the contract purchase agreement or the Servicing Agreement; (5) for any Payment Date, (a) the average sixty-day delinquency ratio test, as defined in the Servicing Agreement, as of the Payment Date exceeds 7.75%; (b) the aggregate of realized losses incurred since the Cut-off Date and as of the Payment Date exceed the following percentages of the aggregate principal balance of the contracts as of the Cut-off Date: Payment Dates commencing September 2010 to and including March 2012, 8.00%, Payment Dates commencing April 2012 to and including March 2013, 10.25%, Payment Dates commencing April 2013 to and including March 2014, 12.75% and each Payment Date thereafter, 15.25%; or (c) the current realized loss ratio, defined in the Servicing Agreement, as of the Payment Date exceeds 5.25%, (6) for any Payment Date when the outstanding principal balance of the contracts secured by manufactured homes located in California comprise 55.00% or more of the Pool Principal Balance with respect to such Payment Date,(a) the average sixty-day delinquency ratio test, as defined in the Servicing Agreement, as of the Payment Date exceeds 7.50%; (b) the aggregate of realized losses incurred since the Cut-off Date and as of the Payment Date exceed the following percentages of the aggregate principal balance of the contracts as of the Cut-off Date: Payment Dates commencing September 2010 to and including March 2012, 8.00%, Payment Dates commencing April 2012 to and including March 2013, 10.25%, Payment Dates commencing April 2013 to and including March 2014, 12.50% and each Payment Date thereafter, 15.00%; or (c) the current realized loss ratio, defined in the Servicing Agreement, as of the

Payment Date exceeds 5.25%; and (7) breaches of certain financial covenants related to the financial condition of Origen Financial L.L.C. as determined by the Note Insurer.
     Rights Upon a Servicer Event of Default
     So long as a Servicer Event of Default known to the Indenture Trustee remains unremedied, the Indenture Trustee, at the direction of the Controlling Party, may terminate all of the rights and certain obligations of the Servicer under the Servicing Agreement and in and to the contracts, whereupon the collection and servicing responsibilities of the Servicer shall be transferred to a successor Servicer as provided in the Servicing Agreement, and such successor Servicer will be entitled to similar compensation arrangements; provided, however, that such successor Servicer shall not be liable for acts or omissions of any prior Servicer, the Depositor, the Seller or the Indenture Trustee. The Indenture Trustee will, at the direction of the Controlling Party, appoint, or petition a court of competent jurisdiction for the appointment of a successor Servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $50,000,000. Any successor Servicer will be entitled to receive the same compensation that the Servicer would otherwise have received or lesser compensation as the Indenture Trustee, at the direction of the Controlling Party, and the successor may agree. A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Servicer Event of Default that has occurred is an Insolvency Event. In no event will the Indenture Trustee become the successor Servicer.
     Amendment
     The Servicing Agreement may be amended from time to time by the Originator, the Issuing Entity, the Servicer, the Depositor and the Indenture Trustee, without the consent of the noteholders but with the prior written consent of the Note Insurer (for so long as the Policy is outstanding), to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Servicing Agreement, to add to the duties of the Depositor or the Servicer to comply with any requirements imposed by the Code or any regulation under the Code, or to add or amend any provisions of the Servicing Agreement as required by the rating agencies in order to maintain or improve any rating of the notes (it being understood that; after obtaining the ratings in effect on the closing date, none of the Depositor, the Originator, the Indenture Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Servicing Agreement which shall not be inconsistent with the provisions of the Servicing Agreement, provided that, in each case, such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder or the Note Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the noteholders or the Note Insurer and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the notes (without regard to the Policy). The Servicing Agreement may also be amended from time to time by the Seller, the Issuing Entity, the Servicer, the Depositor and the Indenture Trustee, with the consent of the Note Insurer and holders of Voting Rights evidencing at least 51% of the Voting Rights with respect to each Class affected thereby (or 51% of the total Voting Rights if all Classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Servicing Agreement or of modifying in any manner the rights of the noteholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the notes or payments which are required to be made on any note without the consent of the noteholder and the Note Insurer or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all notes then outstanding and the Note Insurer.
THE INDENTURE
     General
     The notes will be issued under an “Indenture,” to be dated as of August 1, 2006, between the Issuing Entity and the Indenture Trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture, Trust Agreement and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. The trust estate pledged to the Indenture Trustee pursuant to the Indenture will consist of (i) all right, title and interest in the contracts (including any eligible substitute contracts subsequently added to the trust estate) and all related documents, including without limitation the interests in the underlying manufactured homes and mortgaged properties evidenced by the contracts; (ii) all payments on or collections in respect of the contracts due after the Cut-off Date, together with any proceeds of the contracts and any related documents; (iii) any manufactured homes and mortgaged properties securing the contracts that are acquired by repossession, foreclosure or by deed in lieu of foreclosure, and any revenues received on these manufactured homes and mortgaged properties; (iv) the rights of the Issuing Entity under all insurance policies required to be maintained under the Servicing Agreement; (v) the rights of the Depositor under the asset purchase agreement and all rights under the Servicing Agreement; (vi) the Interest Rate Swap Agreement; and (vii) all distributions on and proceeds of the foregoing (including permitted investments).
     Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust estate, the terms and conditions of the Indenture and the Trust Agreement and the notes. The Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy of the Indenture and Trust Agreement.
     The Indenture Trustee
     The Indenture Trustee may resign at any time in which event the Controlling Party will be obligated to appoint a successor Indenture Trustee for the notes or such Class of notes within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by the Controlling Party if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.
     Events of Default
     Notwithstanding any definition to the contrary in the prospectus, an “Event of Default” under the Indenture with respect to the notes is as follows: (a) the failure of the Issuing Entity to pay the Interest Payment Amount due on any class; (b) the failure of the Issuing Entity to pay the principal of any note in full by its final stated maturity date; (c) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (d) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of 30 days after notice to the Issuing Entity by the Indenture Trustee, the Note Insurer or by the holders of at least 25% of the Voting Rights, as applicable; (e) any representation or warranty made by the Issuing Entity in the Indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to the Issuing Entity by the Indenture Trustee, the Note Insurer or by the holders of at least 25% of the aggregate Voting Rights, as applicable; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; or (g) any draw on the Policy.
     Rights upon Event of Default
     In case an Event of Default of which the Indenture Trustee has notice should occur and be continuing with respect to the Indenture, then (in every such case) the Indenture Trustee, if so directed in writing by the Note Insurer or by the noteholders representing at least 66-2/3% of the aggregate note balance of the notes then outstanding (with the consent of the Note Insurer) will declare the principal of the notes, together with accrued and unpaid Interest Payment Amounts thereon through the date of acceleration, to be due and payable. Such declarations in respect of the notes may under certain circumstances be rescinded by the Note Insurer or by the noteholders representing not less than 66-2/3% of the aggregate note balance of the notes then outstanding (with the consent of the Note Insurer).
     If, following an Event of Default, any notes have been declared to be due and payable, the Indenture Trustee may, if directed by the Controlling Party, exercise certain rights and remedies provided under the Indenture to protect the assets of the trust and the rights of the Indenture Trustee, the Note Insurer and the noteholders.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of the Note Insurer or any of the noteholders, unless the Note Insurer or such noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Note Insurer or the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding (with the consent of the Note Insurer) will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the notes; and the Note Insurer or the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding (with the consent of the Note Insurer) may, in certain cases, waive any default with respect thereto.
     All rights of the Note Insurer described in this section shall terminate upon a failure by the Note Insurer to make a required payment under the Policy (a “Note Insurer Default”). The Indenture Trustee shall not be deemed to have knowledge of a Note Insurer Default unless a responsible officer of the Indenture Trustee has written notice or actual knowledge thereof.
     Limitation on Suits
     No noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) the noteholders representing not less than 25% of the aggregate note balance of the notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Note Insurer (except following a Note Insurer Default) or the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding and (6) such Event of Default has occurred and is continuing.
     The Indenture Trustee (as such or in its individual capacity) may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all the notes, institute against, or join any other person in instituting against, the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under any insolvency law or similar laws. Nothing shall preclude, or be deemed to stop, the Indenture Trustee (i) from taking any action (other than joining in the institution of any involuntary insolvency proceeding described below) prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuing Entity or (B) any involuntary insolvency proceeding filed or commenced by a person other than the Indenture Trustee, or (ii) from commencing against the Issuing Entity or any of the contracts any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under any insolvency law or similar laws.
     Voting Rights; Controlling Party
     At all times, 100% of all voting rights will be allocated among the holders of the notes in proportion to the then outstanding note balances of their respective notes. So long as there does not exist a Note Insurer Default, the Note Insurer shall exercise all voting rights with respect to the notes (the “Voting Rights”). The “Controlling Party” at anytime shall be the holder of the majority of the Voting Rights at such time.
SUMMARY OF FEES AND EXPENSES
     The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

	Party		Source of
	Entitled to	General	funds for
	Receive	Purpose of	payment of
Fees and	Fees and	Fees and	fees and		Frequency of	Priority of
Expenses	Expenses	Expenses	expenses	Amount of fee	Payment	Payment
Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the contracts and other assets of the Trust.	Collections in respect of the contracts	An aggregate monthly fee paid calculated at 1.25% per annum on the stated principal balance of each contract as of the beginning of the related due period	Monthly	Prior to payments to noteholders

Indenture Trustee Fee	Indenture Trustee	As consideration for acting in the capacity as the Indenture Trustee under the operative documents.	For the first year, the Indenture Trustee fee will be paid up-front from the closing proceeds and for subsequent years, the Indenture Trustee fee will be payable from collections in respect of the contracts	$10,000 initial fee, $15,000 annual fee, Annual Bond Administration fee of 0.01% of aggregate note balance with a $1,000 per month minimum	Initial/Monthly	Prior to payments to noteholders

Owner Trustee Fee	Owner Trustee	As consideration for the Owner Trustee to perform certain administrative responsibilities on behalf of the Issuing Entity	For the first year, the Owner Trustee fee is paid up-front from the closing proceeds and for subsequent years, the Owner Trustee fee shall be payable from collections in respect of the contracts	A per annum amount of $4,000.00 for the first year, $4,000.00 for the second year and $4,000.00 annually thereafter $4,000 upfront	Initial/Monthly	Prior to payments to noteholders

	Party		Source of
	Entitled to	General	funds for
	Receive	Purpose of	payment of
Fees and	Fees and	Fees and	fees and		Frequency of	Priority of
Expenses	Expenses	Expenses	expenses	Amount of fee	Payment	Payment
Custodian Fee	Custodian	As consideration for the custodian to maintain custody of the contract files on behalf of the Indenture Trustee	Collections in respect of the contracts	Monthly Safekeeping charges of $0.20 per file File Transfer Fee of $1.00 per file File Releases of $3.00 per file Rush Release (24-hr.) $5.00 per file Trailing Docs of $1.25 per file Reinstatements of $3.00 per file	Monthly	Prior to payments to Noteholders

Note Insurer Premium	Note Insurer		Collections in respect of the contracts	0.25% per annum on the aggregate note balance immediately preceding each Payment Date	Monthly	Prior to any payments to Noteholders

Net Swap Payments and Swap Termination Agreements	Swap Provider	As consideration for entering into the Swap Agreement	Collections in respect of the Contracts	Varies — See “Swap Agreement”	Monthly	Prior to any payments to Noteholders

Auction Agent	Auction Agent	As consideration for serving as Auction Agent under the Auction Agreement	Collections in respect of the Contracts	$1,500	Annually	Prior to any payments to Noteholders

Broker-Dealer and Calculation Agent	Broker-Dealer and Calculation Agent	As consideration for serving as Broker-Dealer and Calculation Agent for Auctions with respect to the Class A-2 Notes	Collections in respect of the Contracts	0.25% per annum on the note balance of the Class A-2 note immediately preceding each Payment Date	Monthly	Prior to any payments to Noteholders

USE OF PROCEEDS
     The net proceeds to be received from the sale of the notes will be applied by the Depositor towards the purchase of the contracts.
FEDERAL INCOME TAX CONSIDERATIONS
     On the closing date, Hunton & Williams LLP, counsel to the Depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the Indenture, Trust Agreement and other related documents, for federal income tax purposes, (i) the notes will be characterized as indebtedness to a noteholder other than the owner of the Owner Trust Certificate and not as representing an ownership interest in the trust or an equity interest in the Issuing Entity or the Depositor and (ii) as long as the parent REIT maintains its REIT status and all of the Owner Trust Certificates are held by the parent REIT or one of its subsidiaries that is a qualified REIT subsidiary or disregarded entity for federal income tax purposes, the trust will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the “Code”). Because the trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the trust will be treated as a taxable mortgage pool, or “TMP,” for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a qualified REIT subsidiary of a REIT will not be subject to corporate income taxation. Generally, the trust will be treated as a qualified REIT subsidiary so long as the trust is wholly owned by either another qualified REIT subsidiary or other entity that is disregarded for federal income tax purposes (whose ultimate parent company is a REIT) or directly by a REIT (each, a “parent REIT”) that maintains continuing qualification as a REIT.
     The current parent REIT, Origen Financial, Inc., has made an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2003. As of the date of the issuance of the notes, Origen Financial, Inc. believes that it has satisfied all of the requirements necessary to qualify as a REIT and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a parent REIT as a REIT will depend on the parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.
     In the event that the parent REIT loses its REIT status or the trust is otherwise no longer wholly owned by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the notes or a consequential redemption of the notes at a time earlier than anticipated. No transfer of the Owner Trust Certificates will be permitted to an entity that is not a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a qualified REIT subsidiary or that would result in the owner trust not being treated as a qualified REIT subsidiary.

     It is not expected that the Class A-1 or A-2 Notes (subject to the foregoing discussion) will be issued with original issue discount.
     Although not free from doubt, the establishment of the interest rate and other terms of the Auction Rate Securities through the Auction Procedures will not constitute a modification of the notes or a retirement and re-issuance of the notes under applicable Treasury Regulations. Accordingly, a U.S. holder of an Auction Rate Security will not realize gain or loss upon establishment of an Auction Rate pursuant to the Auction Procedures. In addition, solely for purposes of determining original issue discount thereon, the Auction Rate Securities will be treated as maturing on each Rate Determination Date for an amount equal to their fair market value on that date (which generally will be equal to the principal amount thereof by virtue of an Auction Procedure), and reissued on the same date for the same value. As a consequence, the Auction Rate Securities generally will not be treated as bearing original issue discount solely because interest rates are set under the Auction Procedures, although original issue discount could arise by virtue of the terms of the Auction Rate Securities arrived at in the Auction Procedures (e.g., if the Maximum Auction Rate became applicable to the Auction Rate Securities).
     If, contrary to the foregoing analysis, the Auction Procedures were determined to give rise to a new indebtedness for federal income tax purposes, the Auction Rate Securities could be treated as debt instruments that mature on each Rate Determination Date. Alternatively, the Auction Rate Securities could be treated as bearing contingent interest under applicable Treasury Regulations. Under such regulations, the amount treated as taxable interest to a U.S. holder of an Auction Rate Security in each accrual period would be a hypothetical amount based upon our current borrowing costs for comparable, noncontingent debt instruments and a U.S. holder of an Auction Rate Security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the Auction Rate Securities were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the U.S. holder’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.
     The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.
     Prospective investors in the notes should see “Federal Income Tax Considerations” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuing Entity and purchasers of the notes.
STATE TAXES
     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes should consult their own tax advisors regarding those tax consequences.
     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the notes.
LEGAL INVESTMENT
     The Class A notes are not expected to constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Depositor makes no representations as to the proper characterization of any class of notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of notes constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS
     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this free writing prospectus as “ERISA plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this free writing prospectus as “tax favored plans”). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA plans and tax favored plans (collectively referred to in this free writing prospectus as “plans”) and persons who have certain specified relationships to such plans (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.
     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchases an offered note, if the assets of the Issuing Entity are deemed to be assets of the plan. Under the regulations issued by the United States Department of Labor, referred to in this free writing prospectus as “DOL regulations,” generally, when a plan makes an investment in an equity interest in another entity (such as the Issuing Entity), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. Exceptions contained in the DOL regulations provide that a plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the notes Under the DOL regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Issuing Entity anticipates that, as of the date hereof, the notes should be treated as indebtedness without significant equity features for the purposes of the DOL regulations as of the date hereof. The debt treatment of the notes for ERISA purposes could change if the Issuing Entity incurred losses.
     ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such plan. As a result of the DOL regulations, a plan’s investment in the notes may cause the contracts and other assets of the trust estate to be deemed plan assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuing Entity, the Depositor, the Seller, the servicer, the Subservicer, the underwriter, the Indenture Trustee, the Owner Trustee, the note registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become parties in interest (or disqualified persons) with respect to certain plans. Therefore, the acquisition or holding of the notes by or on behalf of a plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

     Because the Issuing Entity, the Depositor, the Seller, the Servicer, the Subservicer, the underwriter, the Indenture Trustee, the Owner Trustee, the note registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the contracts and other assets of the trust estate were deemed to include plan assets, prior to making an investment in the notes, prospective plan investors should determine whether the Issuing Entity, the Depositor, the Seller, the Servicer, the Subservicer, the underwriter, the Indenture Trustee, the Owner Trustee, the note registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates is a party in interest (or disqualified person) with respect to such plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular plan investment in the notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.
     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
     As mentioned above, although it is not free from doubt, the Issuing Entity anticipates that the notes should be treated as indebtedness without substantial equity features for the purposes of the DOL regulations as of the date hereof. In addition, although it is not free from doubt, the Issuing Entity believes that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, the subsequent transferee of the notes or any interest therein to a plan trustee or one who is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any offered note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the notes are rated at least investment grade, (ii) such transferee believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the notes and (iii) the acquisition and holding of the offered note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the notes, a prospective transferee of the notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, the Issuing Entity and the Depositor, which opinion will not be at the expense of the trust, the Issuing Entity, the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Issuing Entity, the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the Indenture.
     Any prospective plan investor considering whether to invest in the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase notes on behalf of a plan.
     The sale of any of the notes to a plan is in no respect a representation by the Depositor that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

LEGAL MATTERS
     Certain legal matters with respect to the Originator, the Seller, the Servicer, the Depositor and the notes will be passed upon for the Depositor by Hunton & Williams LLP and for the underwriter by Thacher Profit & Wood LLP.
AFFILIATIONS AND RELATIONSHIPS
     Origen Financial, Inc. owns 100% of the Originator, the sponsor, the Servicer, the Subservicer, the Depositor and the Seller. The Swap Provider is an affiliate of the underwriter.
RATINGS
     It is a condition to the issuance of the notes that the notes receive at least the following ratings from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poors (“S&P”), each of whom is referred to in this free writing prospectus as a “rating agency”:

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
     Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the Note Rate on the note balance outstanding immediately prior to each Payment Date, based primarily on the financial strength of the Note Insurer. The rating process addresses structural and legal aspects associated with the notes, including the nature of the contracts. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the contracts or the possibility that a holder of an offered note might realize a lower than anticipated yield. The ratings assigned to asset-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings do not address the likelihood of receipt of any Available Funds Cap Carry-Forward Amounts.
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.
     The Depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in this section.
     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of notes in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the

     Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

INDEX OF TERMS

accounts	S-60
Additional Termination Events	S-80
All Hold Auction	S-69
All-or-Nothing Bids	S-70
amount available	S-54
Auction	S-71
Auction Agent	S-38, S-71
Auction Agent Agreement	S-71
Auction Agent Fee	S-71
Auction Dealer Fees	S-69
Auction Failure Event	S-68
Auction Period	S-71
Auction Period Adjustment	S-10, S-71
Auction Period Conversion	S-71
Auction Period Conversion Date	S-72
Auction Procedures	S-72
Auction Rate	S-72
Auction Rate Securities	S-72
Authorized Denomination	S-72
Authorized Officer	S-72
Available Auction Rate Securities	S-72
Available Funds Cap Carry-Forward Amount	S-72
Available Funds Rate	S-72
Beneficial Owner	S-60
Bid	S-72
Bid Auction Rate	S-72
Bidder	S-72
Book-Entry Notes	S-59
Broker-Dealer	S-72
Broker-Dealer Agreement	S-73
Broker-Dealer Fees	S-68
Chattel Contracts	S-27
chattel paper	S-60
class	S-3
Class A Note Balance	S-73
Class A Target Balance	S-75
Class A-1 LIBOR rate	S-16
Class A-1 LIBOR Rate	S-67
Class A-1 Notes	S-59
Class A-2 Notes	S-59
Code	S-95
Collection Account	S-63
Comparable Appraisal Program	S-30
contract pool	S-5
contracts	S-4
Conversion	S-73, S-77
Conversion Date	S-73, S-77
Converted Rate	S-73
cut-off date	S-5
Cut-off Date	S-39
Definitive Note	S-60
depositor	S-4
Depositor	S-25
determination date	S-4
Determination Date	S-63
Disqualified Persons	S-97
DOL Regulations	S-97
DTC	S-59
Early Termination Date	S-81
Equity Interest	S-97
ERISA	S-97
ERISA plans	S-97
Event of Default	S-91
Events of Default	S-80
existing holders	S-21
Existing Holders	S-68, 1, 2
final stated maturity date	S-4
general intangibles	S-60
governing instrument	S-27
Guaranteed Interest Payments	S-83
Guaranteed Principal Payment Amount	S-83
Home Only Loans	S-27
Illegality	S-80
Indenture	S-90
indenture trustee	S-4
Indenture Trustee	S-38
Initial Auction Agent	S-73
Initial Auction Agent Agreement	S-73
Initial Auction Period	S-73
Insolvency Event	S-89
Interest Accrual Period	S-73
Interest Payment Amount	S-73
Interest Rate Swap Agreement	S-79
Internal Submission Deadline	S-70
Invoice Advance Method	S-29
Issuing Entity	S-27
JPMorgan	S-38
Land and Home Contracts	S-27
Late Payment Rate	S-84
LIBOR Determination Date	S-73
Liquidated Contract	S-75
Loan Sources	S-28
Long Auction Period	S-10
manufactured home	S-62
Maximum Auction Rate	S-74
NADA	S-30
Net Contract Rate	S-74
Net Swap Payment	S-74
Nonrecoverable Advance	S-87
Note Balance	S-74
Note Insurer Default	S-92
Note Owners	S-59
Note Rate	S-74
Noteholder	S-60
One-Month LIBOR	S-74
Order	S-74

Origen	S-26
Origen CMO Residual Holding Company	S-15
Origen Servicing	S-32
originator	S-4
Originator	S-26
ORS	S-26
Overcollateralization	S-8
Overcollateralization Amount	S-77
Overcollateralization Target Amount	S-75
Owner Trust Certificate	S-25
Owner Trustee	S-37
Parent REIT	S-95
Participants	S-59
Parties In Interest	S-97
Payment Date	S-59
Payment Default	S-74
Plans	S-97
Pool Principal Balance	S-75
potential holders	S-21
Potential Holders	S-68, 1
Preference Amount	S-83
Price Talk	S-69
Principal Balance	S-75
Principal Payment Amount	S-76
qualified REIT subsidiary	S-15
rate determination date	S-7
Rate Determination Date	3
real estate investment trust	S-15
Record Date	S-59
Reference Banks	S-74
Relief Act	S-23
Reserve Interest Rate	S-74
Sell Order	S-75
Seller	S-26
Servicer	S-26
Servicer Event of Default	S-89
Servicing Agreement	S-87
Short Auction Period	S-10
sponsor	S-3
Sponsor	S-26
Submission Deadline	S-70
Submitted Bid	S-75
Submitted Hold Order	S-75
Submitted Hold Orders	S-69
Submitted Sell Order	S-75
subservicer	S-4
Subservicer	S-26
Substitute Auction Agent	S-75
Substitute Auction Agent Agreement	S-75
Sufficient Clearing Bids	S-75
Swap Downgrade Provisions	S-81
Swap Event of Default	S-80
Swap Notional Amount Conversion	S-81
Swap Provider	S-79
Swap Provider Trigger Event	S-82
Swap Termination Event	S-80
Swap Termination Payment	S-81
Tax Event	S-80
Tax Event Upon Merger	S-80
Tax Favored Plans	S-97
Termination Events	S-80
TMP	S-95
Trigger Event	S-76
trust	S-3, S-27
Trust Agreement	S-25, S-27
Undercollateralized Amount	S-78
Voting Rights	S-92

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES
     Except in certain limited circumstances, the globally offered Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2006-A, Classes A-1 and A-2 (the “global notes”) will be available only in book-entry form. Investors in the global notes may hold such global notes through any of DTC, Clearstream Luxembourg or Euroclear. The global notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding global notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
     Secondary market trading between investors holding global notes through The Depository Trust Company (“DTC”) will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.
     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC participants.
     A holder that is not a United States person (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
     Initial Settlement
     All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective relevant depositaries, which in turn will hold such positions in accounts as DTC participants.
     Investors electing to hold their global notes through DTC will follow the settlement practices applicable to prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their global notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global note and no “lock-up” or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
     Secondary Market Trading
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and Seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized asset-backed securities issues in the same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as the case may be, to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon Payment Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective relevant depositary of the DTC participant’s account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global certificates are credited to their accounts one day later.
     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg participant’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective European depositary for the benefit of Clearstream Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective relevant depositary, to a DTC participant. The Seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as appropriate, to deliver the global notes to the DTC participant’s account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream

Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
     (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;
     (b) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the global notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or
     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear participant.
     Certain U.S. Federal Income Tax Documentation Requirements
     A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:
     I. the Indenture Trustee or the U.S. withholding agent receives a statement —
     (a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—
     (i) is signed by the noteholder under penalty of perjury,
     (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the noteholder, or
     (b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—
     (i) is signed under penalties of perjury by an authorized representative of the financial institution,
     (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),
     (iii) provides the name and address of the noteholder, and

     (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;
     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Servicer or the U.S. withholding agent;
     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Servicer or the U.S. withholding agent; or
     IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.
     A holder holding Book-Entry Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, or “TIN,” will remain in effect until the status of the Beneficial Owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
     In addition, all holders holding Book-Entry Notes through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:
     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;
     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or
     III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.
     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Book-Entry Notes.
     The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

ANNEX II
AUCTION PROCEDURES
     Auction Participants
     Existing Holders and Potential Holders. Participants in each Auction will include: (i) “Existing Holders,” which will mean, for purposes of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder registry at the close of business on the Business Day preceding such Auction, and, for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a Beneficial Owner of Auction Rate Securities and (ii) “Potential Holders,” which will mean any Person (including an Existing Holder) that is a Broker-Dealer for purposes of dealing with the Auction Agent, and a potential Beneficial Owner for purposes of dealing with a Broker-Dealer, who may be interested in acquiring Auction Rate Securities.
     By purchasing the Auction Rate Securities, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the Indenture; (ii) so long as the Beneficial Ownership of the Auction Rate Securities is maintained in book-entry form, to sell, transfer or otherwise dispose of Auction Rate Securities, only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of Auction Rate Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its Beneficial Ownership of Auction Rate Securities maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such Beneficial Ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such Beneficial Ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Securities specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of Auction Rate Securities specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate, determined as described in this Annex II; (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Auction Rate Securities specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate, determined as described in this Annex II; and (vii) to tender its Auction Rate Securities for purchase at 100% of the principal amount thereof, plus accrued but unpaid interest, and interest accrued thereon, on a Conversion Date or an Auction Period Conversion Date, as applicable.
     The principal amount of the Auction Rate Securities purchased or sold may be subject to proration procedures on the Rate Determination Date. Each purchase or sale of the Auction Rate Securities on the Rate Determination Date will be made for settlement on the first day of the Auction Period immediately following such Rate Determination Date at a price equal to 100% of the principal amount thereof plus accrued interest, if any. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.
     Auction Agent. Computershare Trust Company, Inc., is appointed in the Indenture as the Initial Auction Agent to serve as agent for the Issuing Entity in connection with Auctions. The Indenture Trustee is directed by the Depositor to enter into the Initial Auction Agent Agreement with Computershare Trust Company, Inc., as the Initial Auction Agent. Any Substitute Auction Agent will be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee (at the direction of the Depositor) and the Calculation Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days notice to the Indenture Trustee, the Depositor and the Calculation Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the Depositor, or the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Auction Rate Securities then outstanding, by an instrument signed by such noteholders or their attorneys and filed with the Auction Agent, the Depositor, the Indenture Trustee and the Calculation Agent upon at least 90 days notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Depositor or the Calculation Agent, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 45 days after notifying the Indenture Trustee, the Depositor and the Calculation Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.
     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the Depositor (after receipt of a certificate from the Depositor’s financial advisor confirming that any proposed Substitute Auction Agent meets the requirements described in the preceding paragraph above), is required to use its best efforts to appoint a Substitute Auction Agent.
     The Auction Agent is acting as agent for the Depositor in connection with Auctions. In the absence of willful misconduct or gross negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.
     The Depositor will pay the Auction Agent the Auction Agent Fee in accordance with the fee letter between the Depositor and the Auction Agent and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel) from the Amount Available on each Payment Date. To the extent permitted by law and limited to amounts in the trust estate created by the Indenture, the Depositor will indemnify and hold harmless the Auction Agent, and its directors, officers, employees, and agents, for, and hold it and them harmless from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the Auction Agent’s part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself and its directors, officers, employees and agents, against any such claim or liability in connection with its exercise or performance of any of its duties under the Auction Agent Agreement and the Broker-Dealer Agreement and of enforcing this indemnification provision; provided that the Depositor will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.
     Broker-Dealer. Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a “Broker-Dealer,” including Citigroup Global Markets Inc. as the sole initial Broker-Dealer with respect to the Class A-2 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Depositor and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.
     The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the Indenture Trustee, on each Payment Date. Such Broker-Dealer Fee is payable from the Amount Available one each Payment Date as provided in the Indenture. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction will have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction (but it would not have knowledge of orders submitted by other Broker-Dealers, if any). As a result of the Broker-Dealer Bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the Broker-Dealer had not Bid. A Broker- Dealer may also Bid in order to prevent what would otherwise be a failed

Auction, an All Hold Auction (if the Broker-Dealer owns Auction Rate Securities in its own account) or an Auction clearing at a rate that the Broker-Dealer believes does not reflect the market for such Auction Rate Securities at the time of the Auction. Broker-Dealers may, but are not obligated to, advise holders of the Auction Rate Securities that the rate that will apply in an “all hold” Auction is often a lower rate than would apply if holders submit Bids, and such advice, if given, may facilitate the submission of Bids by existing holders that would avoid the occurrence of an “all hold” Auction. A Broker-Dealer may, but is not obligated to, encourage additional or revised investor Bidding in order to prevent an “all-hold” Auction. See “Description Of The Notes—Auction Rate—Bidding by Initial Broker-Dealer.”
     Calculation Agent. Under the Calculation Agent Agreement, and in connection with the Auction Rate Securities, the “Calculation Agent,” initially Citigroup Capital Markets Inc., will act solely as agent of the Depositor and will not assume any obligation or relationship of agency or trust for or with any of the Beneficial Owners. The Calculation Agent will receive nominal compensation for the performance of its duties under the Calculation Agent Agreement.
     Auction Procedures
     General. Auctions to establish the Auction Rate for the Auction Rate Securities will be held on each Rate Determination Date, except as described under “Description Of The Notes—Interest” by application of the Auction Procedures provided in the Indenture. “Rate Determination Date” means, initially the dates set forth in the definition of “Initial Rate Determination Date” and thereafter, the Business Day immediately preceding the commencement of each Auction Period. Notwithstanding the foregoing, the Rate Determination Date for one or more Auction Periods may be changed as described below under “Changes in Auction Terms.”
     The Auction Agent will calculate the Auction Rate, the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR Rate on each Rate Determination Date. Upon receipt of notice from the Indenture Trustee of a failed Conversion or failed Auction Period Conversion as described in the Indenture, the Auction Agent will calculate the Maximum Auction Rate as of such failed Conversion Date or Auction Period Conversion Date, as applicable, and give notice thereof as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the Auction Rate Securities is no longer maintained in book-entry form, the Calculation Agent will calculate the Maximum Auction Rate on the Business Day immediately preceding each Rate Adjustment Date commencing after delivery of the note. If a Payment Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Auction Period commencing on or after the occurrence and during the continuance of such Payment Default and (ii) any Auction Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent will determine the Applicable LIBOR Rate for each Auction Period other than the first Auction Period; provided, that if the ownership of the Auction Rate Securities is no longer maintained in book-entry form, or if a Payment Default has occurred, then the Indenture Trustee will determine the Applicable LIBOR Rate for each such Auction Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the Applicable LIBOR Rate will (in the absence of manifest error) be final and binding upon the holders of the notes and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the Applicable LIBOR Rate. Any such rate shall be subject to the Available Funds Rate on the related Payment Date, as calculated by the Servicer.
     Submission of Orders. So long as the ownership of the Auction Rate Securities is maintained in book-entry form, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Prior to a Conversion Date and except with respect to the Rate Determination Date immediately preceding an Auction Period Conversion Date, Auctions will be conducted on each Rate Determination Date, if there is an Auction Agent on such Rate Determination Date, in the following manner.

     Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Rate Determination Date or such other time on any Rate Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Rate Determination Date:
       (a) each Existing Holder of Auction Rate Securities may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Auction Rate Securities, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period (a “Hold Order”); (ii) the principal amount of outstanding Auction Rate Securities, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Holder (a “Bid”); and/or (iii) the principal amount of outstanding Auction Rate Securities, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period (a “Sell Order”); and
       (b) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Securities which each such Potential Holder offers to purchase, if the Auction Rate for the next succeeding Interest Period will not be less than the rate per annum specified by such Potential Holder (also a “Bid”).
     Each Hold Order, Bid and Sell Order will be an “Order.” Each Existing Holder and each Potential Holder placing an Order is referred to as a “Bidder.”
     Subject to the provisions described below under “Validity of Orders,” a Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Auction Rate Securities specified in such Bid if the Auction Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities to be determined as described below in “Acceptance and Rejection of Orders,” if the Auction Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities to be determined as described below under “Acceptance and Rejection of Orders,” if the rate specified therein will be higher than the Maximum Auction Rate and Sufficient Clearing Bids (as defined below) have not been made.
     Subject to the provisions described below under “Validity of Orders,” a Sell Order by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Auction Rate Securities specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities as described below under “Acceptance and Rejection of Orders,” if Sufficient Clearing Bids have not been made.
     Subject to the provisions described below under “Validity of Orders,” a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Auction Rate Securities specified in such Bid if the Auction Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of outstanding Auction Rate Securities as described below in “Acceptance and Rejection of Orders,” if the Auction Rate is equal to the rate specified in such Bid.
     Each Broker-Dealer will submit in writing (or other electronic means acceptable to the parties) to the Auction Agent prior to the Submission Deadline on each Rate Determination Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Auction Rate Securities that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder: (a) the principal amount of Auction Rate Securities, if any, subject to any Hold Order placed by such Existing Holder; (b) the principal amount of Auction Rate Securities, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (c) the principal amount of Auction Rate Securities, if any, subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder’s Bid.
     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering all outstanding Auction Rate Securities held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of outstanding Auction Rate Securities held by such Existing Holder and not subject to an Order submitted to the Auction Agent.
     None of the Depositor, the Indenture Trustee or the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.
     An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Securities then held by such Existing Holder. An Existing Holder that offers to purchase additional Auction Rate Securities is, for purposes of such offer, treated as a Potential Holder.
     Any Bid specifying a rate higher than 18.00% per annum will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.
     Validity of Orders. If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Auction Rate Securities held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority described below.
     Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder, and if the aggregate principal amount of Auction Rate Securities subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Securities held by such Existing Holder, the aggregate principal amount of Auction Rate Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Securities subject to all such Hold Orders equals the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder.
     Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Securities held by such Existing Holder over the aggregate principal amount of Auction Rate Securities subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Holder and the aggregate principal amount of outstanding Auction Rate Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to the amount of such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding Auction Rate Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.
     Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Auction Rate Securities held by such Existing Holder over the aggregate principal amount of Auction Rate Securities subject to valid Hold Orders and valid Bids as referred to above.
     If more than one Bid for Auction Rate Securities is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. An Existing Holder that offers to purchase additional Auction Rate Securities is, for purposes of such offer, treated as a Potential Holder. Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Securities not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Securities not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Rate Determination Date will be irrevocable; provided, however, the Auction Agent, with the consent of the Calculation Agent and Broker-Dealer may modify such restriction to allow revocation prior to the Submission Deadline.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a “Submitted Hold Order,” a “Submitted Bid” and a “Submitted Sell Order,” respectively (collectively, “Submitted Orders”).
     Determination of Sufficient Clearing Bids and Bid Auction Rate. Not earlier than the Submission Deadline on each Rate Determination Date, the Auction Agent will assemble all valid Submitted Orders and will determine:
     (a) the excess of the total principal amount of outstanding Auction Rate Securities over the sum of the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available Auction Rate Securities”); and
     (b) from such Submitted Orders, whether the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the maximum cap rate of 18.00% per annum exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Bids by Existing Holders specifying one or more rates higher than 18.00% per annum and (ii) the aggregate principal amount of outstanding Auction Rate Securities subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Holders above will be hereinafter referred to collectively as “Sufficient Clearing Bids”); and
     (c) if Sufficient Clearing Bids exist, the “Bid Auction Rate,” which will be the lowest rate specified in such Submitted Bids such that if:
       (i) each such Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Securities subject to such Submitted Bids); and
       (ii) each such Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted, the result would be that such Existing Holders described in subparagraph (i) above would continue to hold an aggregate principal amount of outstanding Auction Rate Securities which, when added to the aggregate principal amount of outstanding Auction Rate Securities to be purchased by such Potential Holders described in subparagraph (ii) above, would equal not less than the Available Auction Rate Securities.
     Notice of Auction Rate. Promptly after the Auction Agent has made the determinations described above, and has received from the Servicer its determination of the Net Contract Rate, the Auction Agent will advise the Indenture Trustee and the Broker-Dealers of the Net Contract Rate, of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Rate Determination Date, and based on such determinations, the Auction Rate for the next succeeding Auction Period will be as follows:
       (a) if Sufficient Clearing Bids exist, the Auction Rate for the next succeeding Auction Period will be equal to the Bid Auction Rate so determined;
       (b) if Sufficient Clearing Bids do not exist (other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders), the Auction Rate for the next succeeding Auction Period will be equal to the Maximum Auction Rate; or
       (c) if all outstanding Auction Rate Securities are subject to Submitted Hold Orders, the Auction Rate for the next succeeding Auction Period will be equal to the All Hold Rate.
     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Auction Rate on the Determination Date for the related Payment Date and the

Servicer will advise the Indenture Trustee of the applicable Available Funds Rate. The Class A-2 Note Rate for the Payment Date will be the least of (a) the Auction Rate, (b) the Net Contract Rate and (c) the maximum cap rate of 18.00% per annum.
     Acceptance and Rejection of Orders. Existing Holders will continue to hold the principal amount of Auction Rate Securities that are subject to Submitted Hold Orders. If Sufficient Clearing Bids, as described above under “Determination of Sufficient Clearing Bids and Bid Auction Rate,” have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below.
     For any Payment Date prior to a Conversion, if the Net Contract Rate is greater than the Auction Rate, the Class A-2 Note Rate will be the Auction Rate. For any Payment Date prior to a Conversion, if the Net Contract Rate is less than the Auction Rate, the Class A-2 Note Rate will be the Net Contract Rate. If the Auction Rate and the Net Contract Rate are both greater than 18.00% per annum, the Class A-2 Note Rate will be equal to 18.00% per annum. If the Auction Agent has not received Sufficient Clearing Bids as described above under “Determination of Sufficient Clearing Bids and Bid Auction Rate” (other than because all of the outstanding Auction Rate Securities are subject to Submitted Holds Orders), the Auction Rate will be the Maximum Auction Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under “Insufficient Bids.”
     Sufficient Clearing Bids. If Sufficient Clearing Bids have been made, the Auction Rate will be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority:
       (a) Existing Holders’ Submitted Bids specifying any rate that is higher than the Bid Auction Rate will be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;
       (b) Existing Holders’ Submitted Bids specifying any rate that is lower than the Bid Auction Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;
       (c) Potential Holders’ Submitted Bids specifying any rate that is lower than the Bid Auction Rate will be accepted;
       (d) Each Existing Holder’s Submitted Bid specifying a rate that is equal to the Bid Auction Rate will be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bid, unless the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids will be greater than the principal amount of Auction Rate Securities (the “remaining principal amount”) equal to the excess of the Available Auction Rate Securities over the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Holder will be rejected in part and such Existing Holder will be entitled to continue to hold the principal amount of Auction Rate Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Auction Rate Securities held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Securities subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Bid Auction Rate;
       (e) Each Potential Holder’s Submitted Bid specifying a rate that is equal to the Bid Auction Rate will be accepted, but only in an amount equal to the principal amount of Auction Rate Securities obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Securities over the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Auction Rate Securities subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Bid Auction Rate; and
       (f) Each Potential Holder’s Submitted Bid specifying a rate that is higher than the Bid Auction Rate will be rejected.
     Insufficient Bids. If Sufficient Clearing Bids have not been made (other than because all of the outstanding Auction Rate Securities are subject to Submitted Hold Orders) or if the Net Contract Rate is less than the Bid Auction Rate (in which case the Class A-2 Note Rate will be limited by the Net Contract Rate) or if the Auction Rate would be greater than 18.00% per annum, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:
       (a) Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Auction Rate will be rejected, thus entitling such Existing Holders to continue to hold the aggregate principal amount of Auction Rate Securities subject to such Submitted Bids;
       (b) Potential Holders’ Submitted Bids specifying (i) a rate that is equal to or lower than the Maximum Auction Rate will be accepted, and (ii) a rate that is higher than the Maximum Auction Rate will be rejected; and
       (c) Each Existing Holder’s Submitted Bid specifying any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Securities obtained by multiplying the aggregate principal amount of Auction Rate Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Auction Rate Securities held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Auction Rate Securities subject to all such Submitted Bids and Submitted Sell Orders.
     All Hold Orders. If all outstanding Auction Rate Securities are subject to Submitted Hold Orders, all Submitted Bids will be rejected.
     Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Securities that is not equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Auction Rate Securities to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Securities purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of Auction Rate Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Auction Rate Securities for purchase among Potential Holders so that only Auction Rate Securities in an Authorized Denomination are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Securities.
     Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Auction Rate Securities to be purchased and the aggregate principal amount of Auction Rate Securities to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Securities to be sold differs from such aggregate principal amount of Auction Rate Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Auction Rate Securities.

     Any calculation by the Auction Agent, Calculation Agent, or Indenture Trustee, as applicable, of the Auction Rate, the Applicable LIBOR Rate, the Maximum Auction Rate, the All Hold Rate, and the Non-Payment Rate and the amounts of interest payable on any Auction Rate Securities will, in the absence of manifest error, be binding on all other parties, including without limitation, the Depositor and the holders of the notes.
     Settlement Procedures. The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Rate and the Net Contract Rate for the next Auction Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Rate Determination Date, if the Class A-2 Note Rate is based on the Auction Rate, or 4:00 p.m., eastern time, on the Rate Determination Date, if the Net Contract Rate is lower than the Auction Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the Auction Rate for the next Payment Date), and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Securities as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Rate Securities or to deliver such Auction Rate Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent will record each transfer of Auction Rate Securities on the Existing Holders registry to be maintained by the Auction Agent.
     In accordance with DTC’s normal procedures, on the Business Day after the Rate Determination Date, the transactions described above will be executed through DTC, so long as DTC is the depository for the Class A-2 Notes (the “Depository”), and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Securities delivered as necessary to effect the purchases and sales of Auction Rate Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.
     If any Existing Holder selling Auction Rate Securities in an Auction fails to deliver such Auction Rate Securities, the Broker-Dealer of any person that was to have purchased Auction Rate Securities in such Auction may deliver to such person a principal amount of Auction Rate Securities that is less than the principal amount of Auction Rate Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of Auction Rate Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Securities will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Securities or to pay for the Auction Rate Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see Annex III, “Settlement Procedures.”
     Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers
     The Indenture Trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, Calculation Agent or any Broker-Dealer under the Indenture or under the Auction Agent Agreement, the Calculation Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Calculation Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information. In no event will the Indenture Trustee be responsible for the fees of the Auction Agent or any other party.
     Changes in Auction Terms
     Changes in Auction Period or Periods. The Issuing Entity may change, from time to time, the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period or the interest rate borne by the Auction Rate Securities (an “Auction Period Adjustment”). The Issuing Entity will not initiate such change in the length of the Auction Period unless it has received the written consent of the Calculation Agent, which consent may not be unreasonably withheld, not less than fifteen (15) days nor more than twenty (20) days prior to the effective date of an Auction Period Adjustment. The Issuing Entity will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Calculation Agent, the Depository and each Rating Agency then rating the Auction Rate Securities subject to such Auction Period Adjustment, in substantially the form of, or containing substantially the information contained in, the Indenture at least ten (10) days prior to the Rate Determination Date for such Auction Period.
     No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Securities with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance or Auction Period Conversion of such Auction Rate Securities, with respect to Auction Rate Securities with a Long Auction Period. An Auction Period Adjustment will not be allowed unless Sufficient Clearing Bids existed or all Auction Rate Securities were subject to Submitted Hold Orders at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.
     An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Rate Determination Date for the first such Auction Period, a certificate from the Issuing Entity authorizing an Auction Period Adjustment specified in such certificate and the written consent of the Calculation Agent described above, and (B) Sufficient Clearing Bids exist or all Auction Rate Securities were subject to Submitted Hold Orders at the Auction on the Rate Determination Date for such first Auction Period. If the condition referred to in (A) is not met, the Auction Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the length of the Auction Period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Auction Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Contract Rate, but in no event greater than 18.00%, and the length of the Auction Period will remain the same.
     The Issuing Entity, with the written consent of the Rating Agencies then rating the Class A-2 Notes, may, from time to time, change the length of one or more Auction Periods pursuant to an Auction Period Conversion. In the event of a failed Auction Period Conversion, the Auction Rate for the Auction Period for which the proposed Auction Period Conversion was to have been effective will be the Maximum Auction Rate, and the length of the Auction Period commencing upon the failed Auction Period Adjustment will remain the same.
     Changes in the Rate Determination Date. The Calculation Agent may, with the consent of an Authorized Officer of the Depositor, specify an earlier Rate Determination Date than the Rate Determination Date that would otherwise be determined in accordance with the definition of “Rate Determination Date” with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting a Rate Determination Date and the Class A-2 Note Rate. The Authorized Officer of the Depositor will not consent to such change in the Rate Determination Date unless he or she will have received from the Calculation Agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent. The Calculation Agent will provide notice of its determination to specify an earlier Rate Determination Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Rate Determination Date to the Indenture Trustee, the Auction Agent, the Depositor and the Securities Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the Indenture.
     In connection with any change in Auction terms described above, the Auction Agent will provide such notice to such parties as is specified in the Auction Agent Agreement.

ANNEX III
SETTLEMENT PROCEDURES
     If not otherwise defined below, capitalized terms used below will have the meanings given such terms in the Indenture.
       (a) Not later than (1) 3:00 P.M., eastern time, if the Auction Rate is greater than the Net Contract Rate or (2) 4:00 p.m., eastern time, if the Auction Rate is less than the Net Contract Rate, on each Rate Determination Date, the Auction Agent will notify, by telephone, telecopy or in other electronic means acceptable to the parties, each Broker-Dealer that participated in the Auction held on such Rate Determination Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:
          (i) the Auction Rate and the Class A-2 Note Rate fixed for the next Auction Period;
          (ii) whether there were Sufficient Clearing Bids in such Auction;
          (iii) if such Broker-Dealer (a “Seller’s Broker-Dealer”) submitted Bids or Sell Orders on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Securities, if any, to be purchased or sold by such Existing Holder;
          (iv) if such Broker-Dealer (a “Buyer’s Broker-Dealer”) submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Securities, if any, to be purchased by such Potential Holder;
          (v) if the aggregate amount of Auction Rate Securities to be sold by all Existing Holders on whose behalf such Seller’s Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Auction Rate Securities to be purchased by all Potential Holders on whose behalf such Buyer’s Broker-Dealer submitted a Bid, the name or names of one or more Buyer’s Broker-Dealers (and the name of the Participant, if any, of each such Buyer’s Broker-Dealer) acting for one or more purchasers of such excess principal amount of Auction Rate Securities and the principal amount of Auction Rate Securities to be purchased from one or more Existing Holders on whose behalf such Seller’s Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer’s Broker-Dealers acted;
          (vi) if the principal amount of Auction Rate Securities to be purchased by all Potential Holders on whose behalf such Buyer’s Broker-Dealer submitted a Bid exceeds the amount of Auction Rate Securities to be sold by all Existing Holders on whose behalf such Seller’s Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller’s Broker-Dealers (and the name of the Participant, if any, of each such Seller’s Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate Securities and the principal amount of Auction Rate Securities to be sold to one or more Potential Holders on whose behalf such Buyer’s Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller’s Broker-Dealers acted;
          (vii) unless previously provided, a list of all applicable Auction Rates and related Auction Periods (or portions thereof) since the last Payment Date; and
          (viii) the Rate Determination Date for the next succeeding Auction.

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       (b) On each Rate Determination Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder will:
          (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Rate Determination Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;
          (ii) in the case of a Broker-Dealer that is a buyer’s Broker-Dealer, advise each Potential Holder on whose behalf such buyer’s Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder’s Participant to pay to such buyer’s Broker-Dealer (or its Participant) through DTC or other depository the amount necessary to purchase the principal amount of the Auction Rate Securities to be purchased pursuant to such Bid against receipt of such Auction Rate Securities;
          (iii) in the case of a Broker-Dealer that is a Seller’s Broker-Dealer, instruct each Existing Holder on whose behalf such Seller’s Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder’s Participant to deliver to such Seller’s Broker-Dealer (or its Participant) through DTC or other depository the principal amount of Auction Rate Securities to be sold pursuant to such Order against payment therefor;
          (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next Auction Period;
          (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Rate Determination Date; and
          (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Rate Determination Date.
       (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Auction Rate Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.
       (d) On each Rate Determination Date:
          (i) each Potential Holder and Existing Holder with an Order in the Auction on such Rate Determination Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:
          (ii) each Seller’s Broker-Dealer that is not a Participant of the Depository will instruct its Participant to (A) pay through the Depository to the Participant of the Existing Holder delivering Auction Rate Securities to such Broker-Dealer following such Auction pursuant to paragraph (b)(ii) above the amount necessary to purchase such Auction Rate Securities against receipt of such Auction Rate Securities and (B) deliver such Auction Rate Securities through the Securities Depository to a buyer’s Broker-Dealer (or its Participant) identified to such Seller’s Broker-Dealer pursuant to (a)(v) above against payment therefor; and
          (iii) each buyer’s Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller’s Broker-Dealer (or its Participant)

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identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Auction Rate Securities to be purchased pursuant to (b)(ii) above against receipt of such Auction Rate Securities.
(e) On the Business Day following each Rate Determination Date;
          (i) each Participant for a Bidder in the Auction on such Rate Determination Date referred to in (d)(i) above will instruct DTC or other Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC or other Depository will execute such transactions;
          (ii) each Seller’s Broker-Dealer or its Participant will instruct the DTC or other Depository to execute the transactions described in (d) (ii) above for such Auction, and the DTC or other Depository will execute such transactions; and
          (iii) each buyer’s Broker-Dealer or its Participant will instruct the DTC or other Depository to execute the transactions described in (d)(iii) above for such Auction, and DTC or other Depository will execute such transactions.
       (f) If an Existing Holder selling Auction Rate Securities in an Auction fails to deliver such Auction Rate Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Securities that is less than the principal amount of Auction Rate Securities that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Auction Rate Securities to be so delivered will be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Rate Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Auction Rate Securities or to pay for the Auction Rate Securities purchased or sold pursuant to an Auction or otherwise.

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Consider Carefully the Risk Factors Beginning on Page 4 in this Prospectus.
Your securities will represent obligations of your issuing entity only and will not represent interests in or obligations of Origen Residential Securities, Inc. or any of its affiliates. Your securities are not insured or guaranteed by any person. Except as noted in this prospectus and the accompanying prospectus supplement, the underlying accounts, contracts, and mortgage loans are not insured or guaranteed by any government agency.
This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
Prospectus
Origen Residential Securities, Inc.
Depositor
Origen Financial, L.L.C.
Sponsor
Asset-Backed Securities, Issuable in Series
Your Trust Estate:
•	will issue either asset-backed notes or asset pass-through certificates backed by contracts and/or mortgage loans in one or more series with one or more classes; and

•	may own contracts and/or mortgage loans, as described on the cover page of the accompanying prospectus supplement.

Your Securities:
•	will be secured by the property of your issuing entity and will be paid only from the assets included in your trust estate;

•	will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may be supported by one or more forms of credit enhancement; and

•	will be issued as part of a designated series that may include one or more classes of notes, bonds or pass-through certificates.
Investors:
•	will receive interest and principal payments from collections on the contracts and/or mortgage loans and their trust estate’s other assets, if any; and

•	are entitled to receive payments from collections on contracts and mortgage loans and other assets securing their series of securities, but have no entitlement to payments from contracts, mortgage loans, or other assets securing other series.
Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
July 24, 2006

Important Notice About Information Presented in This
Prospectus and The Accompanying Prospectus Supplement
     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the timing of interest and principal payments;

•	statistical and other information about the related contracts and mortgage loans and any other primary assets;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling your securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted.
     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.

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SUMMARY OF PROSPECTUS
     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.
The Sponsor
     Origen Financial, L.L.C., a Delaware limited liability company, or another entity named in the related prospectus supplement. The sponsor is an affiliate of the depositor.
The Depositor
     The depositor, Origen Residential Securities, Inc., a Delaware corporation, will establish the issuing entities, act as a conduit for the assets that will secure the securities and cause the issuing entities to issue the securities. The depositor is a wholly-owned subsidiary of Origen Financial L.L.C., which is a wholly-owned subsidiary of Origen Financial, Inc. The principal executive address of the depositor is located at 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034, telephone no. (248) 746-7000.
The Seller
     Origen Financial L.L.C., a Delaware limited liability company, or one of its subsidiaries will act as the seller for each series, and sell assets to the depositor, which will deposit the assets with the related issuing entity. The seller for a series of securities will be the primary source of the assets that will secure that series of securities.
The Servicer
     Origen Servicing, Inc., a Delaware corporation and a wholly-owned subsidiary of Origen Financial L.L.C., will act as the servicer of the assets securing each series of securities.
Issuing Entity
     A trust created pursuant to either an owner trust agreement, in connection with the issuance of notes, or a pooling and servicing agreement, in connection with the issuance of certificates.
Securities Offered
     Each series of securities will consist of one or more classes of debt securities or ownership securities. Debt securities represent indebtedness secured by the assets of the issuing entity. Debt securities will be issued in the form of bonds or notes. Ownership securities represent beneficial ownership interests in the assets included in the related trust estate. Ownership securities will be issued in the form of pass-through certificates.
     Each series of securities will be issued in one or more classes, one or more of which may be classes of:
•	fixed-rate or adjustable-rate securities,

•	compound-interest or accrual securities,

•	planned-amortization-class securities,

•	targeted-amortization securities,

•	non-accelerating securities,

•	zero-coupon securities,

•	principal-only securities,

•	interest-only securities,

•	prepayment-only securities,

•	participating securities,

•	senior securities, or

•	subordinated securities.
     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.
The Assets
     Each issuing entity will include one or more pools of assets, which will primarily include manufactured housing installment sale contracts and installment loan agreements (referred to herein as “contracts”) and/or mortgage loans secured by manufactured homes, one-to-four family residential properties, cooperatives, condominium units and other types of homes or units described in the related prospectus supplement (referred to herein as “mortgage loans”). The contracts and mortgage loans included in any issuing entity are referred to herein collectively as “assets.”
     The depositor will direct the issuing entity to acquire the assets securing or backing each series from the depositor. The depositor will acquire those assets from its affiliate, Origen Financial L.L.C., or from an affiliate of Origen Financial L.L.C., as the seller.
     The assets may be divided into two or more groups, with different groups backing or securing different classes of securities.
     Some or all of the assets may be “alt-A” or “non-conforming” credits that do not satisfy the creditworthiness requirements for “A” businesses established by Fannie Mae or Freddie Mac.
Payments on the Securities
     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:
•	whether payments will be made monthly, quarterly, semi-annually or at other intervals and dates,

•	the amount allocable to payments of principal and interest on any payment date, and

•	whether payments will be made on a pro rata, random lot or other basis.
Credit Enhancement
     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:
•	the use of excess interest to cover losses and to create over-collateralization,

•	the subordination of payments on the more subordinated classes to the payments on more senior classes,

•	the allocation of losses on the underlying assets to the more subordinated classes,

•	the use of cross collateralization from one group of assets to cover shortfalls on other groups of assets,

•	the use of cross support, reserve funds, mortgage insurance policies, financial guarantee insurance policies, FHA insurance and/or VA guarantees, letters of credit, or credit enhancement of other types described under “Credit Enhancement” herein, and

•	interest rate swap agreements, cap agreements or other derivative contracts to hedge against interest rate risk, currency risk and/or realized losses.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.
Redemption or Repurchase of Securities
     One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.
Legal Investment
     The accompanying prospectus supplement will state whether or not the securities will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.
ERISA Considerations
     If you are buying the offered securities on behalf of or with the assets of an individual retirement account, Keogh plan or other employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption “ERISA Considerations.”
     However, due to the complexity of regulations that govern these plans, if you are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), you are urged to consult your own counsel regarding any consequences under ERISA and the Code of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.
Federal Income Tax Considerations
     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute, in whole or in part, one of the following for federal income tax purposes:
•	debt issued by the issuing entity,

•	interests in an issuing entity treated as a grantor trust,

•	“regular interests” or the “residual interest” in an issuing entity treated as one or more “real estate mortgage investment conduits” (“REMIC”), or

•	interests in an issuing entity which is treated as a partnership.
See “Federal Income Tax Considerations” in this prospectus.
Ratings
     The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any class of the securities. You should also consider the information under the caption “Risk Factors” in the accompanying prospectus supplement.
     An investment in the securities involves significant risks. You should consider the following information and the information under the caption “Risk Factors” in the accompanying prospectus supplement in deciding whether to purchase the securities.
Risks Related to Prepayment and Yield
The timing and amount of prepayments on the trust assets may reduce your yield to maturity.
     Prepayment
     Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:
•	the extent of prepayments on the underlying assets in your issuing entity,

•	how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement,

•	if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option,

•	the rate and timing of payment defaults and losses on the assets in your issuing entity,

•	the extent to which amounts in any pre-funding account have not been used to purchase additional assets for your issuing entity, and

•	repurchases of assets in your issuing entity as a result of material breaches of representations and warranties made by the depositor, the servicer or the seller.
     The assets included in your issuing entity generally may be prepaid at any time. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the assets in your issuing entity are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay. If the assets in your issuing entity are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal available to reinvest and by having your investment dollars remain invested in the securities for a longer than expected period.

     Yield
     In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.
     The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an interest rate index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.
The difference between end of the interest accrual period and the related payment date may reduce the effective yield of your securities.
     Interest payable on the securities on any payment date will include all interest accrued during the related interest accrual period. The accompanying prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.
Risks Related to the Securities
The assets of your issuing entity are the only source of payments for your securities.
     Your securities will be payable solely from the assets of your issuing entity, including any credit enhancement, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Your securities will not represent an interest in or obligation of the depositor, the servicer, the seller, the originator, any of their affiliates, or any other person.
     Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.
     Neither your securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the seller, the originator, the servicer, any of their respective affiliates, or any other person, unless identified as insured (or subject to a VA guarantee) in the accompanying prospectus supplement.
     Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.
     In addition, certain amounts remaining in certain funds or accounts, including the distribution account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

Credit enhancement may not cover all losses on your securities.
     Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.
     A trust estate may include one or more financial instruments, such as interest rate swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.
     The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.
     A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the seller, the originator, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.
Losses on the trust assets may have a greater impact on holders of subordinate securities.
     The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the servicer, the trustee and any securities administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that distributions on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.
     The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.
The subordination of other classes to your class may not protect you from all losses.
     The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

You may experience delays or reductions of distributions on your securities if the transfer of trust assets to your issuing entity is not considered a sale in the event of bankruptcy.
     The depositor expects that, in the case of most series issued in the form of asset-backed notes, the seller will treat the overall transaction as a financing for accounting purposes, but that, nevertheless, the transfer of assets by the seller to the depositor or, in the case of subsequently conveyed assets, the issuing entity will be structured as a sale for contractual and legal purposes, rather than as a pledge of the assets to secure indebtedness. If so provided in the related prospectus supplement for an offering of securities, the seller and the depositor will treat each conveyance of assets by the seller to the depositor or, in the case of subsequently conveyed loans, the issuing entity, as a sale of those assets. In each case, the depositor will treat each conveyance of assets from the depositor to the issuing entity as a sale of those assets.
     Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the issuing entity as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the issuing entity to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.
Your ability to resell your securities may be limited.
     At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing certain classes of securities, if noted in the accompanying prospectus supplement.
Book-entry registration may affect the liquidity of your securities.
     Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository Trust Company (“DTC”), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates. Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.
If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities.
     The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.
Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.
     Your issuing entity may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement; provided that if one or more elections are made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your issuing entity or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.
     The accompanying prospectus supplement sets forth the details concerning any optional termination or repurchase.
     The termination of your issuing entity and the early retirement of securities may adversely affect your yield.
There is a possibility that, upon an optional termination of an issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.
     Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.
     In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.
Residual certificates may have adverse tax consequences.
     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receipt of the related cash payments.
     In addition, if one or more elections are made to treat your issuing entity, or one or more segregated pools of such issuing entity assets, as one or more REMICs, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Considerations” in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder’s share of a REMIC’s taxable income may be treated as excess inclusion income to the holder, which:
•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.
     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See “Federal Income Tax Considerations” in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations.
     If you are buying the securities on behalf of or with the assets of an individual retirement account, Keogh plan, employee benefit plan or other arrangement subject to ERISA, the Code or any federal, state or local law that is similar to ERISA or the Code, special rules may apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See “ERISA Considerations” in this prospectus.
The ratings provided by the rating agencies do not purport to address all risks contained in your investment.
     Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to:
•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement, or

•	any adverse change in the financial or other condition of any credit enhancement provider.
     In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust estate that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.
Risks Related to Trust Assets
Economic downturns and the decline in the value of manufactured homes and mortgaged properties could result in losses.
     An investment in the securities may be affected by a decline in real estate values and changes in obligors’ financial conditions. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the obligors’ timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your issuing entity. If the residential real estate markets declines and the balances of the assets in your trust estate exceed the value of the related manufactured homes and mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Manufactured housing may experience a higher level of delinquencies than conventional mortgage loans because these borrowers are usually more severely affected by economic, social and other factors that diminish their ability to repay. Losses incurred upon repossession of manufactured homes tend to be higher than on corresponding mortgage loans on stationary homes because, unlike stationary homes, manufactured homes generally lose value over time. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related manufactured homes or mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of manufactured homes or mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

     Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by manufactured homes or mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on contracts and mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The assets underlying your securities may be secured by properties concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in asset-backed securities generally.
State or local law may limit a servicer’s ability to foreclose on assets in a manner that maximizes your return.
     Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. State laws, such as the uniform commercial code and motor vehicle titling statutes, may limit the servicer’s ability to repossess, foreclose, or liquidate the assets in order to pay off securities. State law may also limit the amount the servicer may collect in a liquidation to less than the amount due on any particular asset. For example, state laws regulate how a repossession can be conducted and whether the servicer may obtain a deficiency judgment if the proceeds of foreclosure are not sufficient to repay a foreclosed mortgage loan.
     The risk of loss on mortgage loans secured by mortgaged properties located in Puerto Rico may be greater than the risk of loss on mortgage loans that are made to obligors who are United States residents and citizens or that are secured by properties located in the United States. See “Certain Legal Aspects of Contracts and Mortgage Loans—The Mortgage Loans” in this prospectus.
Contesting the trustee’s security interest in the manufactured homes could reduce or delay payments.
     The steps necessary to create and perfect a security interest in the manufactured homes differ from state to state. Because of the expense involved, the servicer will not take any steps to name the depositor or the trustee, on behalf of the securityholders, as the lien-holders with respect to any manufactured home. As a consequence, a person may contest the security interest of the trustee. Whether successful or unsuccessful, any contest of the security interest could reduce or delay distributions to you.
The payment performance of your securities will relate to the payment performance of your trust estate’s assets, and certain types of assets may involve greater risks of loss.
     The assets backing your securities may include contracts and/or mortgage loans. There is a risk that defaults by borrowers or declines in the values of the underlying manufactured homes and/or mortgaged properties will result in losses to investors.
     Certain contracts and mortgage loans may have varying payment terms, some of which may create a greater likelihood of delinquency, foreclosure, and loss. In the event that the manufactured homes and/or mortgaged properties fail to provide adequate security for the contracts and/or mortgage loans included in your trust estate, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the manufactured homes and/or mortgaged properties have remained or will remain at the appraised values on the dates of origination of the contracts and/or mortgage loans. You should consider the following risks associated with certain types of contracts and/or mortgage loans that may be included in your issuing entity.
     Negatively Amortizing Assets
     In the case of contracts and/or mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount in excess of the value of the underlying manufactured homes and/or mortgaged properties. This would increase the likelihood of default. To the extent recoveries from manufactured homes and/or mortgaged properties for defaulted contracts and/or mortgage loans are less the outstanding principal and unpaid interest on the defaulted contracts and/or mortgage loans and resultant losses are not covered by credit support, your issuing entity will bear the risk of loss resulting from defaults by obligors.

     Buydown Assets
     Some assets are subject to temporary buydown plans in which the monthly payments made by the obligor during the early years of the contract or mortgage loan are less than the scheduled monthly payments on the contract or mortgage loan, with the difference contributed by the seller of the manufactured home or mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the obligor, or additional buydown funds to be contributed over time by the obligor’s employer or another source. Generally, the obligor under a buydown asset will be qualified only for a loan that would result in a monthly payment equal to the obligor’s portion of the total monthly payment. Accordingly, the repayment of a buydown asset is dependent on the ability of the obligor to make larger monthly payments after the buydown funds are depleted and, for some buydown assets, during the initial buydown period. If an obligor is not able to make larger monthly payments there could be losses on the asset. If these losses are not covered by credit enhancement, they could adversely affect your yield to maturity.
     Balloon Assets
     Certain assets may not be fully amortizing — or may not amortize at all — over their terms to maturity and will require substantial payments of principal at their stated maturity. Assets of this type involve a greater degree of risk than fully amortizing assets because the ability of an obligor to make a balloon payment typically will depend upon the obligor’s ability either to refinance fully the loan or to sell the underlying manufactured home or mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the value of the underlying manufactured home or mortgaged property, the level of prevailing interest rates for manufactured housing contracts or mortgage loans, the obligor’s equity in the manufactured home or mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.
     Adjustable Rate Assets
     The interest rates on adjustable rate assets will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of an obligor’s monthly payment will change. As a result, obligors on adjustable rate assets may be more likely to default on their obligations than obligors on assets bearing interest at fixed rates. In addition, some adjustable rate assets allow the obligor to elect to convert his asset to a fixed rate asset.
     Limited Recourse and Non-Recourse Obligations
     Some or all of the assets included in your trust estate may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those assets, recourse in the event of obligor default will be limited to the specific property and other assets, if any, that were pledged to secure the asset. However, even with respect to those assets that provide for recourse against the obligor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the obligor will be sufficient to permit a recovery in excess of the liquidation value of the manufactured home or mortgaged property.
Failure of the seller to repurchase or replace an asset may result in losses.
     Each seller will make representations and warranties in respect of the assets sold by it. Origen Financial L.L.C. may also make representations and warranties in respect of assets if originated, and references to “sellers” herein also refer to Origen Financial L.L.C. in these instances. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller will be obligated to cure the breach or repurchase or replace the asset. A seller may not have the resources to honor its obligation to cure the breach or repurchase or replace any asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

     In instances where a seller is unable or disputes its obligation to repurchase affected assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected assets. A settlement could lead to losses on the assets, which would be borne by the securities. None of the depositor, the originator or the servicer will be obligated to purchase an asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by the depositor or the servicer. Any affected asset not repurchased or substituted for shall remain in your trust estate and losses shall be allocated first to the reduction of credit enhancement and thereafter will impact the classes of securities as described in the prospectus supplement.
A significant percentage of cooperative loans may adversely affect your investment in securities.
     The percentage of the mortgage assets included in your issuing entity that constitute cooperative loans, if not de minimis, will be set forth in the related prospectus supplement. Cooperative loans are evidenced by promissory notes secured by interests in shares issued by private corporations, or cooperatives, and by the related proprietary leases or occupancy agreements. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. Also, the cooperative apartment building and underlying land related to a cooperative loan generally will be subject to a blanket mortgage or any underlying lease of the land. The interests of the occupants under the proprietary leases or occupancy agreement generally are subordinate to the interests of any holder of a blanket mortgage or land lease. If the cooperative defaults on any blanket mortgage or lease, the holder of the mortgage or lease could foreclose on the related real property and terminate any related proprietary leases or occupancy agreements. Any such foreclosure could eliminate or substantially diminish the value of the collateral for any related cooperative loan. Therefore, the presence of a significant percentage of cooperative loans in the mortgage pool may result in a higher risk of losses as a result of delinquency, foreclosure or repossession than for mortgage assets secured by a direct interest in real property. If losses are greater than expected, and adequate credit support is not available to absorb the losses, you could suffer a loss on your investment.
Consumer protection laws may adversely affect your trust estate’s assets.
     The assets in your trust estate and any contracts and mortgage loans underlying any trust assets may be subject to federal and state laws relating to the origination and underwriting of loans. These laws
•	require certain disclosures to prospective obligors regarding the terms of the loans;

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the obligor’s credit experience; and

•	require additional application disclosures, limit changes that may be made to the loan documents without the obligor’s consent and restrict a lender’s ability to declare a default or to suspend or reduce an obligor’s credit limit to certain enumerated events.
     The assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the issuing entity, as assignee of the creditor, would generally be subject to all claims and defenses that the obligor could assert against the creditor, including the right to rescind the loan.
     If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the trust assets. The issuing entity also could be subject to damages and administrative enforcement.

The failure to comply with consumer protection laws may create liabilities for your issuing entity.
     A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your issuing entity. These liabilities could include a reduction in the amount payable under the assets, the inability to repossess the related manufactured home or to foreclose on the related mortgaged property, or liability of your issuing entity to an obligor. The originator or seller will warrant that the origination of each asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the obligor under any asset and that each asset is enforceable against the obligor in accordance with its terms. A breach of any warranty that materially and adversely affects your trust estate’s interest in any asset would create an obligation on the part of the originator or the seller, as the case may be, to repurchase or substitute for the asset unless the breach is cured. However, the failure of an originator to repurchase the defective asset or pay the liability could expose your trust estate to losses.
     In addition, some violations of consumer protection laws may subject the issuing entity to damages and administrative enforcement. If so provided in the related prospectus supplement, each originator or seller will be required to indemnify the depositor, and the depositor will be required to indemnify the issuing entity, for any liability arising from a violation of consumer protection laws. However, the failure of an originator, a seller or the depositor, as the case may be, to pay such indemnification obligation may result in your trust estate suffering a loss.
The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the assets.
     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on “owners” and “operators” of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage assets contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.
Junior liens on the trust assets may result in losses in foreclosure proceedings.
     Some of the mortgage loans serving as collateral for your series of securities may be junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.
DESCRIPTION OF THE SECURITIES
General
     Each series of securities will be issued pursuant to (i) an indenture between the related issuing entity and the indenture trustee named in the prospectus supplement, in the case of notes or bonds, or (ii) a pooling and servicing agreement among Origen Residential Securities, Inc. (“Origen Residential”), as depositor of the related assets, Origen Servicing, Inc. or another servicer, as the servicer, Origen Financial L.L.C. and any other seller of the related assets to the depositor, and the trustee named in the prospectus supplement. A copy of the form of the indenture and sale and servicing agreement for securities issued as notes or bonds, and of the form of the pooling and servicing agreement for securities issued as pass-through certificates, is filed as an exhibit to the Registration Statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions of the indenture and sale and servicing agreement, in the case of securities issued as notes or bonds, or of the pooling and servicing agreement, in the case of securities issued as pass-through certificates, relating to a series that differ materially from the form of such documents filed as exhibits to the Registration Statement.
     Origen Residential may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933, as amended.
     The offered securities of each series will be rated upon issuance as specified in the related prospectus supplement by one or more nationally-recognized statistical securities rating organizations, such as Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc. The following summaries describe provisions common to each series of securities. The summaries do not purport to be complete. When particular provisions or terms used in the indentures, sale and servicing agreements, and pooling and servicing agreements, as applicable, are referred to, the actual provisions are incorporated by reference.
     The notes or bonds of a series of debt securities will represent indebtedness secured by the related trust estate. The pass-through certificates of any series of ownership securities will represent undivided interests in a separate trust created pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. A series may include both notes or bonds and certificates. The trust estate for a series will be held by the related indenture trustee or trustee under the related indenture or pooling and servicing agreement (in either case referred to herein as the “trustee”) for the benefit of the related securityholders. Each trust estate, to the extent specified in the related prospectus supplement, will include the assets transferred to the related issuing entity under the sale and servicing agreement or pooling and servicing agreement, as the case may be, from time to time, including, as described in the prospectus supplement:
•	assets as from time to time are identified as deposited in any account held for the benefit of the securityholders, including the “collection account,” which is an account maintained by the servicer, into which the servicer must deposit collections in respect of the related assets, and the “payment account,” which is the account maintained by the trustee from which payments are made on the securities;

•	manufactured housing installment sales contracts and installment loan agreements (referred to herein as “contracts”) and mortgage loans, including all rights to receive payments due on and after the related “cut-off date,” which is the date specified in the prospectus supplement as the date after which scheduled principal and interest payments on these assets, to the extent applicable, and on and after which unscheduled collections of principal on the related contracts and mortgage loans, will be included in the trust estate, and, if so specified in the prospectus supplement, certain contracts originated to a purchaser of a manufactured home that secured a contract included in the trust estate and that was repossessed or foreclosed due to a default on that contract;

•	with respect to the assets:
•	the standard hazard insurance policies maintained with respect to the underlying manufactured homes and mortgaged properties,

•	the related pool insurance policy, if any,

•	the related special hazard insurance policy, if any,

•	the related obligor bankruptcy insurance, if any,

•	any primary mortgage insurance policies, FHA insurance and VA guarantees,

•	the buy-down fund, if any, and

•	the “GPM fund,” if any, which is a custodial eligible account established by the servicer for any GPM asset, to be funded with an amount which, together with projected reinvestment earnings at a rate specified in the prospectus supplement, will provide funds sufficient to support the payments required on such GPM asset on a level debt service basis (a “GPM asset” means a graduated payment asset the terms of which provide for payments during the initial years of its term that are less than the actual amount of principal and interest that would be payable on a level debt service basis), if any;
•	any reserve fund established and funded to make payments on the securities to the extent funds are not otherwise available, if any;

•	any letter of credit, FHA insurance and/or VA guarantee, insurance policy, letter of credit or other form of credit enhancement of a type described herein under “Credit Enhancement,” securing payment of all or part of the related series of securities;

•	a pre-funding account, if any; and

•	proceeds of any of the foregoing, as specified in the prospectus supplement.
     The indenture or pooling and servicing agreement for a series will provide that securities may be issued up to the aggregate principal amount authorized by Origen Residential. Each series will consist of one or more classes of securities and may include:
•	one or more classes of senior securities entitled to preferential rights to payments of principal and interest;

•	one or more classes of subordinated securities;

•	one or more “strip classes” of securities, which are secured only by, or represent an interest only in, a specified portion of interest payments on the assets in the related trust estate and that may have no principal balance, a nominal principal balance, or a fictional principal balance that may be assigned to a security or class that is used solely for purposes of determining the amount of interest payments to which it is entitled from time to time, and certain other rights;

•	one or more “principal-only” classes of securities representing an interest only in specified payments of principal on the assets;

•	one or more classes of securities upon which interest will accrue but will not be distributed until other classes of securities of the same series have received their final distributions (“compound interest classes” and “capital appreciation classes” and, collectively, “accretion classes”); and

•	one or more “PAC classes” of securities entitled to fixed principal payments under identified conditions and “companion classes” thereto.
     Each series as to which a REMIC election has been or is to be made will designate one of the classes of certificates comprising such series as evidencing all “residual interests” in the related REMIC as defined under the Code. In the case of multiple REMIC elections, one class of certificates may be designated as evidencing all “residual interests” in certain REMICs and a second class of certificates may be designated as evidencing all “residual interests” in the remaining REMICs. A “residual certificate” is a certificate evidencing a residual interest in a REMIC. All other classes of certificates in such a series generally will constitute, at least in part, “regular interests” in the related REMIC as defined in the Code. See “Federal Income Tax Considerations — REMIC Certificates” in this prospectus.
Payments of Interest
     The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the related assets and/or as prepayments occur on the related assets. Principal-only securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest distributions.

     Interest payable on the securities on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a payment date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the payment date.
Payments of Principal
     On each payment date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.
     The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under “ — Weighted Average Life of the Securities.” Under limited circumstances, a series of securities may be subject to termination or redemption. See “ — Optional Redemption, Purchase or Termination” below.
Final Scheduled Payment Date
     The “final scheduled payment date” on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled payment date will be specified in the prospectus supplement. Because payments on the primary assets will be used to make payments in reduction of the outstanding principal balance of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date.
     Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the related trust estate, the actual final payment date of any security may occur later than its final scheduled payment date. No assurance can be given as to the actual prepayment experience of a series. See “ — Weighted Average Life of the Securities” below.
Optional Redemption, Purchase or Termination
     One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage (not to exceed 35%) of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made one or more REMIC elections for all or part of an issuing entity, then, as a precondition, the related trustee shall receive an opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under section 860F of the Code. See “Federal Income Tax Considerations — REMIC Certificates” in this prospectus. The risk of reinvesting unscheduled payments resulting from prepayments of the securities will be borne by the holders. Neither the issuing entity nor the holders of any securities will have any continuing liability under an optional redemption or repurchase.
Mandatory Termination; Auction Sale
     The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period, which will be specified in the related prospectus supplement if applicable, following the failure of the holder of the optional redemption or termination right to exercise its right to redeem or repurchase the securities, the party designated in the prospectus supplement shall solicit bids for the purchase of all primary assets remaining in the trust estate. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the assets. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the securities of the related series. If satisfactory bids are not received, the required party shall decline to sell the assets and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets. If one or more REMIC elections have been made with respect to the issuing entity, the sale and consequent termination of the trust estate must constitute a “qualified liquidation” of each REMIC as defined in section 860F of the Code.
Defeasance
     The indenture for a series of notes or bonds may provide that a trust estate may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled payment date, principal on the notes or bonds. In the event of any defeasance and discharge of notes or bonds, holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their notes or bonds until maturity.
Weighted Average Life of the Securities
     “Weighted average life” refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust estate for the related series is paid. Repayment may be in the form of scheduled amortization or prepayments.
     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the contracts and/or mortgage loans, or the underlying loans relating to any ABS included in the trust estate, as applicable, are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.
     There is, however, no assurance that prepayment of the assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of assets may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some obligors have greater financial flexibility to move or refinance than do other obligors. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the contracts and/or mortgage loans or underlying assets either from time to time or over the lives of the assets.
     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets, the assets are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the assets. In this regard, it should be noted that the assets may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the assets. If any assets have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.
Form of Securities
     The securities of each series will be issued in fully-registered certificated or book-entry form in authorized denominations for each class as specified in the prospectus supplement. The securities of each series issued in certificated form may be transferred or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection with a transfer. The trustee will make payments of principal and interest on each certificated security by check or wire transfer to each person in whose name the security is registered as of the close of business on the record date for the distribution at the address appearing in the security register, except that the final payments in retirement of each certificated security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee. The “security register” means, for any series, the register maintained by or at the direction of the trustee containing the names and addresses of all current holders of securities of each class in such series, and noting the class and denomination of each security of the series held by each holder.
Book-Entry Procedures
     The prospectus supplement for a series may specify that some classes of securities initially will be issued as book-entry securities in the authorized denominations specified in the prospectus supplement. Each book-entry class will be represented by a single certificate registered in the securities register in the name of a nominee of the depository, which is expected to be The Depository Trust Company (“DTC”) (together with any successor or other depository selected by Origen Residential). Holders of the securities may hold through DTC in the United States or through DTC for the accounts of Clearstream Banking, société anonyme (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems. No person acquiring a book-entry security (a “beneficial owner”) will be entitled to receive a definitive certificate representing its security.
     DTC, Clearstream or the Euroclear operator have advised Origen Residential and each trustee that, unless and until the offered securities are issued in certificated, fully-registered form under the circumstances described, DTC, Clearstream or the Euroclear operator will take any action permitted to be taken by a securityholder under the related indenture or pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the securities are credited. DTC, Clearstream or the Euroclear operator have advised Origen Residential that DTC, Clearstream or the Euroclear operator will take this action with respect to any percentage interests of the offered securities only at the direction of and on behalf of participants with respect to percentage interests of the offered securities. DTC, Clearstream or the Euroclear operator may take action, at the direction of the related participants, with respect to some offered securities which conflict with actions taken with respect to other offered securities.
     Neither Origen Residential, Origen Financial or any other seller of the assets, the servicer nor the trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the book-entry securities held by DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
DTC
     DTC performs services for its participants, some of whom, including their representatives, own DTC. “Participants” means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and depository participants as in effect from time to time.
     A beneficial owner’s ownership of a book-entry security will be reflected in the records of the brokerage firm, bank, thrift institution or other financial intermediary (any of the foregoing, a “financial intermediary”) that maintains such beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of a book-entry security will be reflected in the records of DTC, or of a participating firm that acts as agent for the financial intermediary whose interest in turn will be reflected in the records of DTC, if the beneficial owner’s financial intermediary is not a direct depository participant. Therefore, the beneficial owner must rely on the procedures of its financial intermediary or intermediaries and of DTC in order to evidence its beneficial ownership of a book-entry security, and beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of financial intermediaries and depository participants.
     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations (“depository participants”) and facilitates the clearance and settlement of securities transactions between depository participants in securities through electronic book-entry changes in accounts of depository participants, thereby eliminating the need for physical movement of certificates evidencing securities. Depository participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a depository participant, either directly or indirectly (“indirect participants”).
     Payments of principal and interest on the book-entry securities will be made to DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable depository participants in accordance with DTC’s normal procedures. Each depository participant will be responsible for disbursing these payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents. As a result of the foregoing procedures, beneficial owners of the book-entry securities may experience some delay in their receipt of payments.
     While the offered securities are outstanding, except if the offered securities are subsequently issued in certificated, fully-registered form, under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit payments of principal of, and interest on, the offered securities. Unless and until the offered securities are issued in certificated form, beneficial owners who are not participants may transfer ownership of the offered securities only through participants by instructing participants to transfer the offered securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with the purchasers’ respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of the offered securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Because transactions in book-entry securities can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a beneficial owner of a book-entry security to pledge a security to persons or entities that are not depository participants, or otherwise to take actions in respect of a security, may be limited due to the lack of a physical certificate representing the security. Issuance of the book-entry securities in book-entry form may reduce the liquidity of your securities in the secondary trading market because investors may be unwilling to purchase book-entry securities for which they cannot obtain physical certificates.
     The book-entry securities will be issued in fully-registered, certificated form to beneficial owners of book-entry securities or their nominees, rather than to DTC or its nominee, only if
•	Origen Residential advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and Origen Residential is unable to locate a qualified successor within 30 days or

•	Origen Residential, at its option, elects to terminate the book-entry system maintained through DTC.
Upon the occurrence of either event described in the preceding sentence, the trustee is required to notify DTC, which in turn will notify all beneficial owners of book-entry securities through depository participants, of the availability of certificated securities. Upon surrender of DTC of the securities representing the book-entry securities and receipt of instructions for re-registration, the trustee will reissue the book-entry securities as certificated securities to the beneficial owners of the book-entry securities. Upon issuance of certificated securities to beneficial owners, they will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

Clearstream/Euroclear
     Clearstream and Euroclear will hold omnibus positions in the securities on behalf of the Clearstream participants and the Euroclear participants, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of Clearstream or Euroclear by its depositary; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear by the counterparty in such system according to its rules and procedures and within its established deadlines. Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.
     Because of time-zone differences, credits of securities in Clearstream or Euroclear for a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the following business day. Cash received in Clearstream or Euroclear for sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Clearstream is incorporated under the laws of Luxembourg as a company with limited liability (a société anonyme). Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in several currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters for a series of securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear operator in Brussels to facilitate settlement of trades between systems.
     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in several currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank, S.A./N.V. (the “Euroclear operator”). The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and related operating procedures of the Euroclear System and applicable Belgian law. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Initial Settlement
     Any global security evidencing book-entry securities (each, a “global security”) will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.
     Custody accounts of investors electing to hold their global securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment same-day funds.
Secondary Market Trading
     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable prior to mortgage loan asset backed securities issues in same-day funds.
     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the case debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;
     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.
Certain U.S. Federal Income Tax Documentation Requirements
     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will not be subject to the 30% U.S. withholding tax on payments of interest (including original issue discount) on registered debt issued by U.S. persons, if (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. person required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the U.S. withholding tax by filing a signed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of such change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).
     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.
     The term “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the global securities.
Allocation of Collections from the Assets
     The prospectus supplement will specify the manner of determining the “amount available” for a series for each related payment date, which in general will be equal to the amount of principal and interest paid on the assets with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, FHA insurance and/or VA guarantee and other fees, insurance premiums and payments required under any letter of credit, hedge agreement or other form of credit enhancement of a type described under “Credit Enhancement” herein and amounts required to reimburse any unreimbursed advances made by the servicer in respect of the assets. The amount available will be allocated among the classes of securities of the related series in the proportion and order of application set forth in the related indenture and/or sale and servicing agreement, in the case of bonds or notes, or in the related pooling and servicing agreement, in the case of pass-through certificates, and in any event as described in the related prospectus supplement. The amount available may be allocated so that amounts paid as interest on the assets may be distributed as principal on the securities and amounts paid as principal on the assets may be distributed as interest on the securities.
     A class of securities entitled to payments of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be distributed on any strip classes on each payment date. Residual securities offered hereby may or may not have an interest rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the residual securities, residual securities also generally will represent entitlement to receive amounts remaining in the payment account on any payment date after allocation of scheduled payments to all other outstanding classes of securities of the related series and after all required deposits have been made into any related reserve funds. Classes of securities may have a notional principal amount, which is a fictional principal balance used solely for determining the class’s amount of payments and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of securities. Interest payments on the securities on any payment date generally will include interest accrued through the accounting date preceding the payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.
     With respect to a series that includes one or more classes of subordinated securities, the senior securities will generally not bear any realized losses on the related contracts or mortgage loans, until the subordinated securities of that series have borne realized losses up to a specified subordination amount or loss limit or until the principal amount of the subordinated securities has been reduced to zero, either through the allocation of realized losses, payments of principal, or both. Payments of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to prepayment interest shortfalls or Relief Act shortfalls on the assets. “Relief Act shortfall” means a shortfall in respect of an asset resulting from application of the federal Servicemembers Civil Relief Act, as amended. With respect to a series that includes a class of subordinated securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.
     “Realized loss” means
•	the amount of any loss realized by a trust estate in respect of any related liquidated asset, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated asset, plus amounts reimbursable to the servicer for previously unreimbursed advances with respect to that asset, minus net liquidation proceeds in respect of the liquidated asset, minus the principal balance of any contract originated to the purchaser of the related repossessed manufactured home or foreclosed mortgaged property, to the extent such new contract is added to the trust estate;

•	the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related payment date occurs (a “prepayment period”). The amount of any “principal cramdown” is the amount by which the unpaid principal balance of the asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the manufactured home or mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown; or

•	the amount of any other loss realized by a trust estate in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the related prospectus supplement.
     Realized losses will not reduce the principal amount of any notes issued by your issuing entity. However, in the event that the aggregate principal balance of the assets securing a series of notes is reduced below the aggregate principal balance of the notes of that series, the amount of the deficiency, to which we refer as the “liquidation loss amount,” will result in a reduction of the amount on which the interest payment amount accrues on one or more classes of subordinated notes. The holders of these notes would continue to be entitled to receive interest on the liquidation loss amount on a subordinated basis and only to the extent of available funds. To the extent not absorbed by the overcollateralization amount, first, the holders of the subordinated notes, and then, the holders of the senior notes effectively will absorb all losses on each liquidated asset in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest plus the monthly servicing fee. In such circumstances, there may be insufficient funds to pay the holders of the notes all of the principal and interest to which they are entitled.
     “Prepayment interest shortfall” means, for any asset that is prepaid in full or liquidated on other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or liquidation had the asset not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs (each, a “collection period”).
     Principal and interest payable on a class of securities may be distributed among the securities of a class pro rata in the proportion that the outstanding principal or notional balance of each security of the class bears to the aggregate outstanding principal or notional balance of all securities of the class, or in another manner as may be detailed in the related prospectus supplement. Interest payable on a class of securities will be allocated among the securities of the class pro rata in the proportion that the outstanding principal or notional balance of each security of the class bears to the aggregate outstanding principal or notional balance of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.
PREPAYMENT AND YIELD CONSIDERATIONS
Prepayment Considerations
     The prepayment experience on an asset pool will affect:
•	the average life of the related securities and each class thereof issued by the related issuing entity;

•	the timing of the final payment for each class, and whether the final payment occurs prior to its final scheduled payment date; and

•	the effective yield on each class of securities.
Because prepayments will be paid to the holders of securities of the related series as payments of principal, it is likely that in the event of prepayments, the final payment on each class of securities of a series will occur prior to its final scheduled payment date.
     Contracts and mortgage loans may be prepaid in full or in part, in many cases without penalty. Origen Residential anticipates that a significant number of the contracts and mortgage loans will be paid in full prior to their maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the contracts and mortgage loans, interest rates and the availability of alternative financing may affect the prepayment experience of a particular asset pool.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing market interest rates fall significantly below the interest rates borne by particular contracts or mortgage loans, the contracts and mortgage loans are likely to experience higher prepayment rates than if prevailing interest rates remain at or above the interest rates borne by the contracts and mortgage loans. However, the rate of principal prepayments on contracts and mortgage loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. Accordingly, there can be no assurance that any contracts or mortgage loans included in an asset pool will conform to past prepayment experience or any assumed rate of prepayment.
     The outstanding principal balances of manufactured housing contracts and mortgage loans secured primarily by manufactured homes are, in most cases, much smaller than traditional first lien loan balances, and the original terms to maturity of those contracts and loans are often shorter than those of traditional first lien loans. As a result, changes in interest rates will not affect the monthly payments on those contracts or loans to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance contracts and loans may not be similar to the effects of those changes on traditional first lien loan prepayment rates, or those effects may be similar to the effects of those changes on loan prepayment rates, but to a smaller degree.
     It is customary in the mortgage industry in quoting yields on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.
     Information regarding the prepayment model utilized in preparing any prospectus supplement will be set forth in the prospectus supplement with respect to a series of certificates.
Yield Considerations
     Payments of interest on the securities generally will include interest accrued through the “accounting date,” which is, for any payment date, the last day of the preceding calendar month for securities that pay interest at a fixed rate, and the day preceding the applicable payment date for securities that pay at a floating rate. Your effective yield on fixed-rate securities will be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because distributions to you will not be made until the payment date following the accounting date, which causes a delay in distributions.
     The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying contracts and mortgage loans. If the purchaser of a security offered at a discount from its “parity price,” which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its parity price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated.
     The timing of changes in the rate of prepayments on the contracts and mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an asset, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher — or lower — than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction — or increase — in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying contracts and mortgage loans and the suitability of the applicable securities to their investment objectives. For a discussion of factors affecting principal prepayments on the contracts and mortgage loans underlying a series of securities, see “ — Prepayment Considerations” above.
     The yield on your securities also will be affected by realized losses or shortfalls allocated to your securities. If realized losses and shortfalls are not absorbed by classes of securities, if any, that are subordinated to your securities or by other items of credit support, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield.
     In general, defaults on assets are expected to occur with greater frequency in their early years. A trust estate may include, if specified in the accompanying prospectus supplement, assets that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. Such delinquent assets, if any, will comprise not more than 20% of the assets of any trust estate. The rate of default on delinquent assets or assets with a recent history of delinquency is likely to be higher than the rate of default on assets that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the assets will be affected by the general economic condition of the region of the country or the locality in which the related manufactured homes and mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer or any of its affiliates as described in this prospectus under “Servicing of Contracts and Mortgage Loans — Origen Servicing, Inc.’s Collection Procedures,” in connection with an asset that is in default, or if a default is reasonably foreseeable.
     The risk of loss on mortgage loans secured by mortgaged properties located in Puerto Rico may be greater than on mortgage loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See “Certain Legal Aspects of Contracts and Mortgage Loans — The Mortgage Loans” in this prospectus.
     If credit enhancement for a series of securities is provided by a third party as described under “Credit Enhancement” in this prospectus who subsequently suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default by the third party credit enhancer, any realized losses on the loans not covered by overcollateralization or the credit enhancement provided by such third party will be applied to or otherwise adversely affect a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.
     The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.
THE ISSUING ENTITIES
General
     An issuing entity may include manufactured housing installment sale contracts and installment loan agreements (“contracts”) and mortgage loans. Each issuing entity also may include:
•	assets as from time to time are identified as deposited in accounts held for the benefit of the securityholders, including the collection account and the payment account;

•	any manufactured home or real property — which is a parcel of real estate securing a land-and-home contract — which initially secured a related contract and which is acquired by repossession, foreclosure or otherwise;

•	any property which initially secured a related mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure or otherwise;

•	any related reserve fund;

•	any related pre-funding account; and

•	any insurance policies, FHA insurance and/or VA guarantees, letters of credit, hedge agreements and any other credit enhancement of a type described under “Credit Enhancement” herein, maintained with respect to the related securities, the related contracts, the related mortgage loans or all or any part of the trust estate, which is required to be maintained pursuant to the related indenture or sale and servicing agreement, in the case of securities issued as bonds or notes, or the related pooling and servicing agreement, in the case of securities issued as pass-through certificates.

The Assets
General
     Each security will be secured by, or will evidence, an interest in one issuing entity, containing one or more asset pools comprised of contracts and/or mortgage loans having the aggregate principal balance as of the cut-off date specified in the related prospectus supplement. Holders of securities of a series will have interests only in the related asset pool(s) and will have no interest in any asset pools created with respect to any other series of securities.
     Origen Residential will acquire the underlying contracts and mortgage loans from Origen Financial or another affiliate of Origen Residential serving as seller of the assets of your issuing entity, which seller may have originated the contracts and mortgage loans or may have acquired them in the open market or in privately negotiated transactions. Specific information respecting the assets included in a particular issuing entity will be provided in the related prospectus supplement and, to the extent this information is not fully provided in the related prospectus supplement, in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the indenture or sale and servicing agreement, in the case of securities issued as bonds or notes, or the related pooling and servicing agreement, in the case of securities issued as pass-through certificates — in each case without exhibits — with respect to each series of securities will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the related trustee.
     Whenever in this prospectus terms like “asset pool,” “trust estate,” “indenture,” “sale and servicing agreement,” “pooling and servicing agreement” or “interest rate” are used, those terms apply, unless the context otherwise indicates, to one specific asset pool, trust estate, and the related indenture and sale and servicing agreement or pooling and servicing agreement and the interest rates which are applicable to the related series of securities.
     For each series of securities, Origen Residential, as depositor, will cause the contracts and/or mortgage loans included in the related asset pool to be assigned to the trustee named in the related prospectus supplement. Origen Servicing, Inc., as servicer, an affiliate of Origen Residential, or another entity named as servicer in the related prospectus supplement, will service the contracts and mortgage loans and administer the securities, either exclusively or through other servicing institutions. With respect to those contracts and mortgage loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the sale and servicing agreement or pooling and servicing agreement as if the servicer alone were servicing the contracts and mortgage loans. The servicer may delegate advancing, computational, data processing, collection and foreclosure, including repossession, duties under any sale and servicing agreement or pooling and servicing agreement without appointing a subservicer and without any notice to or consent from the depositor or the trustee, provided that the servicer remains fully responsible for the performance of these duties. See “Servicing of the Contracts and Mortgage Loans” in this prospectus.

Types of Assets
     The assets included in the trust estate for a series may contain various payment provisions. The assets may consist of:
•	“level payment assets,” which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“step-up rate assets,” which provide for asset rates that increase over time;

•	“adjustable rate assets,” which may provide for periodic adjustments to their rates of interest to equal the sum, which may be rounded, of a fixed margin and LIBOR or some other interest rate index;

•	“staged funded assets,” which are assets that have not been fully funded, and for which the unfunded amount of the original principal balance is scheduled to be funded at interim periods during the acquisition of the related real estate and/or manufactured home and the conversion of the interim funding to a permanent loan;

•	“buy-down assets,” which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors’ monthly payments during a period after origination of the assets;

•	“increasing payment assets,” which provide for monthly payments to increase over the life of the loan, resulting in a shorter term;

•	“interest reduction assets,” which provide for the one-time or periodic reduction of the interest rate payable thereon;

•	“GEM assets,” which provide for
•	monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and

•	an increase in monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of the assets;
•	“GPM assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and which unpaid interest will be added to the principal balances of the assets and will be paid, together with interest, in later years;

•	“balloon payment assets,” which include assets on which only interest is payable until maturity, as well as assets that provide for the full amortization of principal over an amortization period, but require all remaining principal to be paid at the end of a shorter period;

•	“convertible assets,” which are adjustable rate assets that have provisions pursuant to which the related obligors generally may exercise an option to convert the adjustable asset rate to a fixed asset rate; and

•	“bi-weekly assets,” which provide for obligor payments to be made on a bi-weekly basis.
Due-on-Sale Clauses
     A contract or the mortgage note or the mortgage, deed of trust or other instrument creating a first lien on a first priority ownership interest in or estate in fee simple in real property securing the mortgage note used in originating a conventional mortgage loan secured by a first lien on a one- to four-family residential real property, included in your trust estate may contain a due-on-sale provision permitting the holder of the contract or mortgage loan to accelerate the maturity of the contract or mortgage loan upon the obligor’s conveyance of the underlying manufactured home or mortgaged property. Enforcement of a due-on-sale clause applicable to a contract or mortgage loan will have the same effect on securities secured or backed by a contract or mortgage loan as a prepayment in full of the contract or mortgage loan. See “Legal Aspects of Contracts and Mortgage Loans” in this prospectus.

     The weighted average lives of securities of a series will be decreased to the extent that sales of manufactured homes and mortgaged properties result in prepayments of the assets underlying the certificates. See “Prepayment and Yield Considerations” in this prospectus for a discussion of the effect of asset prepayments on the weighted average lives of and yields to maturity on the related securities.
     To the extent the assets underlying a series do not contain due-on-sale clauses, or to the extent the servicer does not enforce due-on-sale clauses, the weighted average lives of the securities of the series may be expected to be longer than would have been the case had the assets contained due-on-sale clauses and had the servicer enforced these clauses, because the assumption of a contract or mortgage loan by the buyer of the underlying manufactured home or mortgaged property would have the effect of avoiding a prepayment of the assumed contract or mortgage loan. While it is expected that most contracts will contain due-on-sale provisions, the servicer will be permitted to allow proposed assumptions of contracts in accordance with the guidelines described in the next paragraph. To the extent the servicer has knowledge of any conveyance or prospective conveyance by any mortgagor of any property securing a mortgage loan, the servicer will be required to exercise the right to accelerate the maturity of the mortgage loan under any applicable due-on-sale clause to the extent, under the circumstances, and in the manner in which the servicer enforces the clauses with respect to other mortgage loans held in its own portfolio. The servicer will not be permitted to allow assumptions of assets if prohibited by law from doing so or if the exercise of these rights would affect adversely or jeopardize any coverage under any applicable insurance policy, and the servicer will only be permitted to allow the assumption of an asset if the servicer has reasonably determined that the assumption will not increase materially the risk of nonpayment of amounts due under the asset.
     If the servicer determines not to enforce a due-on-sale clause, the servicer will be required to enter into an assumption or modification agreement with the person to whom the property has been conveyed or is proposed to be conveyed, pursuant to which this person becomes liable under the asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate in the servicer’s reasonable judgment, the original obligor remains liable thereon. FHA contracts, FHA mortgage loans, VA contracts and VA mortgage loans are not permitted to contain due-on-sale clauses, and so are freely assumable. The rate of prepayments of FHA contracts, FHA mortgage loans, VA contracts and VA mortgage loans therefore may be lower than the rate of prepayments of conventional mortgage loans bearing interest at comparable rates.
     Prepayments on manufactured housing contracts and mortgage loans are commonly measured relative to a prepayment standard or model (a “prepayment model”), which represents an assumed rate of prepayment of assets in an asset pool relative to the aggregate outstanding principal balance of the asset pool from time to time. The prospectus supplement for a series of certificates may contain a table setting forth percentages of the original certificate principal balances of some classes of securities of the series anticipated to be outstanding on dates specified in the table assuming that prepayments of the underlying assets occur in accordance with the applicable prepayment model and at different rates determined by applying different percentages to the rates of prepayment assumed under the prepayment model. It is unlikely that the prepayment of the assets included in any trust estate will conform to any of the percentages of the rates assumed under the applicable prepayment model set forth in any table.
The Contracts
     The contracts supporting a series of securities will consist of manufactured housing installment sales contracts and/or installment loan agreements originated or acquired by Origen Financial or an affiliate of Origen Financial, which may have been originated or acquired in the name of a manufactured housing dealer with funds provided by Origen Financial, or originated or acquired by other originators not affiliated with Origen Financial, in any case in the ordinary course of the originator’s business. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract is secured by a manufactured home located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date.

The Mortgage Loans
     The mortgage loans supporting a series of securities will consist of conventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans evidenced by promissory notes secured by mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related prospectus supplement, the mortgaged properties may include investment properties, vacation and second homes, or land upon which a residence is to be built. Origen Residential expects that the mortgage loans will have been originated by FHA-approved mortgagees or Fannie Mae/Freddie Mac-approved seller/servicers in the ordinary course of their real estate lending activities.
     Each mortgage loan will bear interest at a fixed or adjustable annual rate of interest or at an asset rate which steps up on a particular date, as specified in the prospectus supplement. Each registered holder of a security will be entitled to receive periodic distributions of all or a portion of the payments of principal and interest collected on the underlying mortgage loans.
Information in Prospectus Supplement Regarding Contracts and Mortgage Loans
     With respect to the assets expected to be contained in an asset pool, the prospectus supplement will specify, to the extent known, at least:
•	the range of dates of origination of the assets;

•	the range of asset rates on the contracts and mortgage loans and the weighted average asset rate as of the cut-off date, and in the case of adjustable rate assets, the range of initial adjustable rates, the interest rate index, if any, used to determine the adjustable rate and the range of maximum permitted adjustable rates, if any, and the range of then-current adjustable mortgage rates;

•	(a) the range of contract loan-to-value ratios and loan-to-invoice ratios, each as defined in the related prospectus supplement; and (b) the range of mortgage loan-to-value ratios, which is the ratio, expressed as a percentage, of the principal amount of a mortgage loan at the time of determination, to either (x) the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed, or (y) the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed;

•	the minimum and maximum outstanding principal balances of the assets as of the cut-off date and the weighted average outstanding principal balance of the assets as of the cut-off date;

•	the range of original terms to maturity of the assets, the range of remaining terms to maturity of the assets and the last maturity date of the assets;

•	the geographic distribution of the underlying manufactured homes and mortgaged properties; and

•	the range of original principal balances of the assets.
Substitution of Contracts or Mortgage Loans
     If there is a breach of any representation or warranty made as to an asset by the depositor or the seller, or if the documentation with respect to an asset is defective or incomplete, which breach, defect or incompleteness is not cured within 90 days after the breaching party’s receipt of notice of the breach, defect or incompleteness, the breaching party generally must repurchase the affected asset for its repurchase price, but generally may, as an alternative to a repurchase, substitute one or more new assets for the affected asset, but only if the substitution is to take place no later than two years after the related closing date, if there was a REMIC election with respect to some or all of the trust estate. The “repurchase price” for an asset will equal the unpaid principal balance of the asset, plus unpaid interest thereon at the applicable asset rate through the end of the month of purchase. In general, any substitute asset must, on the date of substitution:

•	have an unpaid principal balance not greater than the unpaid principal balance of the replaced asset;

•	have an asset rate at least equal to the asset rate of the replaced asset;

•	have a remaining term to maturity not greater than that of the replaced asset;

•	comply with each representation and warranty relating to the replaced asset; and

•	is a land-and-home contract if the replaced asset is a land-and-home contract, is a mortgage loan if the replaced asset is a mortgage loan, and is otherwise secured by a manufactured home or mortgaged property that is similar in type and value to the collateral securing the replaced asset.
If contracts or mortgage loans are being substituted, the substitute contract or mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the replaced contract or mortgage loan as of this date, using the value of the underlying manufactured home or mortgaged property at origination, and after taking into account the payments due on the substituted asset and the replaced asset on the date of substitution. Further, no adjustable rate asset may be substituted for any asset in a trust estate unless the deleted asset is also an adjustable rate asset. A substituted adjustable rate asset must:
•	have a minimum lifetime asset rate that is not less than the minimum lifetime asset rate on the replaced adjustable rate asset;

•	have a maximum lifetime asset rate that is not less than the maximum lifetime asset rate on the replaced adjustable rate asset;

•	provide for a lowest possible net rate that is not lower than the lowest possible net rate for the replaced adjustable rate asset and a highest possible net rate that is not lower than the highest possible net rate for the replaced adjustable rate asset;

•	have a gross margin not less than the gross margin of the replaced adjustable rate asset;

•	have a periodic rate cap equal to the periodic rate cap on the replaced adjustable rate asset;

•	have a next interest adjustment date that is the same as the next interest adjustment date for the replaced adjustable rate asset or occurs not more than two months prior to the next interest adjustment date for the replaced adjustable rate asset; and

•	not have an interest rate that is convertible from an adjustable rate to a fixed rate unless the asset rate on the replaced adjustable rate asset is so convertible.
In the event that more than one asset is substituted for one or more replaced assets, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement. “Gross margin” means, for any adjustable rate asset, the fixed percentage per annum specified in the related contract or mortgage note that is added to the index on each interest adjustment date to determine its new asset rate. “Periodic rate cap” means, with respect to any adjustable rate asset, the limit on the percentage increase that may be made to the related asset rate on any interest adjustment date. “Mortgage loan documents” has the meaning assigned in the related sale and servicing agreement or pooling and servicing agreement, as applicable.
Pre-Funding
     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (the “pre-funded amount”) will be deposited in an account (the “pre-funding account”) to be established with the trustee, which will be used to acquire additional contracts or mortgage loans from time to time during the time period specified in the related prospectus supplement (the “pre-funding period”). Prior to the investment of the pre-funded amount to acquire additional contracts or mortgage loans, the pre-funded amount may be invested in one or more eligible investments. Any eligible investment must mature no later than the business day prior to the next payment date. Unless otherwise specified in the related prospectus supplement, the “payment date” for each series will be the 15th day of each month, or the next business day if the 15th day is not a business day, commencing in the month following the closing date.

     During any pre-funding period, Origen Residential will be obligated, subject only to the availability thereof, to transfer to the related issuing entity additional contracts or mortgage loans from time to time. Additional contracts or mortgage loans will be required to satisfy eligibility criteria more fully set forth in the related prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the contracts or mortgage loans included in the trust estate as of the closing date for the series, but exceptions may expressly be stated in the prospectus supplement.
     Use of a pre-funding account with respect to any issuance of securities will be conditioned upon the following general conditions:
•	the pre-funding period will not exceed one year from the related closing date;

•	the additional assets to be acquired during the pre-funding period will satisfy the same underwriting standards, representations and warranties as the contracts or mortgage loans included in the related trust estate on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement;

•	the pre-funded amount will not exceed 50% of the proceeds of the offering; and

•	the pre-funded amount shall be invested in eligible investments.
     To the extent that amounts on deposit in the pre-funding account have not been fully applied to the purchase of additional contracts or mortgage loans by the end of the pre-funding period, the securityholders of the related series of securities then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related pre-funded amount remaining in the pre-funding account on the first payment date following the end of the pre-funding period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.
     Information regarding additional assets added to a trust estate during the pre-funding period comparable to the disclosure regarding the assets in the related prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the pre-funding period.
Payment Account
     Payments on the assets included in the trust estate for a series will be remitted to the collection account and then to the payment account for the series. Deposits may be made net of amounts required to pay servicing fees and any amounts which are to be included in any reserve fund as set forth in the related prospectus supplement. All or a portion of the amounts in the payment account, together with reinvestment income thereon if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of previously unpaid servicing and administrative fees and distributions of principal and interest on each class of the securities of the series in the manner described in the related prospectus supplement.
Investment of Funds
     Funds deposited in or remitted to the collection account, the payment account, any reserve fund and any other funds and accounts for a series are to be invested by the servicer or by the trustee, as directed by the servicer, in “eligible investments,” which include:
•	obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States;

•	within limitation, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable ratings assigned to that series;

•	commercial paper which is then rated in the commercial paper rating category required to support the then applicable ratings assigned to that series;

•	demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of a depository institution or trust company — or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company — are then rated in the security rating category required to support the then applicable ratings assigned to that series;

•	demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC;

•	guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each rating agency rating that series at the time of issuance of the series;

•	repurchase agreements relating to United States government securities; and

•	money market mutual funds investing primarily in the obligations of the United States; provided that these mutual funds are rated in a rating category sufficient to support the initial ratings assigned to that series.
     Eligible investments with respect to a series will include only obligations or securities that mature on or before the date on which the invested funds are required or may be anticipated to be required to be applied for the benefit of the holders of the series. Any income, gain or loss from these investments for a series will be credited or charged to the appropriate fund or account for the series. Reinvestment income from eligible investments may be payable to the servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the securityholders of that series.
     If a reinvestment agreement is obtained with respect to a series, the related sale and servicing agreement, indenture or pooling and servicing agreement will require the trustee to invest funds deposited in the collection account, the payment account and the reserve fund, if any, for that series pursuant to the terms of the reinvestment agreement.
Standard Hazard Insurance Policies
     The obligor under each asset is required to maintain a hazard insurance policy with respect to the related manufactured home or mortgaged property. The insurers under standard hazard insurance policies are selected by the related obligors and are generally required to be rated at least “B+” by AM Best. With respect to contracts, each of these policies will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for manufactured housing and issued by a company authorized to issue the policies in the state in which the related manufactured home is located. The standard hazard insurance policies maintained for mortgage loans will provide coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the related manufactured home or mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion. Because the standard hazard insurance policies relating to the contracts and mortgage loans will be underwritten by different insurers and will cover manufactured homes and mortgaged properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, earthquakes, landslides, mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some uninsured risks and is not intended to be all-inclusive. When a manufactured home or mortgaged property securing an asset originated by Origen Financial after April 2003 is located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the servicer will cause to be maintained flood insurance providing coverage in the same amount as that provided by the related standard hazard insurance policy with respect to the manufactured home or mortgaged property, to the extent such coverage is available.

     To the extent permitted by applicable law and if so specified in the related prospectus supplement, the servicer may require obligors on assets secured by manufactured homes, real properties or mortgaged properties located in California to maintain earthquake insurance on their manufactured homes, real properties or mortgaged properties. Otherwise, no earthquake or other additional insurance is to be required of any obligor or maintained on property acquired in respect of a contract or mortgage loan, other than as required by applicable laws and regulations.
     Each standard hazard insurance policy must provide coverage in an amount at least equal to the lesser of the maximum insurable value of the manufactured home or mortgaged property or the principal balance due from the obligor on the related contract or mortgage loan; provided, however, that the amount of coverage provided by each standard hazard insurance policy must in any event be sufficient to avoid the application of any co-insurance clause contained in the policy.
     Each standard hazard insurance policy shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on the required collateral damage policy protecting the lienholder against standard or named losses under the contract or mortgage, the servicer may pay these premiums out of its own funds or it may force-place coverage, and may add these premiums to the obligor’s obligation as provided by the contract or mortgage loan, but may not add these premiums to the remaining principal balance of the contract or mortgage loan. The Servicer may elect not to pay premiums due or to force-place coverage and instead pursue any legal and contractual remedies available to protect the related issuing entity’s investment following an obligor’s default. All amounts collected by the servicer under any standard hazard insurance policy maintained with respect to a contract or mortgage loan, less amounts to be applied to the restoration or repair of the manufactured home or mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer, will be deposited to the applicable collection account.
     To the extent a standard hazard insurance policy is not maintained with respect to a manufactured home or mortgaged property, the related contract or mortgage loan may be covered by one or more blanket insurance policies, if any are maintained by the servicer, to insure against losses on the contracts and mortgage loans resulting from the absence or insufficiency of individual standard hazard insurance policies. The servicer shall pay the premium for any such blanket policy and shall pay any deductible amount with respect to claims under this blanket policy. (Origen Servicing, Inc. presently maintains no such blanket policy.)
     If the servicer repossesses a manufactured home or forecloses on a mortgaged property on behalf of the trustee, the servicer shall either maintain at its expense hazard insurance with respect to the manufactured home or mortgaged property, or indemnify the trustee against any damage to the manufactured home or mortgaged property prior to resale, foreclosure sale, or other disposition.
     Any losses incurred with respect to contracts or mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may, to the extent the losses are not covered by the special hazard insurance policy for a series, affect payments to holders of securities of the series.
CREDIT ENHANCEMENT
     Origen Residential may obtain credit enhancement from third parties or build credit enhancement features into the structure of a series of securities. This credit enhancement may include overcollateralization, cross-collateralization, subordinated securities, an irrevocable letter of credit, surety bond or financial guaranty insurance policy, or some combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series. Origen Residential may also obtain swap agreements and cap agreements to hedge against interest rate risk and currency risk. The credit enhancement and hedge agreements will support the payment of principal and interest on the securities of the related series, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement and hedge agreements for a series may include one or more of the forms described in this section.

Excess Interest
     If so specified in a related prospectus supplement, the contracts may bear interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the securities and to pay certain fees and expenses of the related issuing entity. The excess interest from the contracts each month will be available to absorb realized losses on the contracts and to make payments of principal on the securities in order to maintain or restore overcollateralization at the required level.
Over-Collateralization
     If specified in the prospectus supplement for a series, a portion of the interest payment on each asset may be applied as an additional payment in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying assets will result in over-collateralization. In addition, if specified in the prospectus supplement for a series, the initial aggregate outstanding principal amount of the assets in an issuing entity plus any principal amount in any pre-funding account for the series may exceed the aggregate principal amount of the securities issued in such series, resulting in initial principal over-collateralization.
Cross-Collateralization
     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that payments be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same issuing entity before payments are made on subordinated securities or equity interests evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that issuing entity. Cross-collateralization may be provided by:
•	allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same issuing entity, or

•	allocating losses with respect to one or more asset groups to one or more other asset groups in the same issuing entity.
     As described in the related prospectus supplement, these excess amounts or losses, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.
     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate groups in the issuing entity. If applicable, the related prospectus supplement will identify the groups to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified groups.
Subordination
     If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities as specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest of the related subordinated securities, or by other methods described in the related prospectus supplement.

     If specified in the related prospectus supplement, delays in receiving scheduled payments on the assets and losses on defaulted assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case as specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the assets over the lives of the securities or at any time, the aggregate losses on defaulted assets which must be borne by the subordinated securities by virtue of subordination, and the amount of the payments otherwise distributable to the subordinated securityholders that will be payable to senior securityholders on any payment date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the assets or aggregate losses on the assets were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.
     In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the payments otherwise payable to holders of subordinated securities on any payment date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each payment date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.
     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.
     As between classes of senior securities and as between classes of subordinated securities, payments may be allocated among such classes in the order of their scheduled final payment dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.
Allocation of Losses
     If so specified in the related prospectus supplement, realized losses on the contracts will have the effect of reducing the amount of excess interest and the overcollateralized amount. If realized losses eliminate the overcollateralization on any payment date and result in the outstanding principal balance of the contracts being lower than the outstanding principal balance of the securities, such a discrepancy will result in a liquidation loss, which will be applied to reduce the balance of certain subordinated securities prior to reducing the balance of the classes of senior securities.
Insurance
     Credit enhancement for a series may include a pool insurance policy, primary mortgage insurance policies on underlying loans, a special hazard insurance policy, bankruptcy bonds or other types of insurance relating to the primary assets.
Pool Insurance Policy
     A pool insurance policy covers, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but generally will not cover the portion of the principal balance of any asset that is required to be covered by any primary mortgage insurance policy.

Primary Mortgage Insurance Policy
     Certain mortgage loans in a trust estate may be individually covered by a primary mortgage insurance policy, which would insure the mortgage lender. A primary mortgage insurance policy insures a portion of the loss on a mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to a certain percentage of the original loan-to-value ratio of such mortgage loan. Primary mortgage insurance policies typically do not cover losses caused by physical damage to the mortgaged property, negligence, fraud and certain other risks.
Special Hazard Insurance Policy
     A special hazard insurance policy obtained for a series typically will provide that, where there has been damage to a manufactured home or mortgaged property underlying a contract or securing a defaulted or foreclosed mortgage loan included in the related issuing entity, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the manufactured home or mortgaged property or (2) upon transfer of the manufactured home or mortgaged property to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage for that series under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the manufactured home or mortgaged property. Any amount paid as the cost of repair of a manufactured home or mortgaged property will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.
     Replacement of the manufactured home or restoration of the mortgaged property with the proceeds described under clause (1) in the preceding paragraph is expected to satisfy the condition under any pool insurance policy that the manufactured home be replaced or the mortgaged property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted asset. The payment described under clause (2) in the preceding paragraph will render unnecessary presentation of a claim for the asset under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the asset plus accrued interest and expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.
Bankruptcy Bond
     In the event of a bankruptcy of an obligor, the bankruptcy court may establish the value of the obligor’s manufactured home or mortgaged property at an amount less than the then-outstanding principal balance of the related contract or mortgage loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the related contract or mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of the related contract or mortgage loan exceeds the assigned value. In addition, other modifications of the terms of a contract or mortgage loan can result from a bankruptcy proceeding. See “Legal Aspects of Contracts and Mortgage Loans.” Origen Residential may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to obligors under the federal bankruptcy code. Any such bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a contract or mortgage loan or a reduction by a bankruptcy court of the principal amount of a contract or mortgage loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

FHA Insurance and VA Guarantees on Contracts
     The regulations governing FHA manufactured home contract insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures as a prerequisite to payment. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days’ notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of:
•	the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the applicable contract interest rate, after deducting the best price obtainable for the collateral, based in part on a HUD-approved appraisal, and all amounts retained or collected by the lender from other sources with respect to the contract;

•	accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7.00% per annum;

•	costs paid to a dealer or other third party to repossess or preserve the related manufactured home;

•	the amount of any sales commission paid to a dealer or other third party for the resale of the property;

•	with respect to any “land-and-home contract” — which is a contract secured at origination by a mortgage or deed of trust on a parcel of real estate in addition to a manufactured home — property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property;

•	uncollected court costs;

•	legal fees, not to exceed $1,000; and

•	expenses for recording the assignment of the lien on the collateral to the United States, in each case in light of applicable caps as set by regulations governing the FHA from time to time.
     The insurance available to a lender under FHA Title I insurance is limited by a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. The obligation to pay insurance premiums to the FHA is the obligation of Origen Servicing, Inc., as the servicer of the FHA-insured contracts.
     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of:
•	the lesser of $20,000 and 40% of the principal amount of the contract; and

•	the maximum amount of guaranty entitlement available to the obligor veteran, which may range from $20,000 to zero.
     The amount payable under any VA guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the contract to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that these amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guaranteed amount.

Financial Guaranty Insurance
     If so specified in the related prospectus supplement, Origen Residential may obtain a financial guaranty insurance policy or surety bond from a financial guaranty insurer, if any, with respect to a series of securities. Financial guaranty insurance may guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of the financial guaranty insurance documentation for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the securities of the related series.
Reserve Funds
     Origen Residential may deposit into one or more funds to be established with the trustee as part of the trust estate or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating the series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.
     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.
     The trustee will invest amounts deposited in a reserve fund in eligible investments.
Letters Of Credit
     A letter of credit for a series of securities may be issued by a bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:
•	the assets on the related cut-off date, or

•	one or more classes of securities.
     If specified in the related prospectus supplement, a letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of an obligor and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a contract or mortgage loan. The amount available under a letter of credit may be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.
Minimum Principal Payment Agreement
     The depositor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

Deposit Agreement
     The issuing entity and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future payments on one or more classes of securities.
Hedge Agreements
     An issuing entity may hold an interest rate swap agreement, an interest rate cap agreement, or currency swap agreement providing limited protection against interest rate risk, currency risk and realized losses. These derivative contracts may provide the issuing entity with additional amounts which will be available to pay interest on the securities, to cover realized losses otherwise allocable to the securities, to build up overcollateralization, or both.
UNDERWRITING POLICIES
Origen’s Contract Underwriting Guidelines
     Contracts included in a trust estate will, unless otherwise specified in the related prospectus supplement, have been underwritten by Origen Financial. These contracts may have been originated in the name of Origen Financial or one of its affiliates, or by an approved third party manufactured housing broker, dealer or correspondent lender. Each prospectus supplement will include a description of the underwriting practices generally followed by Origen Financial in connection with the origination of the contracts funded by Origen Financial included in the related trust estate.
     Some asset pools may include contracts originated and underwritten by third parties, and subsequently purchased by Origen Financial or an affiliate. Origen Residential expects that the originator will have underwritten and originated the mortgage loans in compliance with underwriting standards which are intended to evaluate the obligor’s credit standing and repayment ability and the value and adequacy of the related mortgaged properties as collateral in accordance with standard procedures complying with the applicable federal and state laws and regulations. Any different underwriting standards that apply to a material portion of the contracts included in any particular asset pool, or the underwriting standards applied to such contracts by Origen Financial in connection with the purchase, will be described in the related prospectus supplement.
General Underwriting Standards for Mortgage Loans
     Mortgage loans underwritten by Origen Financial will be underwritten substantially according to the underwriting guidelines Origen Financial uses to underwrite contracts. Any different underwriting standards that applied to mortgage loans comprising a material portion of any particular asset pool, or the underwriting standards applied to such mortgage loans by Origen Financial in connection with its purchase, will be described in the related prospectus supplement.
     With respect to any mortgage loans underwritten by an entity other than Origen Financial, Origen Residential expects that the originator will have underwritten and originated the mortgage loans in compliance with underwriting standards which are intended to evaluate the obligor’s credit standing and repayment ability and the value and adequacy of the related mortgaged properties as collateral in accordance with standard procedures complying with the applicable federal and state laws and regulations. FHA mortgage loans and VA mortgage loans will comply with the underwriting policies of FHA and VA, respectively. Conventional mortgage loans will comply with the underwriting policies of the originator, which will be described in the related prospectus supplement.
     The adequacy of a mortgaged property as security for a mortgage loan will be determined by a land-only appraisal performed by an appraiser who, at the time the appraisal was made, was duly licensed. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable properties.

STATIC POOL INFORMATION
     Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, may be available online at an internet website address specified in the applicable prospectus supplement. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an issuing entity will include information, to the extent material, presented in periodic increments, relating to:
•	payment delinquencies of the assets;

•	cumulative losses with respect to the assets; and

•	prepayments of the assets.
     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year): the number of securitized assets or originated or purchased assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the assets.
     Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the assets in any issuing entity established on or after January 1, 2006, information regarding those assets for periods before January 1, 2006.
     Static pool information made available via an internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.
     In the event that static pool information cannot be acquired by the sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.
SERVICING OF CONTRACTS AND MORTGAGE LOANS
     For purposes of this section, sale and servicing agreements and pooling and servicing agreements are referred to collectively as “servicing agreements.” The following summaries describe material servicing provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.
Origen Servicing, Inc.’s Collection Procedures
     The servicer will make reasonable efforts to collect all payments required to be made under the assets and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable assets held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on an asset and, to the extent provided in the servicing agreement, arrange with an obligor a schedule for the elimination of delinquencies by extending the dates on which the scheduled payments are due on the asset.

     A description of Origen Servicing, Inc.’s collection procedures will be set forth in the prospectus supplement for each series for which Origen Servicing, Inc. acts as Servicer.
Deposits To And Withdrawals From The Collection Account
     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.
     The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will deposit into the collection account all of the following:
•	payments on account of principal, including prepayments, on the primary assets;

•	payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

•	amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

•	proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

•	amounts from any reserve fund;

•	advances made by the servicer; and

•	repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller as a result of material breaches of representations and warranties made by the depositor, the servicer or the seller.

     The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:
•	to reimburse itself for advances made by it; the servicer’s right to reimburse itself may be limited to amounts received from particular assets, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the manufactured home or mortgaged property, which represent late recoveries of scheduled payments respecting which any advance was made;

•	to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular related asset;

•	to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged manufactured home or mortgaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the asset, together with accrued and unpaid interest thereon to the due date for the asset next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the asset;

•	in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular asset prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it; to pay to the applicable person with respect to each “REO property,” defined as a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust estate by the depositor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

•	to make payments to the trustee for deposit into the payment account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

•	to clear and terminate the collection account.
     In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.
Servicing Advances
     The servicer will be obligated under the servicing agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under a contract on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a manufactured home and legal and other costs incurred by the servicer in loss mitigation efforts or efforts to cure defaulted contracts. Servicing advances will include, without limitation, out-of-pocket costs and expenses (including reasonable attorneys fees and costs) incurred by the servicer in connection with a default, delinquency, or other unanticipated event in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, and protection of the related manufactured home or mortgaged property (including advances of taxes and insurance premiums), (ii) enforcement of judicial proceedings, including foreclosures, in respect of particular assets and (iii) the management (including reasonable fees in connection therewith) and liquidation of any repossessed or foreclosure property. Upon the determination by the servicer that a servicing advance (“servicing advance”)made by the servicer is nonrecoverable from late payments, liquidation proceeds or otherwise from funds with respect to the related asset (a “nonrecoverable advance”) the servicer will be entitled to reimburse itself out of any and all funds in the related collection account for the amount of that nonrecoverable advance, prior to the related securityholders. Without limiting the generality of the foregoing, liquidation, work-out, loss mitigation or other expenses incurred by the servicer in connection with a delinquent or defaulted contract which is subsequently reinstated, worked out, or otherwise cured, shall be reimbursable to the servicer as nonrecoverable advances at the time the default is cured, out of any and all collections in the related collection account, and such reimbursements shall reduce the amount available to make payments to the related securityholders.
Delinquency Advances; No Delinquency Advances Unless Otherwise Provided In A Prospectus Supplement
     The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent interest payments and, in some cases, delinquent scheduled principal payments, on assets (“delinquency advances”). Unless otherwise specified in the prospectus supplement, the servicer will have no obligation to make advances of delinquent interest or principal with respect to any assets. The servicer may fund any required delinquency advance from its own corporate funds, from advances made by any sub-servicer or from funds held in the collection account for future payment or withdrawal. The servicer may have no obligation to make advances with respect to a series, or the servicer’s advance obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted, or may be subject to other limitations described in the accompanying prospectus supplement. To the extent required, advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer will generally be entitled to reimbursement for such nonrecoverable advance from any and all funds in the collection account or payment account, as the case may be, or from a specified reserve fund as applicable, prior to the securityholders.
     When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. Any resulting shortfall in interest will reduce the amount available to make payments on the securities of the related series. Unless otherwise specified in the prospectus supplement, the servicer will have no obligation to pay compensating interest out of its servicing compensation to cover such prepayment interest shortfalls.
Maintenance Of Hazard Insurance Policies
     The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each asset to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located.
     In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the assets in an asset pool, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer may be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.
Realization Upon Defaulted Assets
     The servicer shall, or shall direct the related subservicer to, repossess, foreclose upon or otherwise comparably convert the ownership of the manufactured homes or mortgaged properties securing assets that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a repossession, foreclosure or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable assets serviced by it. However, the servicer will not be required to expend its own funds in connection with any repossession or foreclosure or towards the restoration of the manufactured home or mortgaged property unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust estate for which a REMIC election has been made, the servicer will be required to liquidate any manufactured home or mortgaged property acquired through repossession or foreclosure within 36 months (or a shorter period specified in the related servicing agreement) after the acquisition of the manufactured home or mortgaged property. While the holder of a manufactured home or mortgaged property acquired through repossession or foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuing entity will have no ability to do so and neither the servicer nor the depositor will be required to do so.
     The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.
Enforcement Of Due-On-Sale Clauses
     When any manufactured home or mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the contract or mortgage loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the manufactured home or mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the contract or mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the contract or mortgage loan. Any fee collected in connection with an assumption will generally be retained by the servicer as additional servicing compensation. The terms of a contract or mortgage loan may be changed in connection with an assumption, subject to limitations on asset modifications in the related servicing agreement, and to any limitations imposed by the REMIC regulations, if a REMIC election has been made with respect to some or all of the related trust estate.
Servicing Compensation
     The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of manufactured homes or mortgaged properties in connection with defaulted contracts or mortgage loans, as will be further specified in the prospectus supplement.
     The prospectus supplement will describe the priority of the servicer’s right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.
Evidence As To Compliance
     As further specified in each prospectus supplement, certain transaction parties will be required to provide to the depositor and the trustee an assessment of compliance with certain of the servicing criteria identified in Item 1122(d) of Regulation AB (the “Servicing Criteria”) applicable to such transaction party. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. In addition, any subservicer or subcontractor of any of the transaction parties that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the depositor and the trustee an assessment of compliance with the Servicing Criteria related to such party’s activities. Each party that is required to deliver an assessment of compliance will also be required to deliver an attestation report from a firm of independent accountants on the related assessment of compliance. Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.
     Certain transaction parties will also be required to provide to the depositor and the trustee, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the transfer and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding year or, if there has been a failure in the fulfillment of any obligation in any material respect, the statement will specify each failure known to such officer and the nature and status of that failure.
     Copies of each of the reports referenced in this section will be filed as exhibits to the issuing entity’s report on Form 10-K.
Matters Regarding The Servicer
     The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates. The servicer is expected to be Origen Servicing, Inc., an affiliate of the depositor. To the extent Origen Servicing, Inc. is not the servicer, the prospectus supplement will describe the entity or entities acting as such.
     If an event of default occurs under a servicing agreement, the servicer may be replaced by a successor servicer. These events of default and the rights of the controlling party upon a default under the servicing agreement will be substantially similar to those described under “The Agreements—Events of Default; Rights Upon Events of Default—Servicing Agreement.” A back-up servicer may be engaged to the extent described in a prospectus supplement.
     The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:
•	services similar assets in the ordinary course of its business,

•	is reasonably satisfactory to the trustee,

•	has a net worth of not less than a minimum amount,

•	would not cause the securities to be qualified, downgraded or withdrawn, and

•	executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.
     No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.
     The servicer and its directors, officers, employees and agents will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.
THE AGREEMENTS
     The following summaries describe the material provisions of the core agreements related to each series. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.
Sale and Assignment Of Primary Assets
     At the time of issuance of the securities of a series, pursuant to a mortgage loan purchase agreement the seller will sell, transfer, convey and assign to the depositor. The depositor will in turn sell, transfer, convey and assign to the issuing entity, pursuant to a sale and servicing agreement or a pooling and servicing agreement, all right, title and interest in the primary assets and other property to be transferred to the issuing entity for a series. The sale and assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust estate retained by the seller, the depositor or its affiliate. For a series of notes, the issuing entity will grant a security interest in the assets to the indenture trustee pursuant to an indenture. The issuing entity and the trustee will, concurrently with the assignment (and pledge, in the case of series structured as bonds or notes), execute and deliver the securities.
Transfer Of Contracts
     The seller will transfer physical possession of the contracts to the trustee or a designated custodian or the servicer may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trust’s or issuing entity’s ownership of the contracts, and of the indenture trustee’s security interest in the contracts in the case of securities structured as bonds or notes. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee’s interest in contracts could be defeated.
Transfer Of Mortgage Loans
     The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, (i) the mortgage note endorsed without recourse to the order of the trustee or in blank and (ii) the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of the holders.
     The seller will generally not cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records.
     As to any mortgage loans secured by mortgaged properties located in Puerto Rico, the mortgages for those assets either secure a specific obligation for the benefit of a specified person (referred to as “direct Puerto Rico mortgages”) or secure an instrument transferable by endorsement (referred to as “endorsable Puerto Rico mortgages”). Endorsable Puerto Rico mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of mortgage would be inapplicable. Direct Puerto Rico mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee or the custodian. To the extent that any direct Puerto Rico mortgages are included in a trust estate, the seller will be required to record assignments of such mortgages in the name of the trustee.
Asset Schedule
     Each asset will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each asset the original principal amount and unpaid principal balance as of the cut-off date, the current interest rate, the current scheduled payment of principal and interest, the maturity date, if any, and if the asset is an adjustable rate asset, the lifetime rate cap, if any, and the current interest rate index.
Repurchase And Substitution Of Non-Conforming Primary Assets
     If any document required to be in the file relating to the primary assets is found by the trustee, the custodian or the servicer, as the case may be, to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will be required to repurchase the affected primary asset.

     The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust estate and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust estate for which no REMIC election is made, the substitution must be effected within a specified period after the date of initial issuance of the securities and (2) with respect to a trust estate for which one or more REMIC elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust estate to lose its status as one or more REMICs or otherwise subject the trust estate to a prohibited transaction tax or a tax on contributions after the startup day. See “The Trust Estates—Substitution of Contracts and Mortgage Loans” herein.
     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.
     The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.
     No securityholder, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.
Reports To Securityholders
     In connection with each payment date on the securities, the trustee or other entity specified in the prospectus supplement will prepare and forward to each holder a statement setting forth, to the extent applicable to any series, among other things:
•	the amount of principal paid to the securityholders and the outstanding principal balance of the securities following the payment,

•	the amount of interest paid to the securityholders and the current interest on the securities,

•	the amounts of (a) any overdue accrued interest included in the payment, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be paid as accrued interest to securityholders,

•	the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities,

•	the amount received from credit enhancement, and the remaining amount available under any credit enhancement, and

•	information with respect to payment delinquencies on the primary assets.
     In addition, within a reasonable period of time after the end of each calendar year, the trustee or another entity specified in the prospectus supplement will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the payment date statement and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant.
     A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.
Events Of Default; Rights Upon Event Of Default
Servicing Agreement
     Except to the extent otherwise stated in the prospectus supplement, events of default by the servicer under each sale and servicing agreement or pooling and servicing agreement generally include:
•	any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.
     The sale and servicing agreement or pooling and servicing agreement will specify the circumstances under which a majority of the securityholders or another controlling party may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the sale and servicing agreement or pooling and servicing agreement which rights the servicer will retain under all circumstances, whereupon a successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement or pooling and servicing agreement.
     In the event that the trustee is unwilling or unable so to act as the successor servicer (if the trustee is named as such in the agreements) it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable sale and servicing agreement or pooling and servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.
     During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the controlling party may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.
Indenture
     Events of default under the indenture for each series of bonds or notes may include:
•	a default in the payment of any principal or interest on any bond or note, which continues for a specified period of time;

•	failure to perform any other covenant of the issuing entity in the indenture which continues for a specified period of time after notice is given;

•	any representation or warranty made by the issuing entity in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
     If an event of default with respect to the bonds or notes of any series at the time outstanding occurs and is continuing, the controlling party may declare the bonds or notes to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the controlling party.
     If, following an event of default with respect to any series of bonds or notes, the bonds or notes have been declared due and payable, the controlling party may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the bonds or notes as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any bond or note of the series for a specified period, unless all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the bonds or notes or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds or notes as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the bonds or notes.
     In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.
     If the principal of the bonds or notes of a series is declared due and payable, the holders of any bonds or notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.
     If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The controlling party shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the bonds or notes. The controlling party may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected bond or note holders.
     The “controlling party” will be specified in the prospectus supplement, and is generally expected to be either a bond insurer, if there is one, or the majority holders; except that 66 2/3% of the holders of any series of notes will be required in order to accelerate the maturity of the notes of that series following an event of default under the related indenture.
The Trustee
     The prospectus supplement will identify the trustee for the related series. The trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust estate relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.
Duties Of The Trustee
     The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.
     The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.
Resignation Of Trustee
     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by a majority of the holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.
Amendment Of Agreement
     Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Code. Any such amendment may not adversely affect in any material respect the interests of any holders.
     Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement; provided, however, with respect to any series as to which one or more REMIC elections have been made, unless all of the certificateholders have consented thereto, no amendment may be made unless the trustee and other parties specified in the pooling and servicing agreement receive an opinion of counsel addressed to such parties that such amendment will not adversely affect any such REMIC or result in the imposition of tax upon any such REMIC of the related issuing entity. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.
Voting Rights
     The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.
List Of Holders
     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator
     For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor or the trustee.
Termination
     For each series, the servicer or the trustee, as applicable, will give written notice of termination of the related indenture, sale and servicing agreement or pooling and servicing agreement, as applicable, to each holder, and the final distribution on a series will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.
Indenture
     The indenture will be discharged with respect to a series of bonds or notes upon the delivery to the trustee for cancellation of all the bonds or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of the series. See “Description of the Securities—Defeasance.”
Pooling And Servicing Agreement
     The pooling and servicing agreement for a series of pass-through certificates will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see “Description of the Securities—Optional Redemption, Purchase or Termination” and “—Mandatory Termination; Auction Sale.”
CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS
     The following discussion contains the material legal aspects of manufactured housing contracts and mortgage loans. Because legal aspects are governed by state law, which laws may differ substantially from state to state, this discussion does not purport to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the contracts or mortgage loans is located.
     Contracts differ from mortgage loans in material respects. In general, contracts may experience a higher level of delinquencies than mortgage loans, because the credit underwriting standards applied to borrowers under manufactured housing installment sales contracts and installment loan agreements generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. In addition, manufactured homes generally decline in value over time, which may not necessarily be the case with respect to the mortgaged properties underlying mortgage loans. Consequently, the losses incurred upon repossession of or foreclosure on manufactured homes securing the contracts may be expected to be more severe in many cases than the losses that would be incurred upon foreclosure on mortgaged properties securing mortgage loans, in each case measured as a percentage of the outstanding principal balances of the related assets. The servicing of manufactured housing contracts is generally similar to the servicing of conventional residential mortgage loans, except that, in general, servicers of manufactured housing contracts place greater emphasis on making prompt telephone contact with delinquent borrowers than is generally customary in the case of the servicing of conventional residential mortgage loans. Realization on defaulted contracts is generally accomplished through repossession and subsequent resale of the underlying manufactured homes by or on behalf of the servicer, as described under “—The Contracts,” whereas realization on defaulted mortgage loans is generally accomplished through foreclosure on the underlying mortgaged properties or similar proceedings, as described under “—The Mortgage Loans.” Realization on defaulted land-and-home contracts may involve a combination of repossession and foreclosure-related procedures. Securities collateralized by or evidencing interests in contracts may also face other risks that are not present in the case of securities collateralized by or evidencing interests in mortgage loans.

The Contracts
General
     As a result of the assignment of the contracts underlying a series to the related issuing entity, the related issuing entity will succeed to all of the rights, including the right to receive payments on the contracts, and will assume the obligations, of the obligee under the contracts. Each contract evidences both the obligation of the obligor to repay the loan evidenced thereby, and the grant of a security interest in the related manufactured home to secure repayment of the loan.
     The contracts generally are chattel paper as defined in the Uniform Commercial Code (the “UCC”) in effect in the states in which the manufactured homes initially were located. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the sale and servicing agreements and pooling and servicing agreements, the servicer may retain possession of the contracts as custodian for the trustee. Because the servicer is not relinquishing possession of the contracts, the servicer will file a UCC1 financing statement in the appropriate recording offices in Delaware as necessary to perfect the issuing entity’s ownership interest in the contracts, and to perfect the indenture trustee’s security interest in the contracts. If, through negligence, fraud or otherwise, a subsequent purchaser from Origen Residential or from a predecessor owner of the contracts were able to take physical possession of the contracts without notice of the assignment of the contracts to the issuing entity or the trustee, the trustee’s interest in contracts could be subordinated to the interest of that purchaser. If so specified in a prospectus supplement, the servicer will deliver the contracts securing or backing the related series to the trustee or a custodian for the trustee.
Security Interests in the Manufactured Homes
     The manufactured homes securing the contracts may be located in any or all of the 50 states and the District of Columbia. The manner in which liens on manufactured homes are perfected is governed by applicable state law. In many states (“title states”), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party’s lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states (“UCC states”), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both title states and UCC states. Origen Residential will cause the security interests created by the contracts in the related manufactured homes to be assigned to the trustee on behalf of the securityholders. However, because of the expense and administrative inconvenience involved, neither Origen Residential, Origen Financial nor any other seller is expected to amend any certificate of title to change the lienholder from Origen Financial or such other seller to the trustee, deliver any documents or pay fees to re-register any manufactured home, or file any UCC transfer instruments, and neither Origen Financial, any other seller nor Origen Residential will deliver any certificate of title to the trustee or note thereon the trustee’s interest or file UCC3 financing statements to give notice of the trustee’s lien on the manufactured home securing any asset. In some states, simple assignment of the security interest created by a contract in the related manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to Origen Financial’s or such other seller’s rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In this event, the assignment of the security interest created by a contract in the related manufactured home may not be effective against creditors of Origen Residential, Origen Financial or any other seller or a trustee in bankruptcy of Origen Residential, Origen Financial or any other seller.
     In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract or installment loan agreement in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither Origen Financial nor any other seller will be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of land-and-home contracts. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee’s interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws.
     The trustee’s security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without notice to the trustee’s adverse interest in the home. In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the seller on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of the seller or the public filing of appropriate transfer instruments reflecting the lien of the seller, in each case as required under applicable state law, will be sufficient to protect the securityholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home from anyone other than the entity whose lien is perfected under state law, because they will be on notice of the existing interest in the home.
     Some of the contracts (“land-and-home contracts”) will be secured by real estate as well as a manufactured home. The seller will cause the liens created by the land-and-home contracts on the related real estate to be assigned to the trustee. The contract file for each land-and-home contract will be required to include an original or a certified copy of the recorded mortgage relating to the contract, together with originals or certified copies of a chain of recorded assignments of the mortgage sufficient to reflect the seller as the record holder of the mortgage and the lien it evidences on the related real estate. Assignments in recordable form for the mortgages naming the trustee as assignee will not be prepared by the servicer or any seller. However, the seller will deliver to the trustee a power of attorney entitling the trustee to prepare, execute and record the assignments of mortgages, in the event that recordation thereof becomes necessary to enable the servicer to foreclose on the related real property.
     Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.
     If a manufactured home is moved to a UCC state, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for the seller’s security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a title state, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the title state’s motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of the home in a new state -— which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a title state to a title state -— or of information from a related obligor as to relocation of the home. In some title states, the certificate of title to a manufactured home, which is required to be in the servicer’s, the trustee’s or a custodian’s possession, must be surrendered before the home could be re-registered; in these states an obligor could not re-register a manufactured home to a transferee without the servicer’s assistance. In other title states, when an obligor under a contract sells the related manufactured home, if it is located in a title state both before and after the sale, the seller should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related contract before releasing its lien on the home. If the motor vehicle authority of a title state to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner’s transferee without noting the seller’s lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the title state from which the home was moved or failed to notify the seller of re-registration and failed to note the seller’s lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a title state, re-registration could defeat the perfection of the seller’s lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC state, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of the seller’s lien.
     The servicer will exercise prudence and customary care in maintaining the perfection, at its own expense, of the trustee’s security interests in each manufactured home securing an asset included in the trust estate if it receives notice of relocation, sale or re-registration of the manufactured home. As long as Origen Servicing, Inc. remains the servicer, the servicer will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any manufactured home, other than a notation or a transfer instrument necessary to show the seller as the lienholder or legal titleholder. However, the servicer has no independent obligation to monitor the status of the seller’s lien on any manufactured home.
     Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. These liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders in the event this lien arises.
Enforcement of Security Interests in Manufactured Homes
     The servicer, on behalf of the trustee, to the extent required by the related sale and servicing agreement or pooling and servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing defaulted contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by self-help repossession that is peaceful or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies depending on the state, prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, laws require prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to receive the net proceeds of resale up to the amount of the unpaid principal balance of the related contract plus all accrued and unpaid interest thereon at the related asset rate.
     Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing the debtor’s loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, Origen Financial and Origen Servicing, Inc. historically generally have not attempted to obtain deficiency judgments. The Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in proceedings under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor’s rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing contract not secured by the debtor’s principal residence, also may reduce the monthly payments due under the contract, change the rate of interest and alter the repayment schedule. Court decisions have applied relief to claims secured by the debtor’s principal residence. If a court relieves an obligor’s obligation to repay all or any portion of the amounts otherwise due on a contract, the servicer will not be required to advance these amounts, and any loss of this nature may reduce amounts available for distribution on the related securities.

     Under the terms of the federal Servicemembers Civil Relief Act, an obligor who enters military service after the origination of the obligor’s contract, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the contract and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on the contracts. Any shortfall in interest collections resulting from the application of the Servicemembers Civil Relief Act, to the extent not covered by the subordination of a class of subordinated securities, could result in losses to securityholders. In addition, the Servicemembers Civil Relief Act imposes limitations which would impair the ability of the servicer to repossess or foreclose on the manufactured home securing an affected contract during the obligor’s period of active duty status. Thus, in the event that a contract goes into default, there may be delays and losses occasioned by the inability to liquidate the related manufactured home in a timely fashion.
     Because of the REMIC provisions of the Code, with respect to a trust estate as to which a REMIC election has been made, any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings must be disposed of within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust estate, is unable to sell a manufactured home in the course of its ordinary commercial practices by the end of the tenth month of the third calendar year following the end of the calendar year in which it acquires the manufactured home, or a longer period as permitted by the REMIC’s pooling and servicing agreement, the servicer will auction the home to the highest bidder, which may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been Origen Financial’s experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.
Foreclosure Under Real Property Laws
     If a manufactured home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the real property securing any land-and-home contract, the servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the servicer must meet in order to foreclose on the real property securing a land-and-home contract, and the restrictions on foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any mortgage loan. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a manufactured home, to the extent Origen Financial or another seller has not perfected its security interest in a manufactured home under applicable real estate laws, Origen Financial’s or such other seller’s security interest in the manufactured home would be subordinate to a lien on such home recorded pursuant to applicable real estate laws.
Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses
     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer to which consent has not been obtained. The servicer will act in accordance with its customary underwriting procedures and with the terms of the related sale and servicing agreement or pooling and servicing agreement in determining whether to permit transfers in respect of contracts included in an asset pool. The servicer will require, among other things, a satisfactory credit review of any person proposing to assume any contract. If the servicer permits an assumption of a contract that is included in a REMIC, no material term of the contract, including the interest rate or the remaining term to maturity of the contract, may be modified unless the servicer has received an opinion of independent counsel to the effect that this modification will not be treated, for federal income tax purposes, as an acquisition of the modified contract by the trust in exchange for the unmodified contract on the date the modification occurs. A delinquent borrower may transfer his manufactured home in order to avoid a repossession proceeding with respect to the manufactured home.
Applicability of Usury Laws
     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (“Title V”), generally provides that state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered under Title V if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days’ prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.
     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision which expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury laws.
The Mortgage Loans
General
     Mortgage loans are distinct from Land-and-Home Contracts, which are discussed under “—The Contracts—Foreclosure under Real Property Laws” in this prospectus. A mortgage loan is secured by a mortgaged property on which a one- to four-family residential structure is located, whereas a land-and-home contract is secured primarily by a manufactured home and is secured only secondarily by a parcel of real property.
     The mortgage loans will be secured by either first mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying mortgaged property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. Under a first mortgage, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the obligor, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.
Foreclosure
     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the mortgaged property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the obligor under the terms of the related note or the deed of trust. Foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the obligor-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the underlying real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, must be published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the obligor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. See “—Rights of Reinstatement and Redemption” in this prospectus.
     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount which may be as great as but is more often somewhat less than the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss with respect to a mortgage loan may be reduced by the receipt of mortgage insurance proceeds. See “The Trust Estates” in this prospectus.
     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve obligors from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the obligor’s default and the likelihood that the obligor will be able to reinstate his or her loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering temporary financial disabilities. In some cases, courts have limited the right of a lender to foreclose if the default under the related mortgage instrument is not monetary, such as a default arising from the obligor’s failure to maintain the property adequately or the obligor’s executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld state statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.
Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico
     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the borrower resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.
     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.
     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to-satisfy the loan and/or contract and may increase the amount of the loss.
Rights of Reinstatement and Redemption
     In some states, an obligor, or any other person having a junior encumbrance on the related real estate, may, during a reinstatement or redemption period, cure an obligor default by paying the entire amount in arrears plus certain costs and expenses incurred by or on behalf of the lender in attempting to enforce the obligor’s obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, an obligor under a mortgage loan has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.
     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the related obligor and the foreclosed junior lienors are given a statutory period in which to redeem the related property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property that it purchased. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to its purchase of the related property at a judicial foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender or other purchaser of property at a foreclosure sale to maintain the property and pay the expenses of ownership until the redemption period has run.
     If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The Pooling and Servicing Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.
Due-on-Sale Clauses
     The forms of note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the mortgagor transfers its interest in the underlying property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), which purports to pre-empt state laws that prohibit the enforcement of due-on-sale clauses and provides, among other things, that due-on-sale clauses in loans, which loans include the conventional mortgage loans, made after the effective date of the Garn-St Germain Act are enforceable, within limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder.
     By virtue of the Garn-St Germain Act, the servicer may generally be permitted to accelerate any conventional mortgage loan which contains a due-on-sale clause upon transfer by the obligor of an interest in the property subject to the related mortgage or deed of trust. With respect to any mortgage loan secured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to some transfers, including:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

•	a transfer to a family relative resulting from the death of a mortgagor, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property;

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse of the mortgagor becomes an owner of the property;

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property, provided that the lien or encumbrance is not created pursuant to a contract for deed;

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

•	other transfers as set forth in the Garn-St Germain Act and the regulations thereunder.
     As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St German Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses.
See “Prepayment and Yield Considerations” in this prospectus.
Adjustable Rate Assets
     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In this event, the trustee under a deed of trust arrangement will not be deemed to be a holder in due course within the meaning of the UCC and may take this type of mortgage note, but there will be restrictions on its ability to foreclose on the related mortgaged property and contractual defenses available to the related obligor.
Consumer Protection Laws with respect to Assets
     Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.
     Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans and manufactured housing contracts. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan or manufactured housing contract being determined to be unenforceable. An affected mortgage loan or manufactured housing contract would have a significantly increased risk of default or prepayment.
     Mortgage loans and manufactured housing contracts often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.
Anti-Deficiency Legislation and Other Limitations on Lenders
     Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against an obligor following foreclosure on the related property or sale of the related property under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale or the market value of the related mortgaged property.
     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising other remedies. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security for a mortgage or deed of trust rather than bringing a personal action against the obligor.
     Other statutory provisions may limit any deficiency judgment against the former obligor under a mortgage loan following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale or sale pursuant to a deed of trust.
     In some states, exceptions to the anti-deficiency statutes are provided in instances where the value of the lender’s security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property by the obligor.
     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal and state bankruptcy and insolvency laws and general equitable principles, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.
     In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the home, and, as part of the debtor’s rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves an obligor’s obligation to repay all or any portion of the amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss in respect thereof may reduce amounts available for distribution on the related securities.
     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.
     The Code and the laws of some states provide priority to certain tax liens over the lien of a mortgage or deed of trust.
Servicemembers Civil Relief Act and Similar State-Enacted Legislation
     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,
•	are entitled to have interest rates reduced and capped at 6% per annum on obligations — including mortgage loans — incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.
States have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a trust asset included in your issuing entity is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on trust assets included in your issuing entity resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these trust assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.
Environmental Considerations
     Real property pledged as security to a lender may face environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by the lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by the lender’s obligor or by a prior owner. A lender also risks liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by the lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells “at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.” Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and, thus, decrease the likelihood that the issuing entity will recover fully on the mortgage loan through foreclosure.
     Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of “owner” under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that these costs, if imposed in connection with a mortgage loan or a Land-and-Home Contract included in a trust estate, could become a liability of the related issuing entity.
     At the time the mortgage loans or land-and-home contracts collateralizing or underlying a series were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties or real properties was conducted. No representations or warranties are made by the seller of mortgage loans or contracts including land-and-home contracts as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties or real properties. In addition, the servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property, and any loss or liability resulting from the presence or effect of hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the related securities.
     Pursuant to the sale and servicing agreement or pooling and servicing agreement, the servicer will not be required to foreclose on any mortgaged property or real property if it has received written notice that the property is contaminated with or affected by hazardous wastes or hazardous substances. If the servicer does not foreclose on the mortgaged property underlying a defaulted mortgage loan or the real property securing a land-and-home contract, the amounts otherwise available to pay to the holders of the securities may be reduced. The servicer will not be liable to the holders of the securities if it fails to foreclose on a mortgaged property or real property that it believes may be so contaminated or affected, even if the mortgaged property or real property is, in fact, not so contaminated or affected. Similarly, the servicer will not be liable to the holders of any securities if the servicer forecloses on a mortgaged property or real property and takes title to a mortgaged property or real property that is so contaminated or affected.
Enforceability of Prepayment and Late Payment Fees
     The standard form of contract, mortgage note, mortgage and deed of trust used by the originators of contracts and mortgage loans may contain provisions obligating the obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from an obligor for delinquent payments. Certain states also limit the amounts that a lender may collect from an obligor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.
Equitable Limitations on Remedies
     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the obligor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the obligor failing to adequately maintain the mortgaged property or the obligor executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.
     The trust assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the obligor, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.
Secondary Financing; Due-on-Encumbrance Provisions
     Some of the trust assets may not restrict secondary financing, permitting the obligor to use the mortgaged property as security for one or more additional loans. Other of the trust assets may preclude secondary financing — by permitting the first lender to accelerate the maturity of its loan if the obligor further encumbers the secured property or in some other fashion — or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.
     Where the obligor encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the obligor may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the obligor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the obligor is additionally burdened. In addition, if the obligor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
Alternative Mortgage Instruments
     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings
     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.
     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.
Certain Legal Aspects of the Financial Assets
     Financial assets held in your issuing entity will have legal characteristics different from contracts and mortgage loans. Financial assets will represent interests in, or will be secured by, contracts or mortgage loans. Each financial asset held by your issuing entity will be registered in the name of your trustee, or your trustee will be the beneficial owner of the financial asset, if book-entry. Your interests in the underlying financial assets may only be exercised through your trustee. The particular entitlements represented by the financial assets in your issuing entity, and the underlying assets in each, will be detailed in your prospectus supplement.
USE OF PROCEEDS
     Substantially all of the net proceeds to be received from the sale of each series of securities will be used to purchase the contracts and mortgage loans related to that series or to reimburse the amounts previously used to effect the purchase, the costs of carrying such contracts and mortgage loans until the sale of the related securities and other expenses connected with pooling the contracts and mortgage loans and issuing the securities.
THE COMPANY
     Origen Residential was incorporated in the State of Delaware on July 15, 2004 as a wholly-owned, limited purpose finance subsidiary of Origen Servicing, Inc. Origen Servicing, Inc. is a wholly-owned subsidiary of Origen Financial L.L.C., which in turn is a wholly-owned subsidiary of Origen Financial, Inc. Origen Residential maintains its principal office at The American Center, Suite 1700, 27777 South Franklin Road, Southfield, Michigan 48034. Its telephone number is (248) 746-7000.
The only obligations, if any, of Origen Residential with respect to a series of securities may be pursuant to limited representations and warranties and limited undertakings to repurchase or substitute contracts or mortgage loans under certain circumstances as a result of material breaches of representations and warranties by the depositor, the servicer or the seller. Origen Residential will have no ongoing servicing obligations or responsibilities with respect to any asset pool. Origen Residential does not have, nor is it expected in the future to have, any significant assets.
     Neither Origen Residential nor any underwriter nor any of their affiliates will insure or guarantee the certificates of any series.
FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material Federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Considerations,” if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement.
     This discussion does not purport to deal with the Federal Income Tax Considerations that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets — generally, property held for investment — within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.
General
     Many aspects of the federal income tax treatment of the securities will depend upon whether one or more elections are made to treat your issuing entity, or one or more segregated pools of assets of such issuing entity, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your issuing entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to Origen Residential, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the issuing entity — or one or more segregated pools of assets of such issuing entity — will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust entity will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.
Debt Securities and Partnership Trusts
Classification of Debt Securities and Partnership Trusts
     With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.
Characterization of Investments in Partnership Securities and Debt Securities
     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.
Taxation of Debt Securityholders
Treatment of the Debt Securities as Indebtedness
     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.
     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.
     Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition.”
Taxation of Owners of Partnership Securities
Treatment of the Partnership Trust as a Partnership
     If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.
Partnership Taxation
     As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described below under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.
     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.
     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.
     A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described below under “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.
     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.
Discount and Premium
     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).
     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.
Section 708 Termination
     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.
Gain or Loss on Disposition of Partnership Securities
     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).
     Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.
     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees
     In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.
     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
Section 731 Distributions
     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.
Section 754 Election
     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.
Administrative Matters
     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.
     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of

Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.
     The depositor will be designated as the TMP in the Pooling and Servicing Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.
Tax Consequences to Foreign Securityholders
     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.
     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.
Backup Withholding
     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

REMIC Certificates
     Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans...secured by an interest in real property which is ...residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.
Tax Treatment of REMIC Regular Certificates
     Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).
     Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses” — i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums — and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses — including Section 212 expenses — only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC — either directly or through a pass-through entity — will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii)

80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).
Original Issue Discount
     Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate — generally, its principal amount — over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.
     The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither Origen Residential, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.
     The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property — other than debt instruments of the issuing entity — at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.
     Since a certificate that is part of an accretion class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

     The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions — determined based on all the facts and circumstances — generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash — or property traded on an established market — to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.
     Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).
     REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term if these circumstances apply, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.
     The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity — adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.
     The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.
     In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, Origen Residential will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If Origen Residential is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, Origen Residential will not be presumed to exercise its option to redeem the certificates because a redemption by Origen Residential would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, Origen Residential may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether Origen Residential will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that Origen Residential will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.
     A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.
     The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
     If the interval between the issue date of a current interest certificate and the first Distribution Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.
     Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Distribution Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule”, if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.
     It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.
     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.
Variable Rate Certificates
     A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate — i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.
     Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.
     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be.

Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.
     An objective rate is a rate — other than a qualified floating rate — that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer — or a related party — or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).
     If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.
     All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.
     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.
     The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate — other than an initial fixed rate that is intended to approximate the subsequent variable rate — is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate — or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.
     REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and Servicing Agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.
     REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans — or other interest bearing assets — held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
Interest Weighted Certificates and Non-VRDI Certificates
     The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.
     The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.
Anti-Abuse Rule
     Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.
Market Discount
     A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount — or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price — will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount — in addition to any original issue discount remaining with respect to the certificate — as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate — or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate — multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.
     Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.
     A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.
     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by Origen Residential that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.
Amortizable Premium
     A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.
     Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.
     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.
Consequences of Realized Losses
     Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless — i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.
     Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.
     The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.
Gain or Loss on Disposition
     If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.
     If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.
     A holder of a REMIC regular certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.
Tax Treatment of Residual Certificates
     Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of assets of such issuing entity underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Considerations—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes — i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests — i.e., REMIC regular certificates. As described in “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each issuing entity or segregated pool of assets of such issuing entity for which there is a REMIC election must have one, and only one, class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income — i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles — which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.
     A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.
     Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Considerations—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.
     The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter — or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.
     Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.
     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Considerations—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.
     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.
     Treasury regulations concerning the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.
     A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.
     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.
     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, — i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.
     Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.
     Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferee is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.
     Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.
     A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.
     Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a

Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization — other than a farmers’ cooperative described in Section 521 of the Code — that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.
     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.
     Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.
     Third, the Code imposes an annual tax on any pass-through entity — i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 — that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.
     If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.
     The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.
     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.
Special Considerations for Certain Types of Investors
     Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.
     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.
     Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual

Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.
     Employee Benefit Plans. See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.
     REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.
     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.
     Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.
     Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

     Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.
     Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.
     Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Considerations—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.
Disposition of Residual Certificates
     A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized — or the fair market value of any property — received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.
     A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.
     A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.
Liquidation of the REMIC
     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a “qualified liquidation” under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium
     Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.
     Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.
     Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.
REMIC-Level Taxes
     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call.

The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.
     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.
     To the extent that a REMIC derives certain types of income from foreclosure property — generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.
     The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.
REMIC Qualification
     The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.
Asset Composition
     In order for an issuing entity, or one or more designated pools of assets of such issuing entity, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The trust assets of each Series REMIC will be treated as qualified mortgages.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.
Investors’ Interests
     In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.
     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.
     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates — e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.
     The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.
Consequences of Disqualification
     If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Considerations—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC — i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC — would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.
Taxable Mortgage Pools
     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC, or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. Origen Residential generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.
Taxation of Certain Foreign Holders of REMIC Certificates
     REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.
     Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax — i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.
     Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding
     Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.
Reporting and Tax Administration
     REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.
     Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.
     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.
     A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. Origen Residential, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.
     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.
Grantor Trusts
Treatment of the Trust for Federal Income Tax Purposes
     With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.
Tax Treatment of the Grantor Trust Security
     The types of Grantor Trust Securities offered in a series may include:
•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).
The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.
     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.
     The assets constituting certain Grantor Trusts may include Buy-Down Loans. The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buy-Down Loans.
     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.
Treatment of Pass-Through Securities
     The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the “Applicable Amount”) — will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.
Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.
     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.
     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes
•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.
As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.
     It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.
Treatment of Strip Securities
     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.
     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.
Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity — or, in the case of a stripped coupon, the amount payable on the due date of such coupon — over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,
•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.
In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount.

See “Federal Income Tax Considerations—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.
     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:
•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount — i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets — to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.
In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.
Determination of Income with Respect to Strip Securities
     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary

Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Considerations—REMIC Securities—Amortizable Premium” in this prospectus.
Purchase of Complementary Classes of Strip Securities
     Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.
Possible Alternative Characterizations
     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that
•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.
Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.
Limitations on Deductions With Respect to Strip Securities
     The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Considerations—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security
     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.
Taxation of Certain Foreign Holders of Grantor Trust Securities
     Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that
•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.
If the foregoing conditions are not met, interest — including original issue discount — paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.
     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate — or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Considerations—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.
Backup Withholding
     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration
     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Reporting and Tax Administration” in this prospectus.
STATE TAX CONSIDERATIONS
     In addition to the material federal income tax consequences described in “Federal Income Tax Considerations,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.
ERISA CONSIDERATIONS
General
     ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.
     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.
Plan Assets
     A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined below. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.
     Under the Plan Asset Regulation, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether the issuer believes the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Assets Regulation will apply.
     However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a “party in interest” or “disqualified person” with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.
     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.
Possible Exemptive Relief
     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:
•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.
Underwriters’ Exemption
     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. This is called the Exemption. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.
     For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.
     The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:
•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three is the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.
     In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.
     A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.
     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.
     If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.
     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.
     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 50% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•	The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 50%.

•	All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

•	The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

•	The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

•	In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•	The pre-funding period must end no later than one year after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•	The prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the prefunding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•	The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.
     The Exemption also permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:
•	The Cap Agreement is denominated in U.S. dollars.

•	The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•	Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•	The Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•	The notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.
     The Exemption covers notes as well as certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.
     In the event that the Exemption is not applicable to the notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.
Consultation with Counsel
     Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the Federal Income Tax Considerations of that investment.
     The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.
     A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.
     Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.
     Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.
Certain Required Representations
     Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides Origen Residential with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to Origen Residential (and upon which Origen Residential, the trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class
•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code, and

•	either
•	will not cause any of the assets in the trust — or in the case of a REMIC, the REMIC’s assets — to be regarded as plan assets for purposes of the Plan Asset Regulation, or

•	will not give rise to any fiduciary duty under ERISA on the part of Origen Residential, the trustee, the servicer or the TMP in addition to any obligation undertaken in the agreement.
     A Benefit Plan Opinion will not be required with respect to the purchase of Book-Entry securities. Any purchaser of a Book-Entry security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.
     This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

RATINGS
     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.
     Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.
AVAILABLE INFORMATION
     Origen Residential observes the informational requirements of the Exchange Act, and files reports and other information with the SEC. Reports and other information filed by Origen Residential with the SEC can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained from the Public Reference Section of the SEC at its principal office in Washington, D.C., at prescribed rates. Information on the operation of the public reference facilities can be obtained at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Origen Residential, that file electronically with the SEC at http://www.sec.gov.
     This prospectus does not contain all the information set forth in the Registration Statement and exhibits relating thereto which Origen Residential has filed with the SEC in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the indenture and sale and servicing agreement for a series of bonds or notes, or of the pooling and servicing agreement for a series of pass-through certificates, will be filed by Origen Residential with the SEC, without exhibits, on a Current Report on Form 8-K within 15 days after the applicable closing date.
     Each issuing entity will fill periodic reports with the SEC in compliance with the requirements of the Exchange Act.
     Origen Residential and the servicer are not obligated with respect to the securities. Accordingly, Origen Residential has determined that financial statements of Origen Residential and the servicer are not material to the offering made hereby.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     All documents filed by Origen Residential pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus from the dates of filing of these documents. Any statement contained in this prospectus or in a document all or any portion of which is incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference in this prospectus or in the prospectus supplement modifies or supersedes that statement. Any modified or superseded statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus and the related prospectus supplement.
     We will provide you without charge, on your written or oral request, a copy of any of the documents incorporated in this prospectus by reference, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference. Requests should be directed to Origen Residential, at The American Center,

Suite 1700, 27777 South Franklin Road, Southfield, Michigan 48034, Attn: Secretary. You may also obtain our SEC filings from the SEC. See “Available Information.”
PLAN OF DISTRIBUTION
     Origen Residential may sell the securities offered hereby either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of the series of securities and each class within the series, including the name or names of the underwriter(s), the proceeds to and their intended use by Origen Residential, and either the initial public offering price, the discounts and commissions to the underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related underwriter(s) will sell the securities will be determined.
     The securities of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If securities of a series are offered otherwise than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between Origen Residential and purchasers of securities of the series.
     The place and time of delivery for the securities of a series in respect of which this prospectus is delivered will be described in the prospectus supplement.
LEGAL INVESTMENT CONSIDERATIONS
     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities of the series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). If so, securities designated as qualifying as mortgage related securities will continue to qualify for as long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of securities that qualify as mortgage related securities under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state whose authorized investments must observe state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these entities. Some states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of these entities with respect to mortgage related securities, in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which this legislation is applicable, the securities will constitute legal investments only to the extent provided in the legislation.
     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage-related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities; and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject, in each case, to such regulations as the applicable federal regulatory authority may prescribe.
     The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, state regulators have taken positions that may prohibit regulated institutions from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. We suggest that investors consult their own legal advisors in determining whether and to what extent any particular securities constitute legal investments for them.

     Securities that do not constitute mortgage related securities under SMMEA will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA’s provisions pre-empting state blue sky laws. In addition, these securities may not be legal investments to the same extent as mortgage related securities under SMMEA. The appropriate characterization under various legal investment restrictions of the classes of securities that do not qualify as mortgage related securities under SMMEA and thus the ability of regulated investors to purchase these classes of securities, contains significant interpretive uncertainties. All investors whose investment authority has legal restrictions should consult their own legal advisors to determine whether, and to what extent, the classes of securities that do not qualify as mortgage related securities will constitute legal investments for them.
REPORTS TO SECURITYHOLDERS
     The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the Issuing Entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an agreement, as applicable, will be furnished to securityholders upon written request addressed to the applicable Trustee set forth in the related prospectus supplement.
     The monthly statement generally will set forth, among other things, the following information, if applicable:
•	the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer;

•	in the case of a series of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

•	the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date;

•	the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise; and

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and
     the remaining balance, if any, in the pre-funding account.
LEGAL MATTERS
     Legal matters relating to the certificates and Federal Income Tax Considerations concerning the certificates will be passed upon for Origen Residential by Hunton & Williams LLP, Richmond, Virginia.

Index of Terms

1996 Lender Liability Act	63
30% Test	96
ABS	27
accounting date	26
accretion classes	15
adjustable rate assets	29
Aggregation Rule	74
All OID Election	75
amount available	23
AMT	73
Applicable Amount	73
Asset Qualification Test	93
assets	2
backup	72
balloon payment assets	29
Bankruptcy Code	56
beneficial owner	18
bi-weekly assets	29
buy-down assets	29
Cap	78
capital appreciation	15
CERCLA	63
Clearstream	18
Code	62
collection account	14
collection period	25
companion classes	15
Complementary Securities	101
compound interest classes	15
Contingent Payment Obligations	80
Contingent Payment Regulations	80
contracts	2
controlling party	51
convertible assets	29
Crime Control Act	65
Current Recognition Election	81
cut-off date	14
Debt Securities	67
Deemed Principal Payments	74
delinquency advances	44
depository participants	19
direct Puerto Rico mortgages	48
Disqualified Organization	87
DTC	7
DTC rules	19
eligible investments	33
eligible yield supplement agreements	108
endorsable Puerto Rico mortgages	48
ERISA	3
Euroclear	18
Euroclear operator	20
Euroclear terms and conditions	21
excess inclusion income	86
Excess Premium	78
final scheduled payment date	16
financial intermediary	18
First Distribution Period	76
Fitch	106
Floor	78
foreign person	95
foreign person certification	95
Garn-St Germain Act	60
GEM assets	29
global security	21
Governor	78
GPM asset	15
GPM assets	29
GPM fund	15
Grantor Trust	97
Grantor Trust Securities	67
gross margin	32
increasing payment assets	29
indirect participants	19
insignificant participation exception	105
interest reduction assets	29
Interest Weighted Certificate	77
Inverse Floater Certificates	79
IO Securities	98
IRS	67
land-and-home contract	39
land-and-home contracts	55
level payment assets	28
liquidation loss amount	25
Mark-to-Market Regulations	89
Moody’s	106
mortgage loan documents	32
mortgage loans	2
Multiple Rate VRDI Certificate	79
NCUA	65
Net Series Rate	102
new partnership	70
nonrecoverable advance	44
Non-VRDI Certificate	80
OID Regulations	74
old partnership	70
Ordinary Ratio Security	101
Origen Residential	13
OTS	65
PAC classes	15
parity price	26
Participants	18
Partnership Securities	67
Partnership Trust	67
Pass-Through Securities	98
Pass-Through Securityholder	99
payment account	14
payment date	32

periodic rate cap	32
PO Securities	98
portfolio interest	72
pre-funded amount	32
pre-funding account	32
pre-funding period	32
Pre-Issuance Accrued Interest	77
Pre-Issuance Accrued Interest Rule	77
prepayment interest shortfall	25
prepayment model	30
prepayment period	24
Pricing Prepayment Assumptions	74
principal cramdown	24
principal-only	15
PTCE	105
publicly offered exception	105
Qualified Reserve Fund	93
Qualifying REIT Interest	90
Rate Bubble Certificate	77
Rating Agency	106
Ratio Securities	98
RCRA	63
Realized loss	24
REITs	66
Relief Act shortfall	24
REMIC	3
REMIC Regulations	66
REO property	43
repurchase price	31
RICO	65
RICs	73
S&P	106
security register	18
Series REMIC	67
servicing advance	44
Single Rate VRDI Certificate	79
SMMEA	112
staged funded assets	29
step-up rate assets	29
strip classes	15
Strip Securities	98
Stripping Regulations	100
Superpremium Certificates	77
Tax Administrator	73
Taxable Mortgage Pools	95
Teaser Certificates	75
TIN	96
title states	54
Title V	57
Title VIII	65
TMP	97
Treasury	66
True Discount	75
trustee	14
U.S. person	23
UBTI	84
UCC	53
UCC states	54
Variable Rate Certificate	78
VRDI	78
WAM	74
Weighted Average Certificates	79

$200,646,000 (Approximate)
Origen Residential Securities, Inc.
Depositor
Origen Manufactured Housing Contract Trust Collateralized Notes,
Series 2006-A
Origen Manufactured Housing Contract Trust 2006-A
Issuing Entity
Free Writing Prospectus
Dated August 22, 2006
Origen Financial L.L.C.
Sponsor, Originator and Servicer
Origen Securitization Company, LLC
Seller
Origen Servicing, Inc.
Subservicer
Citigroup
You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the notes offered hereby in any state where the offer is not permitted.
We do not claim the accuracy of the information in this free writing prospectus and the accompanying prospectus as of any date other than the dates stated on their cover pages.
Dealers will be required to deliver a free writing prospectus and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a free writing prospectus and prospectus until 90 days following the date of this free writing prospectus.